Exhibit 10.12

27 MAY 2016

GE CAPITAL BANK AG

HEINRICH-VON-BRENTANO-STRASSE 2,55130 MAINZ, GERMANY

(“GE CAPITAL”)

AND

CONSTELLIUM ROLLED PRODUCTS SINGEN GMBH & CO. KG

ALUSINGEN-PLATZ 1, 78224 SINGEN, GERMANY

(“ORIGINATOR” / (“KUNDE”)

FACTORING AGREEMENT / FACTORINGVERTRAG

(“AGREEMENT) / (“VERTRAG”)

TABLE OF CONTENT

I.	Clauses

A.	Purchase of Receivables
1.	Purpose of this Agreement
2.	Receivables Purchase Agreement, Offer Letter
3.	Obligation to Purchase
4.	Purchase Price, Due Date, Reserves, Factoring Commission, Financing Commission per Invoice
5.	Guarantee of Dilution Risk, Obligations of the ORIGINATOR regarding Receivables
6.	Bad Debt Coverage of GE CAPITAL
7.	Debtor Limit, Discretionary Debtor Limit
8.	Non-Purchased Receivables, Set-Off Right, Administration Fee

B.	Assignment and Security
9.	Assignment of Receivables, Legal Cause
10.	Cheques, Direct Debit, Bills of Exchange
11.	Liens and Ancillary Rights, Insurance Claims

C.	Factoring Procedure
12.	Full-Service, Inter-Credit®, Smart-Service
13.	Disclosed Procedure/Undisclosed Procedure
14.	Change of Procedure by Partial Termination
15.	Quarterly Account Statement, Tacit Ratification, Time Limit for Objections
16.	Collection Procedure

D.	General Obligations
17.	Negative Pledge
18.	Increased Fiduciary Duty and Duty of Care
19.	Information Undertaking
20.	External Audit Declaration of Consent
21.	Arrangements in Debtor Agreements

E.	Other Terms
22.	Set-Off, Settlement, Reimbursement Claims
23.	Changes in Financing Commission per Invoice / Total Financing Commission
24.	Fees and Expenses

INHALTSVERZEICHNIS

I.	Klausein

A.	Forderungskauf
1.	Zweck dieses Vertrages
2.	Forderungskaufvertrag, Forderungsanzeige
3.	Ankaufspflicht
4.	Kaufpreis, Fälligkeit, Einbehalte, Factoringgebühr, Finanzierungsgebühr auf Einzelrechnungsbasis
5.	Veritätsgarantie, Pflichten des KUNDEN in Bezug auf die Forderungen
6.	Delkrederehaftung von GE CAPITAL
7.	Abnehmerlimit, Abnehmerlimitselbstvergabe
8.	Nicht angekaufte Forderungen, Verrechnungsbefugnis, Verwaltungsgebühr

B.	Abtretung und Sicherungsrechte
9.	Abtretung der Forderungen, Rechtsgrund
10.	Schecks, Lastschriften, Wechsel
11.	Sicherungs- und Nebenrechte, Versicherungsansprüche

C.	Factoring-Verfahren
12.	Full-Service, Inter-Credit®, Smart-Service
13.	Offenes Verfahren/Stilles Verfahren
14.	Verfahrenswechsel durch Teilkündigung
15.	Quartalsabschluss, Genehmigung durch Schweigen, Frist für Einwendungen
16.	Inkassoverfahren

D.	Allgemeine Vertragspflichten
17.	Keine anderweitigen Verfügungen
18.	Erhöhte Treue- und Schutzpflicht
19.	Informationserteilung
20.	Außenprüfung, Einwilligungserklärung
21.	Vertragsgestaltung gegenüber Abnehmern

E.	Sonstige Regelungen
22.	Aufrechnung, Verrechnung, Rückvergütungsansprüche
23.	Änderungen der Finanzierungsgebühr auf Einzelrechnungsbasis / Gesamtfinonzierungsgebühr
24.	Entgelte und Auslagen

25.	Assignability of Claims against GE CAPITAL
26.	Commencement Date, Expiration Date, Termination
27.	Further Elements of this Agreement
28.	Governing Law, Jurisdiction
29.	Severability Clause

F.	Definitions

II.	Schedules
	Schedule 1	(Terms and Conditions)
	Schedule la	(Excluded Debtors)
	Schedule 1b	(Approved Jurisdictions)
	Schedule 2	Declaration of Consent
	Schedule 3	Condition Precedents

III.	Annexes
	Annex 1	Transfer of French Receivables
	Annex 2	Form of Offer Letter
	Annex 3	Trade Credit Insurance Agreement
	Annex 4	Assignment Agreement on Trade Insurance
	Annex 5	Account Pledge Agreement

Note: Terms in italics have the meaning ascribed to them in part F (Definitions).

A. PURCHASE OF RECEIVABLES

1. PURPOSE OF THIS AGREEMENT

1.1 This Agreement shall be the basis for receivables purchase agreements entered into by the ORIGINATOR as seller and GE CAPITAL as purchaser of the relevant Receivable.

1.2 Any amounts paid as purchase price for the Receivables purchased by GE CAPITAL shall enable the ORIGINATOR to primarily satisfy its obligations vis-à-vis its suppliers.

25.	Abtretbarkeit der Ansprüche gegen GE CAPITAL
26.	Vertragsbeginn, Vertragablaufdatum, Kündigung
27.	Weitere Bestandteile des Vertrages
28.	Maßgebliches Recht, Gerichtsstand
29.	Salvatorische Klausel

F.	Definitionen

II.	Anhänge
	Anhang 1	(Konditionen)
	Anhang 1a	(Ausgenommene Abnehmer)
	Anhang 1b	(Anerkannte Rechtsordnungen)
	Anhang 2	Einwilligungserklärung
	Anhang 3	Aufschiebende Bedingungen

III.	Anlagen
	Anlage 1	Übertragung französischer Forderungen
	Anlage 2	Formular für Forderungsanzeigen
	Anlage 3	Warenkreditversicherungvertrag
	Anlage 4	Warenkreditversicherungsabtretungsvertrag
	Anlage 5	Kontoverpfändungsvertrag

Hinweis: Kursiv gedruckte Begriffe haben die in diesem Vertrag näher erläuterte besondere Bedeutung, die sich aus Teil F (Definitionen) ergibt.

A. FORDERUNGSKAUF

1. ZWECK DIESES VERTRAGES

1.1 Dieser Vertrag schafft die Grundlage für Forderungskaufverträge, die zwischen dem KUNDEN als Verkäufer und GE CAPITAL als Käufer der jeweiligen Forderung eingegangen werden.

1.2 Alle Beträge, die als Kaufpreis für die von GE CAPITAL gekauften Forderungen bezahlt werden, sollen den KUNDEN in die Lage versetzen, vorrangig seine Lieferantenverbindlichkeiten erfüllen zu können.

1.3 To the extent that GE CAPITAL does not purchase certain Receivables of the ORIGINATOR, such Receivables shall be assigned to GE CAPITAL subject to clause 9.3 in order to secure claims of GE CAPITAL against the ORIGINATOR resulting from the business relationship and shall be collected by GE CAPITAL.

1.3 Soweit GE CAPITAL bestimmte Forderungen des KUNDEN nicht kauft, sind diese vorbehaltlich Ziffer 9.3 zur Sicherung von Ansprüchen von GE CAPITAL gegen den KUNDEN abzutreten, die aus der Geschäftsbeziehung herrühren und von GE CAPITAL eingezogen werden.

2. RECEIVABLES PURCHASE AGREEMENT, OFFER LETTER	2. FORDERUNGSKAUFVERTRAG, FORDERUNGSANZEIGE

2.1 The ORIGINATOR hereby offers to sell all of its Receivables to GE CAPITAL.	2.1 Hierdurch bietet der KUNDE seine sämtlichen Forderungen GE CAPITAL zum Kauf an.

The ORIGINATOR repeats each offer in respect of each individual Receivable by sending an Offer Letter to GE CAPITAL in the form substantially set out in Annex 2 (Form of Offer Letter).	Der KUNDE wiederholt jedes Angebot in Bezug auf jede einzelne Forderung durch Übersendung einer Forderungsanzeige an GE CAPITAL die im Wesentlichen der Form der Anlage 2 (Formular für Forderungsanzeigen) entspricht.

2.2	2.2

(a) German law Receivables:	(a) Forderungen, die deutschem Recht unterliegen:

Each relevant receivables purchase agreement shall be concluded by GE CAPITAL’S acceptance of the ORIGINATOR’S offer.	Der jeweilige Forderungskaufvertrag kommt dadurch zustande, dass GE CAPITAL das Kaufangebot des KUNDEN annimmt.

Acceptance occurs by booking the relevant Receivable on the Factoring Account. provided that the ORIGINATOR does not need to receive a notice of such book entry.	Die Annahme erfolgt durch Buchung der jeweiligen Forderung auf dem Factoringkonto, ohne dass dem Kunden eine Buchungsmitteilung zugehen muss.

(b) French law Receivables:	(b) Forderungen, die französischem Recht unterliegen:

Notwithstanding the provisions set out in this clause 2 (Receivables Purchase Agreement Offer Letter) with respect to the Receivables governed by German law, title to the Receivables governed by French law shall be transferred to GE CAPITAL in accordance with the provisions set out in Annex 1 (Transfer of French Receivables).	Ungeachtet der in dieser Ziffer 2 (Forderungskaufvertrag, Forderungsanzeige) enthaltenen Bestimmungen im Hinblick auf die Forderungen, die dem deutschen Recht unterliegen, wird die Berechtigung für die Forderungen, die dem französischen Recht unterliegen, gemäß den Bestimmungen in Anlage 1 (Übertragung französischer Forderungen) an GE CAPITAL übertragen.

(c) English law Receivables:	(c) Forderungen, die englischem Recht unterliegen:

Notwithstanding the provisions set out in clause 2 (Receivables Purchase Agreement Offer Letter) with respect to the Receivables governed by German law, title to the Receivables governed by English law shall be transferred to GE CAPITAL in accordance with this clause 2.2 (c):	Ungeachtet der in dieser Ziffer 2 (Forderungskaufvertrag, Forderungsanzeige) enthaltenen Bestimmungen im Hinblick auf die Forderungen, die deutschen Recht unterliegen, wird die Berechtigung für die Forderungen, die dem englischen Recht unterliegen, gemäß den Bestimmungen dieser Ziffer 2.2 (c) an GE CAPITAL übertragen:

The ORIGINATOR will by the process of offer and acceptance set out in this Agreement sell and otherwise assign, transfer and convey to GE CAPITAL, and GE CAPITAL shall purchase and otherwise acquire, all of the ORIGINATOR’S present and future right title and interest in, to the Receivables which are governed by English law.	Der KUNDE wird gemäß dem in diesem Vertrag beschriebenen Prozess des Angebots und der Annahme all seine gegenwärtigen und zukünftigen Rechte, Berechtigungen und Interessen an den Forderungen, die englischem Recht unterliegen, entweder an GE CAPITAL verkaufen oder aber abtreten, übertragen oder übereignen und GE CAPITAL wird diese kaufen oder anders erwerben.

This clause 2.2 (c) shall be governed by English law.	Diese Klausel 2.2 (c) unterliegt englischem Recht.

(d) Swiss law Receivables:	(d) Forderungen, die dem Recht der Schweiz unterliegen:

GE CAPITAL and the ORIGINATOR agree that both the transfer of title to such Receivables and the assignment of such Receivables which are governed by Swiss law, shall be effected in the way as set out in this clause 2 (Receivables Purchase Agreement Offer Letter), but shall be governed by Swiss law.	GE CAPITAL und der KUNDE vereinbaren, dass die Rechtsübertragung und die Abtretung von Forderungen, die dem Schweizer Recht unterliegen, in einer Weise erfolgen, wie diese Ziffer 2 (Forderungskaufvertrag. Forderungsanzeige) es bestimmt: sie unterliegen aber dem Recht der Schweiz.

2.3 The ORIGINATOR is entitled and obliged to send an Offer Letter to GE CAPITAL within 10 Business Days after having dispatched the invoice to the relevant Debtor and the Receivable becoming Eligible.	2.3 Der KUNDE ist berechtigt und verpflichtet innerhalb von 10 Geschäftstagen nachdem er die Rechnung an den jeweiligen Abnehmer abgesandt hat und die Forderung einwandfrei geworden ist, eine Forderungsanzeige an GE CAPITAL zu übersenden.

The ORIGINATOR shall provide GE CAPITAL with separate Offer Letters for each jurisdiction governing the respective Receivables and additionally with a separate Offer Letter for each currency in which a Receivable for each particular jurisdiction may be denominated, or an Offer Letter consolidating several jurisdictions, provided such consolidated Offer Letter will clearly state and differentiate the different Receivables under the several jurisdictions.	Der KUNDE stellt GE CAPITAL separate Forderungsanzeigen für jede für die jeweilige Forderung maßgebliche Jurisdiktion und außerdem separate Forderungsanzeigen für jede Währung, in der eine Forderung für jede einzelne Jurisdiktion lautet oder eine Forderungsanzeige, die verschiedene Jurisdiktionen abdeckt, zur Verfügung, vorausgesetzt dass eine solche konsolidierte Forderungsanzeige die Forderungen eindeutig angibt und zwischen den verschiedenen Forderungen unter den einzelnen Jurisdiktionen unterscheidet.

2.4 The ORIGINATOR is obliged to submit the Offer Letter by data transfer in accordance with Factoring-Satzaufbau or online data entry in Factorlink.	2.4 Der KUNDE ist verpflichtet die Forderungsanzeige durch Datenübertragung gemäß FactoringSatzaufbau oder durch Online-Dateneingabe in Factorlink vorzunehmen.

In addition, the ORIGINATOR is obliged to send to GE CAPITAL a submission form, together with the relevant copies - preferably in the form of a pdf-file or in similar format - of invoices, credit notes and debit notes.	Zusätzlich ist der KUNDE verpflichtet, GE CAPITAL ein Formular zusammen mit den jeweiligen Kopien von Rechnungen, Gutschriften und Belastungsanzeigen - vorzugsweise im PDF oder einem ähnlichen Format - zu übersenden.

GE CAPITAL hereby waives its rights to receive copies of invoices, debit notes and credit notes in hard copy form from the ORIGINATOR, but may revoke such waiver in writing at any time. The ORIGINATOR hereby undertakes to keep and store all invoices, debit notes and credit notes in accordance with applicable laws and regulations and agrees to submit such invoices, debit notes and credit notes to GE CAPITAL in due course upon request.	GE CAPITAL verzichtet hiermit auf sein Recht Kopien von Rechnungen, Belastungsund Gutschriftanzeigen in gedrucktem Format vom KUNDEN zu erhalten, kann diesen Verzicht jedoch jederzeit schriftlich widerrufen. Der KUNDE verpflichtet sich hiermit alle Rechnungen. Belastungs- und Gutschriftanzeigen gemäß den geltenden Vorschriften aufzuheben und aufzubewahren und ist damit einverstanden, diese Rechnungen. Belastungs- und Gutschriftanzeigen GE CAPITAL zu gegebener Zeit auf Anfrage zur Verfügung zu stellen.

3. OBLIGATION TO PURCHASE	3. ANKAUFSPFLICHT

3.1 GE CAPITAL shall accept the ORIGINATOR’S offer to sell a Receivable if the relevant Receivable fulfils the following requirements:	3.1 GE CAPITAL verpflichtet sich, das Verkaufsangebot des KUNDEN anzunehmen, wenn die jeweilige Forderung folgenden Anforderungen entspricht:

(a) the Offer Letter is correct and complete and was dispatched by the ORIGINATOR within the time line set out in clause 2.3; and	(a) die Forderungsanzeige ist richtig und vollständig und wurde rechtzeitig im Sinne von Ziffer 2.3 vom KUNDEN versandt; und

(b) the relevant Receivable is Eligible, and	(b) die jeweilige Forderung besteht einwandfrei; und

(c) the Debtor has been granted a payment term not exceeding 90 days after the relevant invoice date and, for the avoidance of doubt, the remaining outstanding payment term does not exceed 90 days; and	(c) dem Abnehmer wurde ein Zahlungsziel eingeräumt, welches nicht mehr als 90 Tage nach dem jeweiligen Rechnungsdatum liegt und, um Zweifel auszuschließen, das ausstehende Zahlungsziel ist nicht länger als 90 Tage; und

(d) the relevant Receivable is not a claim against an Affiliated Company, and	(d) es handelt sich nicht um eine Forderung gegen ein Nahestehendes Unternehmen; und

(e) the relevant Receivable is within the scope of the Debtor Limit. To the extent that this requirement is only partially fulfilled, GE CAPITAL shall purchase the relevant part of the Receivable, and	(e) die jeweilige Forderung liegt im Rahmen des Abnehmerlimits. Soweit dies nur teilweise der Fall ist soll GE CAPITAL diesen Teil der jeweiligen Forderung ankaufen; und

(f) the sum of the amount of the relevant Receivable and all other purchased and unpaid Receivables against the relevant Debtor or debtor credit unit - within the meaning of § 19 of the German Banking Act - does not exceed 30% of all purchased and unpaid Receivables of the ORIGINATOR against all of his Debtors; and	(f) die Summe der Beträge aus der jeweiligen Forderung und allen sonstigen gekauften und unbezahlten Forderungen gegen den jeweiligen Abnehmer bzw, die Abnehmerkrediteinheit - im Sinne des § 19 Kreditwesengesetz - überschreitet nicht 30% aller gekauften und unbezahlten Forderungen des KUNDEN gegen alle seine Abnehmer, und

(g) each Receivable shall be governed by German law or by Swiss, French or English law. The ORIGINATOR and GE CAPITAL may agree upon the ORIGINATOR’S request and GE CAPITAL’s written confirmation to include Receivables governed by any other law. (i) subject to credit approval by GE CAPITAL, and (ii) subject to confirmation by a legal opinion of a reputable local law firm of the validity and enforceability vis-à-vis third parties of the purchase and assignment of the relevant Receivables, (iii) conclusion of a country specific supplement for such jurisdiction, and (iv) provided that no approval will be given	(g) jede Forderung unterliegt dem deutschen Recht oder dem Schweizer, französischen oder englischen Recht Der KUNDE und GE CAPITAL können auf Anfrage des KUNDEN und nach schriftlicher Bestätigung seitens GE CAPITAL vereinbaren, Forderungen, die einem anderen Recht unterliegen, (i) vorbehaltlich der Kreditzusage durch GE CAPITAL, und (ii) vorbehaltlich einer Bestätigung der Gültigkeit und Durchsetzbarkeit gegenüber Dritten des Kaufs und der Abtretung der jeweiligen Forderung durch ein Rechtsgutachten einer renommierten lokalen Anwaltskanzlei, (iii) vorbehaltlich des Abschlusses einer

when the total outstanding amount of Receivables concerned by such law is less than 1,000,000 (one million) Euro); and	länderspezifischen Ergänzung für die Jurisdiktion, und (iv) unter der Voraussetzung, dass keine Zusage gegeben wird, wenn der gesamte ausstehende Betrag der Forderungen, der ein solches Recht betrifft, weniger als 1.000.000 (eine Million) Euro beträgt; und

(h) the payment of the purchase price in respect of the purchased Receivable will not result in an excess of the Maximum Commitment; and	(h) die Bezahlung des Kaufpreises in Bezug auf die gekaufte Forderung wird das Höchstobligo nicht überschreiten; und

(i) each Receivable shall result from the sale of products and related provision of services in the ordinary course of the ORIGINATOR’s business; and	(i) jede Forderung stammt aus dem Verkauf von Produkten und damit verbundenen Dienstleistungen im gewöhnlichen Geschäftsgang des KUNDEN; und

(j) each Receivable shall be denominated in Euro, US Dollar, GBP or Swiss Franc The ORIGINATOR and GE CAPITAL may agree to include Receivables denominated in any other currency, subject to prior approval by GE CAPITAL; and	(j) jede Forderung ist in Euro, US Dollar, GBP oder Schweizer Franken. Der KUNDE und GE CAPITAL können, nach vorheriger Einwilligung durch GE CAPITAL, zusätzlich jede andere Währung vereinbaren; und

(k) no Receivable shall arise from the context of contracts, where payment, even after unconditional acceptance, is subject to verifying the performance of an obligation by the ORIGINATOR; and	(k) keine Forderung stammt aus Verträgen, bei denen eine Zahlung, auch nach unbedingter Akzeptanz, der Überprüfung der Erfüllung einer Verpflichtung durch den KUNDEN unterliegt; und

(l) except for the Receivables deriving from contractual relationships with Debtors that include tolling and/or pseudo tolling (Materialbeistellung) transactions (such Receivables being subject to the application of clause 22.5 (Reimbursement Claims)), no Receivable shall be subject to a right of setoff or counterclaim that has been exercised by the relevant Debtor.

(l) mit Ausnahme von Forderungen, die sich aus vertraglichen Beziehungen mit Abnehmem, eingeschlossen

Materialbeistellungstransaktionen (solche Forderungen unterliegen der Anwendung der Ziffer 22.5 (Rückvergütungsansprüche)), ergeben, sind keine Forderungen Gegenstand einer Abtretung oder eines Gegenanspruchs, die/der durch den jeweiligen Abnehmer ausgeübt wurde.

3.2 GE CAPITAL shall become obliged to purchase a Receivable if a Receivable that was initially not purchased subsequently fulfils the requirements set out in clause 3.1.	3.2 GE CAPITAL wird ankaufspflichtig, wenn eine Forderung, die zunächst nicht gekauft wird, später den Anforderungen der Ziffer 3.1 entspricht.

3.3 GE CAPITAL will cease to be obliged to purchase any Receivable if based on the	3.3 Die Ankaufspflicht von GE CAPITAL entfällt, wenn GE CAPITAL aufgrund von

facts available to it, GE CAPITAL substantiates that it has reason to believe that the ORIGINATOR does not comply with its obligations vis-à-vis Retaining Suppliers or that Retaining Suppliers revoke the authorisation of the ORIGINATOR to collect Receivables. GE CAPITAL shall inform the ORIGINATOR of such suspension of the obligation to purchase Receivables in due course, and if possible, consult with the ORIGINATOR in advance.	Tatsachen, die GE CAPITAL vorliegen, belegt dass GE CAPITAL Grund zur Annahme hat dass der KUNDE seinen Zahlungsverpflichtungen gegenüber Vorbehaltslieferanten nicht nachkommt oder Vorbehaltslieferanten die Berechtigung des KUNDEN zum Forderungseinzug widerrufen. GE CAPITAL informiert den KUNDEN vom Wegfall der Verpflichtung zum Kauf von Forderungen in angemessener Zeit und unterrichtet den KUNDEN, wenn möglich, im Voraus.

3.4 GE CAPITAL is entitled but not obliged to purchase Receivables which do not fulfil the requirements set out in clause 3.1. In relation to Receivables existing on the Commencement Date, GE CAPITAL will only exercise such right in respect of Receivables which have not been due for more than 60 days.	3.4 GE CAPITAL ist berechtigt jedoch nicht verpflichtet Forderungen anzukaufen, die den Anforderungen der Ziffer 3.1 nicht entsprechen. Für Forderungen, die zu Vertragsbeginn bestehen, wird GE CAPITAL von diesem Recht nur im Hinblick auf solche Forderungen Gebrauch machen, die nicht länger als 60 Tage fällig sind.

3.5 GE CAPITAL will, upon receipt of the relevant Offer Letter, book all Receivables which have not been purchased to the Special Account. Such Receivables shall remain offered for sale.	3.5 GE CAPITAL bucht Forderungen, die nicht angekauft wurden, nach Zugang der jeweiligen Forderungsanzeige auf dem Sonderkonto. Solche Forderungen bleiben weiterhin zum Kauf angeboten.

3.6 The ORIGINATOR’S offer expires only after a period of 10 Business Days set by the ORIGINATOR for GE CAPITAL’S acceptance of such offer has lapsed to no avail.	3.6 Das Kaufangebot des KUNDEN erlischt erst nach erfolglosem Ablauf einer vom KUNDEN gesetzten Frist von 10 Geschäftstagen, in der GE CAPITAL das Kaufangebot annehmen kann.

4. PURCHASE PRICE, DUE DATE, RESERVES, FACTORING COMMISSION, FINANCING COMMISSION PER INVOICE	4. KAUFPREIS, FÄLLIGKEIT, EINBEHALTE, FACTORINGGEBÜHR, FINANZIERUNGSGEBÜHR AUF EINZELRECHNUNGSBASIS

4.1 The purchase price for each purchased Receivable shall be equal to its Nominal Amount, reduced by deductions relating to the relevant Receivable (such as discounts) that were granted to the relevant Debtor by the ORIGINATOR, less the Factoring Commission and the Financing Commission per Invoice.

4.1 Der Kaufpreis für jede angekaufte Forderung entspricht ihrem Nominalbetrag, gemindert um Abzüge auf die jeweiligen Forderungen (z.B. Nachlässe), die dem jeweiligen Abnehmer durch den KUNDEN gewährt werden, abzüglich der Factoringgebühr und der Finanzierungsgebühr auf

Einzelrechnungsbasis.

In the Bad Debt Case, the purchase price is reduced by the VAT amount included in the Receivable which the ORIGINATOR must claim from the tax authorities (see clause 6.4), at the time the legal prerequisites allowing a recovery of such VAT amounts are fulfilled. GE CAPITAL undertakes to provide the ORIGINATOR with all information and documents necessary for claiming such VAT amounts from tax authorities.	Der Kaufpreis mindert sich im Delkrederefall um die in der Forderung enthaltene Umsatzsteuer, die der KUNDE in dem Zeitpunkt von den Finanzämtern zurückfordern muss (siehe Ziffer 6.4), in dem die rechtlichen Voraussetzungen für die Rückforderung der Umsatzsteuer vorliegen. GE CAPITAL verpflichtet sich, dem KUNDEN alle Informationen und Dokumente zur Verfügung zu stellen, die für die Rückforderung dieser Umsatzsteuerbeträge von den Finanzämtern erforderlich sind.

The purchase price (excluding the Purchase Price Reserve and subject to the settlement of the Total Financing Commission) shall fall due when the Receivable is purchased. The Total Financing Commission is paid in advance on each Funding Date for each relevant Adjusted Expected Funding Period per Invoice starting on that date and is subject to applicable VAT and cannot be altered for that relevant Adjusted Expected Funding Period per Invoice after the Funding Date on which it has started.	Der Kaufpreis wird bis auf den Kaufpreiseinbehalt und vorbehaltlich der Abrechnung der Gesamtfinanzierungsgebühr mit dem Forderungskauffällig. Die Gesamtfinanzierungsgebuhr wird zuzüglich Umsatzsteuern vorab an jedem Finanzierungstag für jede Angepasste Erwartete Finanzierungsperiode auf Einzelrechnungsbasis bezahlt, die an dem Tag beginnt und kann für die jeweilige Angepasste Erwartete Finanzierungsperiode auf Einzelrechnungsbasis nach dem Finanzierungstag, an dem sie begonnen hat, nicht mehr verändert werden.

Any payments in respect of the purchase price and any charges are made by book entry by GE CAPITAL on the Settlement Account.	Sämtliche Zahlungen in Bezug auf den Kaufpreis und alle Gebühren erfolgen durch Buchung auf dem Kundenabrechnungskonto durch GE CAPITAL

4.2 The Purchase Price Reserve shall fall due for payment by GE CAPITAL to the ORIGINATOR if and when	4.2 Der Kaufpreiseinbehalt wird zur Zahlung von GE CAPITAL an den KUNDEN fällig, wenn

(i) the Debtor has fully paid the relevant Receivable to GE CAPITAL, but in the Inter-Credit®-Factoring procedure, only after the Reconciliation Process, or	(i) der Abnehmer die jeweilige Forderung an GE CAPITAL bezahlt hat; im Rahmen des Inter-Credit®-Factoring jedoch nur nach dem Stülpvorgang, oder

(ii) it falls due as a Bad Debt Amount (see clause 6.3).	(ii) wenn der Delkrederebetrag fällig ist (siehe Ziffer 6.3).

If the Debtor makes deductions which are less than the Purchase Price Reserve for the relevant Receivable, the Purchase Price Reserve (reduced by such deductions) will	Wenn der Abnehmer Abzüge vomimmt, die weniger als den Kaufpreiseinbehalt für die jeweilige Forderung ausmachen, wird der Kaufpreiseinbehalt (reduziert um die Abzüge)

be credited to the Settlement Account. If the deductions exceed the Purchase Price Reserve, the Settlement Account will be debited accordingly.	dem Kundenabrechnungskonto gutgeschrieben. Wenn die Abzüge den Kauifpreiseinbehalt übersteigen, wird das Kundenabrechnungskonto entsprechend belastet.

4.3 GE CAPITAL shall be entitled to increase the Purchase Price Reserve beyond the agreed amount if and to the extent that GE CAPITAL based on the facts available to it, substantiates that it has reason to believe that	4.3 GE CAPITAL ist berechtigt, den Kaufjpreiseinbehalt über die vereinbarte Höhe hinaus anzuheben, wenn und soweit für GE CAPITAL Tatsachen vorliegen, welche die Annahme rechtfertigen, dass

(a) the ORIGINATOR will not comply with material obligations vis-à-vis GE CAPITAL, in particular because the ORIGINATOR has suffered a financial collapse or such an event is imminent or	(a) der KUNDE wesentlichen Verpflichtungen gegenüber GE CAPITAL nicht nachkommen wird, insbesondere weil er in Vermögensverfall geraten ist oder ein solcher droht, oder

(b) the Purchase Price Reserve is not sufficient to adequately cover invoice reductions by Debtors and credit notes of the ORIGINATOR, whereas for purposes of this clause 4.3 (b) such increase shall be based on the Dilution Rate.	(b) der Kaufpreiseinbehalt nicht ausreicht, um die vom Abnehmer vorgenommenen Kürzungen und Gutschriften des KUNDEN zu decken, wobei die Kürzung zu Zwecken dieser Ziffer 4.3 auf der Dilutionsrate basiert.

GE CAPITAL shall inform the ORIGINATOR of such increase of Purchase Price Reserve in due course, and if possible, consult with the ORIGINATOR in advance.	GE CAPITAL informiert den KUNDEN von der Erhöhung des Kaufpreiseinbehalts in angemessener Zeit, und berät sich wenn möglich mit dem KUNDEN im Voraus.

4.4 In the event of a Notification of Dispute, GE CAPITAL shall, until this matter is settled, be entitled to set aside a Special Purchase Price Reserve and to debit the Settlement Account accordingly.	4.4 Im Falle einer Reklamationsanzeige ist GE CAPITAL, solange diese Angelegenheit nicht geklärt ist, berechtigt, einen Sonderkaufpreiseinbehalt zu bilden und damit das Kundenabrechnungskonto zu belasten.

GE CAPITAL will credit the Special Purchase Price Reserve to the Settlement Account again if and to the extent that it has been established by final and non-appealable judgement or the Debtor has acknowledged, or the ORIGINATOR has provided evidence, that the relevant Receivable is Eligible. If and to the extent that it is established by final and non-appealable judgement that the relevant Receivable is not Eligible, GE CAPITAL will exercise its rights pursuant to clause 5.1	GE CAPITAL wird den Sonderkaufpreiseinbehalt dem Kundenabrechnungskonto wieder gutschreiben, wenn und soweit rechtskräftig festgestellt oder vom Abnehmer anerkannt oder vom KUNDEN nachgewiesen wird, dass die Forderung einwandfrei ist. Wenn und soweit rechtskräftig festgestellt ist, dass die jeweilige Forderung nicht einwandfrei ist, kann GE CAPITAL die Rechte gemäß Ziffer 5.1 geltend machen und die Forderungen in

and will cancel such Receivable as uncollectible from the books in the relevant amount	der jeweiligen Höhe als uneinbringlich ausbuchen.

4.5 To the extent that GE CAPITAL is liable for VAT contained in the relevant Receivable because the ORIGINATOR did not pay, or did not fully pay VAT when due, GE CAPITAL may pay an amount equal to such liability to the tax authorities.	4.5 Soweit GE CAPITAL für die in der jeweiligen Forderung enthaltene Umsatzsteuer haftet, weil der KUNDE sie bei Fälligkeit nicht oder nicht vollständig entrichtet hat, kann GE CAPITAL einen seiner Haftung entsprechenden Betrag an das Finanzamt abführen.

Such payment shall be deemed to be a payment in respect of the purchase price for the relevant Receivable by GE CAPITAL to the ORIGINATOR.	Dies wird als Zahlung der jeweiligen Forderung von GE CAPITAL an den KUNDEN auf den Kaufpreis behandelt.

If such a liability is imminent, GE CAPITAL is entitled to establish a reserve in such amount until the matter of liability has been resolved.	Droht eine solche Haftung, so kann GE CAPITAL bis zur Klärung der Haftungsfrage die entsprechenden Beträge einbehalten.

If GE CAPITAL already paid the relevant part of the purchase price in accordance with clause 4.1, the ORIGINATOR undertakes to repay the amount payable by GE CAPITAL to the tax authorities/the respective reserve to GE CAPITAL GE CAPITAL is entitled to debit the Settlement Account accordingly.	Sofern GE CAPITAL den jeweiligen Teil des Kaufpreises gemäß Ziffer 4.1 bereits bezahlt hat, übernimmt der KUNDE die Rückzahlung des durch GE CAPITAL an die Finanzbehörden zu zahlenden Betrages / des jeweiligen Einbehalts an GE CAPITAL GE CAPITAL ist berechtigt das Kundenabrechnungskonto entsprechend zu belasten.

The ORIGINATOR is obliged, upon reasonable request and in respect of each Receivable, to inform GE CAPITAL about the following:	Der KUNDE ist verpflichtet, GE CAPITAL auf vernünftige Anforderung und bezogen auf die einzelnen Forderungen, zu informieren über:

(a) all overdue VAT liabilities,	(a) alle rückständigen Umsatzsteuerverpflichtungen,

(b) all VAT filings,	(b) alle Umsatzsteueranmeldungen,

(c) all payments in respect of VAT.	(c) alle Zahlungen auf die Umsatzsteuer.

5. GUARANTEE OF DILUTION RISK, OBLIGATIONS OF THE ORIGINATOR REGARDING RECEIVABLES	5. VERITÄTSGARANTIE, PFLICHTEN DES KUNDEN IN BEZUG AUF DIE FORDERUNGEN

5.1 The ORIGINATOR warrants (by way of an independent guarantee) (sichert zu) that each purchased Receivable is and will	5.1 Der KUNDE sichert (im Wege eines selbstständigen Garantieversprechens) zu, dass die gekaufte Forderung einwandfrei ist

continue to be Eligible until it is fully collected by GE CAPITAL (Guarantee of Dilution Risk) and that each Receivable has been originated and monitored in accordance with the Credit and Collection Policies established by the ORIGINATOR.	und bis zum vollständigen Einzug durch GE CAPITAL einwandfrei bleibt (Veritätsgarantie) und dass jede Forderung im Einklang mit den Gutschrift- und Einzugsregeln (Credit and Collection Policies) des KUNDEN entstand.

In the event of a breach of such guarantee, GE CAPITAL may require the reinstatement of the contractually stipulated condition (cure). If this is not possible or unreasonable, or a deadline set for such reinstatement has lapsed unsuccessfully, GE CAPITAL may reduce the purchase price, rescind from the receivable purchase and/or, in the event of negligence or wilful misconduct on the part of the ORIGINATOR, claim indemnification for damages.	Bei einem Verstoß gegen diese Garantie kann GE CAPITAL die Herstellung des vertragsgemäßen Zustandes (Nacherfüllung) verlangen. 1st dies nicht möglich oder nicht zumutbar oder ist eine hierzu gesetzte angemessene Frist erfolglos abgelaufen, so kann GE CAPITAL den Kaufpreis mindern, vom Forderungskauf zurücktreten und/oder, wenn dem KUNDEN Fahrlässigkeit oder Vorsatz zur Last gelegt werden kann, Schadensersatz verlangen.

5.2 If a Debtor claims that the relevant Receivable is not Eligible, the ORIGINATOR must inform GE CAPITAL by sending a Notification of Dispute without undue delay. The ORIGINATOR is further obliged to clarify the matter and, following clarification, to issue a credit note, where applicable.	5.2 Macht ein Abnehmer geltend, dass die jeweilige Forderung nicht einwandfrei ist, so muss der KUNDE GE CAPITAL unverzüglich durch eine Reklamationsanzeige unterrichten. Der KUNDE ist weiter verpflichtet, die Angelegenheit unverzüglich aufzuklären und nach Klärung dem Abnehmer ggf. eine Gutschrift zu erteilen.

5.3 The ORIGINATOR must forward to GE CAPITAL all payments received by it from Debtors without undue delay.	5.3 Der KUNDE ist verpflichtet, alle bei ihm eingehenden Zahlungen der Abnehmer unverzüglich an GE CAPITAL weiterzuleiten.

6. BAD DEBT COVERAGE OF GE CAPITAL	6. DELKREDEREHAFTUNG VON GE CAPITAL

6.1 GE CAPITAL assumes the Bad Debt Coverage for each purchased Receivable, to the extent that such purchased Receivable is Eligible.	6.1 GE CAPITAL übernimmt für jede gekaufte Forderung, soweit diese einwandfrei ist, die Delkrederehaftung.

6.2 The Bad Debt Case occurs if the Debtor	6.2 Der Delkrederefall tritt ein. wenn der Abnehmer

(a) fails to pay a Receivable within 120 days after its due date without disputing its obligation to pay prior to or after the expiry of such period (unless the dispute has been retracted, accepted by GE Capital or adjudicated to be unjustified); or	(a) nicht innerhalb von 120 Tagen nach Fälligkeit der Forderung zahlt, ohne vor oder nach Ablauf der Frist seine Zahlungsverpflichtung zu bestreiten (soweit nicht das Bestreiten der Zahlungsverpflichtung aufgegeben, von GE Capital akzeptiert oder gerichtlich als unbegründet festgestellt wurde), oder

(b) is Unable to Pay.	(b) zahlungsunfähig ist.

6.3 The Bad Debt Amount is settled promptly after the occurrence of the Bad Debt Case, but not before the expiration of a 120-day-period after the due date of the Receivable.	6.3 Die Abrechnung des Delkrederebetrages erfolgt nach Eintritt des Delkrederefalls, jedoch nicht vor Ablauf von 120 Tagen nach Fälligkeit der Forderung.

6.4 If the ORIGINATOR already paid VAT for the relevant Receivable and the tax authorities legitimately refuse to refund/offset such VAT, GE CAPITAL is obliged to pay that part of the purchase price as well (see clause 4.1, paragraph 2).	6.4 Wenn der KUNDE die Umsatzsteuer für die jeweilige Forderung bereits entrichtet hat und das Finanzamt berechtigterweise deren Rückerstattung/Verrechnung ablehnen sollte, ist GE CAPITAL auch insoweit zur Leistung verpflichtet (siehe Ziffer 4.1, Absatz 2).

7. DEBTOR LIMIT, DISCRETIONARY DEBTOR LIMIT	7. ABNEHMERLIMIT, ABNEHMERLIMITSELBSTVERGABE

7.1 At the ORIGINATOR’s request, GE CAPITAL sets Debtor Limits at its reasonable discretion on the basis of the relevant Debtor’s creditworthiness and reliability following the amount of credit limit set out for each Debtor by the relevant credit insurance.	7.1 Auf Anforderung des KUNDEN bestimmt GE CAPITAL Abnehmerlimits nach billigem Ermessen auf Grundlage der jeweiligen Bonität und Zuverlässigkeit des jeweiligen Abnehmers in Höhe des Kreditlimits, welches für jeden Abnehmer vom jeweiligen Kreditversicherer festgelegt ist.

GE CAPITAL is – on the basis of the relevant Debtor’s creditworthiness and reliability considering the amount of credit limit set out for each Debtor by the relevant credit insurance – entitled to modify (including cancellation) Debtor Limits at any time. GE CAPITAL will inform the ORIGINATOR on any deviation from the limits set by the relevant credit insurance. Such modification neither applies to purchased Receivables nor to Receivables for which the ORIGINATOR has already provided the consideration (Gegenleistung) to its Debtor before having received the modification notice and where such consideration cannot be reclaimed by the ORIGINATOR from the relevant Debtor.”	GE CAPITAL ist - basierend auf der Bonität und Zuverlässigkeit des Abnehmers in Anbetracht der Höhe des Kreditlimits, das für jeden Abnehmer vom jeweiligen Kreditversicherer festgelegt wird - jederzeit zu Änderungen (einschließlich Streichungen) des Abnehmerlimits berechtigt. GE CAPITAL setzt den KUNDEN über jede Abweichung der vom jeweiligen Kreditversicherer festgelegten Limits in Kenntnis. Eine solche Änderung gilt jedoch weder für bereits gekaufte Forderungen noch für Forderungen, für die der KUNDE schon vor der Änderungsmitteilung die Gegenleistung an seinen Abnehmer erbracht hat und die nicht mehr durch den KUNDEN vom jeweiligen Abnehmer zurückgefordert werden kann.

7.2 Until revocation of such right by GE CAPITAL, the ORIGINATOR is entitled to set a Discretionary Debtor Limit.	7.2 Bis zum Widerruf durch GE CAPITAL hat der KUNDE das Recht zur Abnehmerlimitselbstvergabe.

Any Discretionary Debtor Limit becomes effective unless GE CAPITAL objects to it without undue delay.	Die Abnehmerlimitselbstvergobe wird wirksam, wenn GE CAPITAL ihr nicht unverzüglich widerspricht.

The ORIGINATOR determines the amount of any Discretionary Debtor Limit, which is limited, however, to an amount equal to the maximum amount for Discretionary Debtor Limits pursuant to schedule 1 (Terms and Conditions), in accordance with the following provisions:

Im Rahmen der Abnehmerlimitselbstvergabe setzt der KUNDE die Höhe des Abnehmerlimits, maximal jedoch den Höchstbetrag für Abnehmerlimitselbstvergaben gemäß Anhang 1 (Konditionen), unter Beachtung des Folgenden fest:

(a) If the ORIGINATOR delivered goods to a Debtor at least twice within the preceding 12-month-period and the Debtor duly paid for such goods within 60 days after the relevant due date, the ORIGINATOR may set a Debtor Limit for such Debtor of up to 150% of the sum of all unpaid Receivables owed from such Debtor to the ORIGINATOR at a particular point in time during the aforementioned 12-month-period.	(a) Wenn ein Abnehmer innerhalb der letzten 12 Monate mindestens zweimal Ware vom KUNDEN bezogen und diese spätestens 60 Tage nach dem jeweiligen Fälligkeitsdatum ordnungsgemäß bezahlt hat, kann der KUNDE für diesen Abnehmer ein Abnehmerlimit von bis zu 150% aller offenen Forderungen des KUNDEN gegen diesen Abnehmer zu einem bestimmten Zeitpunkt innerhalb des 12-Monats-Zeitraums festlegen.

(b) In all other cases, the amount of the Debtor Limit must be justifiable beyond doubt by information (not older than 12 months) provided by a commercial inquiry agency or a bank	(b) In allen anderen Fällen muss die Höhe des Abnehmerlimits durch eine Auskunft (nicht älter als 12 Monate) einer Berufsauskunftei oder Bank zweifelsfrei gerechtfertigt sein.

7.3 At GE CAPITAL’S request, the ORIGINATOR must provide information about the satisfaction of the requirements set out in clause 7.2 (a) or 7.2 (b), as the case may be, in respect of the Discretionary Debtor Limit and submit the relevant documents.	7.3 Auf Anforderung von GE CAPITAL hat der KUNDE über die Erfüllung seiner Verpflichtungen gemäß Ziffer 7.2 (a) oder 7.2 (b) in Bezug auf die Abnehmerlimitselbstvergabe Auskunft zu erteilen und die zugehörigen Unterlagen vorzulegen.

7.4 GE CAPITAL may always replace any Discretionary Debtor Limits with Debtor Limits set by it.	7.4 GE CAPITAL hat jederzeit das Recht, Abnehmerlimitselbstvergaben durch eigene Abnehmerlimit-Festsetzungen zu ersetzen.

7.5 The amount of the fee charged by GE CAPITAL to establish a Debtor Limit is set out in schedule 1 (Terms and Conditions). Discretionary Debtor Limits are free of charge.	7.5 Für die Einräumung eines Abnehmerlimits berechnet GE CAPITAL eine Gebühr, deren Höhe in Anhang 1 (Konditionen) geregelt ist. Abnehmerlimitselbstvergaben sind gebührenfrei.

8. NON-PURCHASED RECEIVABLES, SET-OFF RIGHT, ADMINISTRATION FEE	8. NICHT ANGEKAUFTE FORDERUNGEN, VERRECHNUNGSBEFUGNIS, VERWALTUNGSGEBÜHR

8.1 Upon revocation of the Undisclosed Procedure in accordance with clause 13, GE CAPITAL may also collect Receivables, which have not been purchased. To the extent that the relevant authorisation does not arise from clause 9, the ORIGINATOR hereby authorises GE CAPITAL to collect such Receivables.	8.1 Mit Widerruf des Stillen Verfahrens gemäß Ziffer 13 kann GE Capital auch die nicht angekauften Forderungen einziehen. Soweit sich die Befugnis dazu nicht aus Ziffer 9 ergibt, erteilt der KUNDE GE CAPITAL hiermit eine entsprechende Einziehungsermächtigung.

8.2 Any payments made by Debtors in respect of such Receivables shall be credited to the Settlement Account, but in the Inter-Credit®-Factoring only after the Reconciliation Process.	8.2 Die Zahlungen der Abnehmer dafür werden dem Kundenabrechnungskonto gutgeschrieben, jedoch im Falle des Inter-Credit®-Factoring nur nach dem Stülpvorgang.

Clause 4.5 shall apply mutatis mutandis to any VAT amount which is contained in the relevant Receivables.	Ziffer 4.5 gilt sinngemäß für eine Umsatzsteuer, die in den jeweiligen Forderungen enthalten ist.

GE CAPITAL is entitled to set off the proceeds from the collection of Receivables, which have not been purchased against its claims vis-à-vis the ORIGINATOR. To the extent that such counter-claims do not arise from the balance of the Settlement Account, the proceeds will be made available to the ORIGINATOR as part of the credit balance on the Settlement Account. The rights of Retaining Suppliers shall not be affected thereby.	GE CAPITAL ist zur Aufrechnung der Einnahmen aus der Einziehung von Forderungen, die nicht gekauft wurden, gegen ihre Ansprüche gegenüber dem KUNDEN berechtigt Soweit solche Gegenansprüche nicht aus einem Saldo des Kundenabrechnungskontos hergeleitet werden, wird der Erlös dem KUNDEN als Teil des Guthabens des Kundenabrechnungskontos zur Verfügung gestellt. Die Rechte der Vorbehaltslieferanten sollen hiervon nicht berührt werden.

8.3 GE CAPITAL shall receive an Administration Fee as set out in schedule 1 (Terms and Conditions) for the administration of Receivables, which have not been purchased. The Administration Fee shall fall due when the relevant Receivable is booked to the Special Account and will be charged to the Settlement Account.	8.3 GE CAPITAL erhält für die Verwaltung der Forderungen, die nicht gekauft werden, eine Verwaltungsgebühr gemäß Anhang 1 (Konditionen). Die Verwaltungsgebühr wird mit Buchung der jeweiligen Forderung auf dem Sonderkonto fällig und dem Kundenabrechnungskonto belastet.

B. ASSIGNMENT AND SECURITY	B. ABTRETUNG UND SICHERUNGSRECHTE

9. ASSIGNMENT OF RECEIVABLES, LEGAL CAUSE	9. ABTRETUNG DER FORDERUNGEN, RECHTSGRUND

9.1 The ORIGINATOR hereby assigns any and all Receivables to GE CAPITAL GE CAPITAL hereby accepts such assignment.	9.1 Der KUNDE tritt hiermit alle Forderungen an GE CAPITAL ab. GE CAPITAL nimmt diese Abtretung hiermit an.

9.2 The legal cause for the assignment of each purchased Receivable is the relevant receivables purchase agreement.	9.2 Der Rechtsgrund für die Abtretung angekaufter Forderungen ist der jeweilige Forderungskaufvertrag.

The assignment of Receivables, which have not been purchased and the proceeds resulting from the collection of any Receivables, which have not been purchased shall secure any and all existing and future claims which GE CAPITAL may have against the ORIGINATOR in connection with their overall business relationship.	Die Abtretung der nicht angekauften Forderungen und die Erlöse aus dem Einzug nicht angekaufter Forderungen dienen der Sicherung aller gegenwärtig bestehenden und zukünftig entstehenden Ansprüche von GE CAPITAL gegen den KUNDEN aus der Geschäftsbeziehung mit ihm insgesamt.

For each Receivable that has already been assigned to GE CAPITAL at the time of booking the relevant Receivable on the Factoring Account (as set out in clause 2.2), the legal cause for such assignment shall be replaced by the relevant receivables purchase agreement upon crediting of the cash portion of the purchase price (purchase of the relevant Receivable as opposed to assignment for security purposes).	Für jede Forderung, die im Zeitpunkt ihrer Verbuchung auf dem Factoringkonto (wie in Ziffer 2.2 festgelegt) bereits abgetreten war, wird der Rechtsgrund für eine solche Abtretung durch den jeweiligen Forderungskaufvertrag, unter Anrechnung des Baranteils auf den Kaufpreis, ersetzt (Kauf der jeweiligen Forderung statt Abtretung zu Sicherungszwecken).

9.3 In respect of Receivables which have not been purchased, the following provisions shall apply:	9.3 Im Hinblick auf nicht angekaufte Forderungen gilt das Folgende:

The assignment shall not include Receivables that the ORIGINATOR assigned or will assign to Retaining Suppliers in connection with an extended retention of title arrangement (partial in rem waiver of rights). If and to the extent that the extended retention of title subsequently ceases to exist, the assignment of the relevant Receivable shall become valid and effective.	Die Abtretung bezieht sich nicht auf Forderungen, welche der KUNDE an seine Vorbehaltslieferanten im Zusammenhang mit einer Vereinbarung eines verlängerten Eigentumsvorbehalts abgetreten hat oder abtreten wird (dingliche Teilverzichtsklausel). Falls und soweit der verlängerte Eigentumsvorbehalt zu einem späteren Zeitpunkt entfällt, wird die Abtretung der jeweiligen Forderung gültig und wirksam.

Clause 11.3 shall apply mutatis mutandis to the limitation of the claim to demand security and the obligation to release security.	Ziffer 11.3 gilt sinngemäß für die Beschränkung des Anspruchs, Sicherheiten zu verlangen und die Verpflichtung, Sicherheiten freizugeben.

9.4 To the extent that the assignment pursuant to clause 9.1 does not result in the valid and unchallengeable ownership of GE CAPITAL in a purchased Receivable, the following provision shall apply: Subject to the condition precedent of entering into a respective receivables purchase agreement, the ORIGINATOR hereby assigns the relevant Receivable to GE CAPITAL and GE CAPITAL hereby accepts such assignment.	9.4 Soweit die Abtretung gemäß Ziffer 9.1 nicht zu einer gültigen und unanfechtbaren Inhaberschaft von GE CAPITAL an der angekauften Forderung führt, soll die folgende Bestimmung gelten: Vorbehaltlich der aufschiebenden Bedingung des Abschlusses eines Forderungskaufvertrages tritt der KUNDE hiermit die jeweilige Forderung an GE CAPITAL ab und GE CAPITAL nimmt die Abtretung hiermit an.

10. CHEQUES, DIRECT DEBIT, BILLS OF EXCHANGE	10. SCHECKS, LASTSCHRIFTEN, WECHSEL

10.1 If the ORIGINATOR receives payments in respect of Receivables in any other form (in particular by way of bill of exchange or cheque), GE CAPITAL and the ORIGINATOR hereby agree that title to such instruments will transfer to GE CAPITAL as soon as the ORIGINATOR acquires title. Furthermore, the ORIGINATOR hereby assigns to GE CAPITAL any and all rights arising from such instruments. GE CAPITAL hereby accepts such assignments.	10.1 Gehen Zahlungen auf Forderungen in anderer Form (insbesondere in Form von Wechseln oder Schecks) bei dem KUNDEN ein, sind sich GE CAPITAL und der KUNDE darüber einig, dass das Eigentum an diesen Papieren auf GE CAPITAL übergeht, sobald es der KUNDE erwirbt. Der Kunde tritt ferner alle ihm aus den Papieren zustehenden Rechte an GE CAPITAL ab. GE CAPITAL nimmt die Abtretung hiermit an.

The delivery of any cheques and bills of exchange, which may at any time be in the ORIGINATOR’s possession, to GE CAPITAL is replaced by the ORIGINATOR keeping such instruments in gratuitous custody for GE CAPITAL. If the ORIGINATOR does not acquire direct possession, it hereby assigns to GE CAPITAL its claim for restitution against third parties. GE CAPITAL hereby accepts such assignments.	Die Übergabe der Schecks und Wechsel, die in den unmittelbaren Besitz des KUNDEN gelangen, werden dadurch ersetzt, dass GE CAPITAL und der KUNDE hiermit einen unentgeltlichen Verwahrungsvertrag vereinbaren. Für den Fall, dass der KUNDE nicht unmittelbarer Besitzer wird, tritt er bereits jetzt seinen Herausgabeanspruch gegen Dritte an GE CAPITAL ab. GE CAPITAL nimmt diese Abtretung hiermit an.

10.2 The ORIGINATOR shall deliver and - to the extent necessary - endorse the instruments and any documents relating thereto to GE CAPITAL without undue delay. Until delivery to GE CAPITAL the ORIGINATOR must take all steps that are necessary to preserve the rights resulting from such instruments.	10.2 Der KUNDE wird die Papiere – soweit erforderlich – mit seinem Indossament versehen und die dazugehörigen Unterlagen unverzüglich GE CAPITAL abliefern. Der KUNDE hat bis zur Herausgabe an GE CAPITAL alle Maßnahmen, die zum Erhalt der Rechte aus den Papieren erforderlich sind, zu ergreifen.

The ORIGINATOR hereby authorises GE CAPITAL to sign bills of exchange on behalf of the ORIGINATOR as drawer and to endorse bills of exchange and cheques in the ORIGINATOR’s name.	Der KUNDE bevollmächtigt GE CAPITAL hiermit, Wechsel in Vertretung des KUNDEN zu unterzeichnen und Wechsel und Schecks im Namen des KUNDEN zu indossieren.

10.3 GE CAPITAL shall be entitled but not obliged to credit directly, but subject to their respective cashing, any equivalent amounts of cheques, debit entries and bills of exchange. If the relevant instruments are not irrevocably cashed, the underlying Receivable shall be treated as if it had originally not been paid.	10.3 GE CAPITAL ist berechtigt, jedoch nicht verpflichtet, Schecks, Lastschriften und Wechsel vorbehaltlich ihrer Einlösung sofort gutzuschreiben. Werden die maßgeblichen Papiere nicht unwiderruflich eingelöst, so sind die zugrundeliegenden Forderungen so zu behandeln, als ob sie ursprünglich nicht bezahlt wurden.

11. LIENS AND ANCILLARY RIGHTS, INSURANCE CLAIMS	11. SICHERUNGS- UND NEBENRECHTE; VERSICHERUNGSANSPRÜCHE

11.1 The ORIGINATOR hereby transfers to GE CAPITAL, who accepts such transfer, any and all rights and claims (other than the Receivable itself) arising under or in connection with the relevant contract with the Debtor, including:	11.1 Der KUNDE überträgt hiermit an die dies annehmende GE CAPITAL alle Rechte und Ansprüche, die dem KUNDEN (außer der Forderung selbst) aus oder im Zusammenhang mit dem jeweiligen Vertrag mit dem Abnehmer zustehen, insbesondere:

(a) all ownership and inchoate rights in the underlying assets with respect to assigned Receivables that the ORIGINATOR may have or acquire, which are particularly set out in invoices relating to assigned Receivables, provided that the ORIGINATOR shall continue to be entitled to resell such assets to the Debtor.	(a) alle Eigentums- und Anwartschaftsrechte in Bezug auf die abgetretenen Forderungen, die dem KUNDEN zustehen oder die er erwirbt und die teilweise in Rechnungen, bezogen auf die abgetretenen Forderungen, festgelegt sind, wobei der KUNDE zur Weiterveräußerung der jeweiligen (Vermögens-)Gegenstände an den Abnehmer berechtigt bleibt.

(b) any and all claims for delivery of such assets, in particular in the event of an unwinding of the contract, as well as the right to rescind the contract.	(b) alle Ansprüche auf Lieferung dieser (Vermögens-)Gegenstände, insbesondere im Falle der Rückabwicklung des Vertrages sowie das Recht, vom Vertrag zurückzutreten.

(c) in the event of a sale by consignment, any claims against the carrier and the right of pursuit.	(c) im Falle des Versendungskaufes, die Ansprüche gegen den Transporteur und das Verfolgungsrecht.

(d) all rights of the ORIGINATOR arising from an extended retention of title arrangement within the meaning of clause 21 (d), in particular, the claim of the Debtor resulting from the resale of the relevant assets.	(d) alle Rechte des KUNDEN, die infolge eines verlängerten Eigentumsvorbehalts gemäß Ziffer 21 (d) entstehen, insbesondere den Anspruch des Abnehmers aus dem Wiederverkauf der jeweiligen (Vermögens-)Gegenstände.

(e) the ORIGINATOR’s right to request the insolvency administrator to exercise its rights in an insolvency of the Debtor.	(e) das Recht des KUNDEN im Falle einer Insolvenz des Abnehmers, den Insolvenzverwalter zur Ausübung seiner Rechte aufzufordem.

To the extent that such transfer is subject to specific additional requirements, the ORIGINATOR undertakes to comply with any such requirements in the required form.	Soweit die Übertragung von besonderen Voraussetzungen abhängig ist, verpflichtet sich der KUNDE, sie in der erforderlichen Weise vorzunehmen.

To the extent that the ORIGINATOR holds or reacquires direct possession of such assets, the ORIGINATOR shall keep such assets for GE CAPITAL in gratuitous custody and separate from any other goods and waives any claims for reimbursement of expenses.	Soweit der KUNDE noch oder wieder unmittelbarer Besitzer solcher (Vermögens-)Gegenstände ist, verwahrt er diese für GE CAPITAL unentgeltlich und getrennt von anderen Waren und verzichtet auf Aufwendungsersatzansprüche.

11.2 The ORIGINATOR and GE CAPITAL agree that GE CAPITAL acquires a lien and a retention right with respect to the securities and chattels, of which it may have or acquire possession in the course of business with the ORIGINATOR.	11.2 Der KUNDE und GE CAPITAL sind sich darüber einig, dass GE CAPITAL ein Pfand-sowie ein Zurückbehaltungsrecht in Bezug auf die Sicherheiten und Sachen zustehen, welche GE CAPITAL im Rahmen der Geschäftsbeziehung mit dem KUNDEN erworben hat oder erwirbt.

GE CAPITAL also acquires a lien and a retention right with respect to any claims arising from the business relationship (e.g. credit balances) that the ORIGINATOR has or will acquire against GE CAPITAL.	GE CAPITAL erwirbt auch ein Pfandrecht und ein Zurückbehaltungsrecht im Hinblick auf die Ansprüche aus der Geschäftsverbindung (z.B. Kontoguthaben), die der KUNDE gegen GE CAPITAL erworben hat oder erwerben wird.

Such liens and the retention right shall secure all existing, future and contingent claims of GE CAPITAL against the ORIGINATOR arising from the business relationship.	Das Pfandrecht sowie das Zurückbehaltungsrecht dienen der Sicherung aller bestehenden, künftigen und bedingten Ansprüche, die GE CAPITAL aus der Geschäftsverbindung gegen den KUNDEN zustehen.

If GE CAPITAL acquires control over monies or other assets under the condition that they may only be used for a certain purpose. GE CAPITAL’s lien does not extend to such assets and in this case. GE CAPITAL shall not have a retention right.	Wenn GE CAPITAL die Herrschaft über Gelder oder andere Werte erwirbt, die nur für einen bestimmten Zweck verwendet werden sollen, wird sich das Pfandrecht von GE CAPITAL nicht auf solche Werte erstrecken und in einem solchen Fall soll GE CAPITAL auch kein Zurückbehaltungsrecht zustehen.

11.3 If the realisable value of all security interests not only temporarily exceeds the total amount of all claims arising from the business relationship (Cover Limit), GE CAPITAL shall, at the ORIGINATOR’s request, release security interests in the discretion of GE CAPITAL in the amount exceeding the Cover Limit.	11.3 Wenn der realisierbare Wert aller Sicherheiten den Gesamtbetrag aller Ansprüche (Deckungsgrenze) nicht nur vorübergehend übersteigt, hat GE CAPITAL auf Verlangen des KUNDEN Sicherheiten nach Wahl von GE CAPITAL freizugeben, und zwar in Höhe des die Deckungsgrenze übersteigenden Betrages.

When selecting the security interests to be released. GE CAPITAL will consider the legitimate interests of the ORIGINATOR and any third party that provided security for the ORIGINATOR’s obligations.	GE CAPITAL wird bei der Auswahl der freizugebenden Sicherheiten auf die berechtigten Interessen des KUNDEN und eines dritten Sicherungsgebers, der für die Verbindlichkeiten des KUNDEN Sicherheiten bestellt hat, Rücksicht nehmen.

11.4 GE CAPITAL will only enforce the security interests if the ORIGINATOR is in payment default and a grace period of at least two weeks set by GE CAPITAL before the commencement of enforcement actions has expired to no avail.	11.4 GE CAPITAL wird ihr gestellte Sicherheiten nur verwerten, wenn der KUNDE sich in Zahlungsverzug befindet und eine von GE CAPITAL vor dem Beginn der Zwangsvollstreckung gesetzte Nachfrist von mindestens zwei Wochen fruchtlos abgelaufen ist.

The Receivables assigned for security purposes are enforced by collection in the Undisclosed Procedure and the net proceeds resulting from such enforcement are set off against the ORIGINATOR’s obligations owed to GE CAPITAL.	Die Verwertung der zur Sicherheit abgetretenen Forderungen erfolgt durch deren Einzug im Stillen Verfahren und Verrechnung der Reinerlöse aus dem Einzug mit den Verbindlichkeiten des KUNDEN gegenüber GE CAPITAL.

GE CAPITAL will credit the net enforcement proceeds to the Settlement Account.	GE CAPITAL wird den Reinerlös aus der Verwertung dem Kundenabrechnungskonto gutschreiben.

11.5 If facts emerge which indicate that the payment of a purchased Receivable by the Debtor may be at risk, the ORIGINATOR must, upon request by and at the expense of GE CAPITAL, take back the relevant goods.	11.5 Der KUNDE muss auf Weisung und auf Kosten von GE CAPITAL die betreffende Ware zurücknehmen, wenn Tatsachen bekannt werden, die eine Bezahlung einer gekauften Forderung durch den Abnehmer als gefährdet erscheinen lassen.

GE CAPITAL may also take possession of the goods or store such goods at a third party’s premises.	GE CAPITAL kann die Ware auch in Besitz nehmen oder bei einem Dritten einlagern.

GE CAPITAL’s Bad Debt Coverage, if applicable, shall remain unaffected thereby.	Die Delkrederehaftung von GE CAPITAL soll, sofern einschlägig, hiervon unberührt bleiben.

The realisation of returned goods shall be for the benefit and at the expense of GE CAPITAL who will also determine the method of enforcement.	Die Verwertung der zurückgenommenen Ware erfolgt zu Gunsten und auf Kosten von GE CAPITAL, die auch die Art und Weise der Verwertung bestimmt.

11.6 The ORIGINATOR shall use its best efforts to support GE CAPITAL without remuneration in enforcing and realising all security interests, rights and claims.	11.6 Der KUNDE hat sich unentgeltlich nach besten Kräften zu bemühen, GE CAPITAL bei der Durchsetzung und Verwertung sämtlicher Sicherheiten, Rechte und Ansprüche zu unterstützen.

11.7 The ORIGINATOR undertakes to structure its credit insurances in such a way that in each year the maximum annual indemnification amount under the relevant credit insurance is sufficient to cover the applicable credit limit of the top five Debtors of the ORIGINATOR in respect of this Agreement.	11.7 Der KUNDE verpflichtet sich, seine Kreditversicherungen so zu strukturieren, dass in jedem Jahr der maximale jährliche Entschädigungsbetrag der jeweiligen Kreditversicherung zur Deckung des maßgeblichen Kreditlimits der Top-Five-Abnehmer des KUNDEN im Hinblick auf diesen Vertrag ausreicht.

Any changes to the terms of the insurance policies and any changes to the insurance companies require prior approval by GE CAPITAL, and such approval may not be unreasonably withheld.	Alle Änderungen der Versicherungsbedingungen und alle Wechsel der Versicherungsuntemehmen bedürfen der vorherigen Einwilligung von GE CAPITAL, die nicht unbillig verweigert werden darf.

The ORIGINATOR and GE CAPITAL shall enter into an additional agreement with respect to the assignment of claims under trade credit insurances, as set out in Annex 3 (Trade Credit Insurance Agreement), and will enter into specific trade credit insurance assignment agreements, for each trade credit insurer (Warenkreditversicherer) substantially in the form set out in Annex 4 (Assignment Agreements on Trade Credit Insurance) hereto.	Der KUNDE und GE CAPITAL schließen einen zusätzlichen Vertrag über die Abtretung von Ansprüchen aus den Warenkreditversicherungen ab, wie sie in Anlage 3 (Warenkreditversicherungsvertrag) festgelegt sind, und werden spezielle Warenkreditversicherungsabtretungsverträge für jeden Warenkreditversicherer abschließen, die im Wesentlichen denen im Anhang 4 (Warenkreditversicherungsabtretungsvertrag) entsprechen.

The ORIGINATOR undertakes to notify each trade credit insurer (Warenkreditversicherer) of the assignment pursuant to this clause in substantially the form as set out in Annex 4 (Assignment Agreements on Trade Credit Insurance).	Der KUNDE verpflichtet sich, jeden Warenkreditversicherer von der Abtretung gemäß dieser Ziffer in der Form, die im Wesentlichen der in Anlage 4 festgelegten Form (Warenkreditversicherungsabtretungsvertrag) entspricht, zu unterrichten.

C. FACTORING PROCEDURE	C. FACTORING-VERFAHREN

12. FULL-SERVICE, INTER-CREDIT®, SMART-SERVICE	12. FULL-SERVICE, INTER-CREDIT®, SMART-SERVICE

12.1 Schedule 1 (Terms and Conditions) sets out whether the accounts receivable bookkeeping and dunning procedure follow the rules of Full-Service-Factoring, Inter-Credit®-Factoring or Smart-Service-Factoring.	12.1 Aus Anhang 1 (Konditionen) ist ersichtlich, ob die Debitorenbuchhaltung und das Mahnwesen nach Maßgabe des Full-Service-Factoring, des Inter-Credit®-Factoring oder des Smart-Service-Factoring erfolgt.

12.2 The following rules apply to the bookkeeping:	12.2 Für die Buchhaltung gilt:

In all instances, the ORIGINATOR transfers the data relating to Receivables, such as invoices, credit notes, debit notes and Notifications of Dispute by submitting the relevant documents and/or through Factoring-Satzaufbau and/or by manually entering data of invoices/credit notes online in Factorlink.	In allen Fällen übermittelt der KUNDE die Daten zu den Forderungen, wie Rechnungen, Gutschriften, Lastschriften und Reklamationsanzeigen durch Übersendung der entsprechenden Unterlagen und/oder Factoring-Satzaufbau und/oder durch manuelle Rech-nungs/Gutschriftserfassung online in Factorlink.

In the Full-Service-Factoring und Smart-Service-Factoring procedures, the Debtors’ payments are booked directly by GE CAPITAL to the Debtors’ Accounts.	Im Full-Service-Factoring und Smart-Service-Factoring erfolgt die Buchung von Zahlungen der Abnehmer direkt durch GE CAPITAL auf den Debitorenkonten.

In the lnter-Credit®-Factoring procedure, the Debtors’ payments shall be booked by GE CAPITAL to the Incoming Payment Settlement Account. Any accounting documents that GE CAPITAL may have shall be delivered to the ORIGINATOR who books the payments on the debits side and relates them to the relevant invoices. At least once a week, the ORIGINATOR shall send its complete Open Items File to GE CAPITAL through Factoring-Satzaufbau. Upon receipt of such data, GE CAPITAL will perform a Reconciliation Process and will adjust all other Accounts kept in connection with the factoring arrangement.	Beim Inter-Credit®-Factoring werden die Zahlungen der Abnehmer von GE CAPITAL auf dem Zahlungseingangsverrechnungskonto gebucht. Die GE CAPITAL verfügbaren Buchungsunterlagen werden dem KUNDEN überlassen, der die Zahlungen debitorisch bucht und den jeweiligen Rechnungen zuordnet. Mindestens einmal pro Woche übermittelt der KUNDE seine gesamte Offene Posten Datei durch Factoring-Satzaufbau an GE CAPITAL GE CAPITAL wird nach Erhalt dieser Daten einen Stülpvorgang vornehmen und auch alle übrigen im Factoring geführten Konten ausgleichen.

In the Inter-Credit®-Factoring procedure, the ORIGINATOR must keep the accounts receivable books in such a manner that arrears of postings are avoided and that the Open Items File is correct and up-to-date on a daily basis.	Beim lnter-Credit®-Factoring muss der KUNDE die Forderungsbücher in einer Weise führen, dass Buchungsrückstände vermieden werden und die Offene Posten Datei richtig und tagesaktuell ist.

12.3 The following rules apply to the dunning procedure:	12.3 Für das Mahnwesen gilt:

If the Debtor fails to pay the relevant Receivable on the due date, 3 dunning runs in cycles of 14 days will generally be performed. If the relevant Receivable is not completely discharged within a period of 60 days after its due date, GE CAPITAL may initiate the Collection Procedure in accordance with and subject to clause 16.	Zahlt der Abnehmer bei Fälligkeit der jeweiligen Forderung nicht, so erfolgen regelmäßig 3 Mahnläufe im 14-Tage- Rythmus. Ist die jeweilige Forderung 60 Tage nach Fälligkeit der Forderung noch nicht vollständig ausgeglichen, wird GE CAPITAL das Inkassoverfahren gemäß und in Übereinstimmung mit Ziffer 16 einleiten.

In the Full-Service-Factoring procedure, GE CAPITAL performs the dunning procedure, in the Smart-Service-Factoring and the Inter-Credit®-Factoring procedures, the ORIGINATOR performs the dunning procedure.	Im Full-Service-Factoring mahnt GE CAPITAL, im Smart-Service-Factoring und im Inter- Credit®-Factoring mahnt der KUNDE.

In the Inter-Credit®-Factoring and Smart- Service-Factoring procedures, the ORIGINATOR must perform the dunning procedure in such a manner that arrears of reminders are avoided.	Im Inter-Credit®-Factoring und Smart- Service-Factoring muss der KUNDE das Mahnverfahren in einer Art und Weise ausführen, dass Mahnrückstände vermieden werden.

13. DISCLOSED PROCEDURE / UNDISCLOSED PROCEDURE	13. OFFENES VERFAHREN / STILLES VERFAHREN

13.1 Schedule 1 (Terms and Conditions) sets out whether the Disclosed Procedure or the Undisclosed Procedure applies.	13.1 Aus Anhang 1 (Konditionen) ist ersichtlich, ob das Offene Verfahren oder das Stille Verfahren angewandt wird.

13.2 In the Disclosed Procedure, the ORIGINATOR will inform its Debtors at the Commencement Date about the factoring procedure and the assignment of Receivables to GE CAPITAL in writing and in the appropriate manner (letter of notification).	13.2 Im Offenen Verfahren wird der KUNDE seine Abnehmer bei Vertragsbeginn schriftlich in geeigneter Form (Notifikationsbrief) über das Factoringverfahren und die Abtretung der Forderungen an GE CAPITAL unterrichten.

Furthermore, the ORIGINATOR will attach to its invoices a clearly visible note of assignment in accordance with schedule 1 (Terms and Conditions).	Außerdem wird der KUNDE auf seinen Rechnungen den Abtretungsvermerk gemäß Anhang 1 (Konditionen) anbringen.

GE CAPITAL is also entitled to inform the Debtors about the factoring arrangement and the assignment and to verify the relevant Receivables with the Debtors.	GE CAPITAL ist auch berechtigt, die Abnehmer über das Factoringverhältnis und die Abtretung zu unterrichten, sowie die jeweiligen Faderungen bei den Abnehmern zu verifizieren.

To the extent that the parties agree on Pledged Accounts, clause 13.3 shall apply mutatis mutandis.	Soweit die Einrichtung von Verpfändeten Bankkonten vereinbart ist gilt für diese Ziffer 13.3 entsprechend.

13.3 In the Undisclosed Procedure and until termination pursuant to clause 14, the ORIGINATOR is entitled to collect and administer Receivables in its name and on its behalf within the boundaries of the Credit and Collection Policies (by way of a collection authority (Einzugsermächtigung)) and to perform all related functions with reasonable care, skill and diligence with the standard of care of a prudent merchant (Sorgfalt eines ordentlichen Kaufmanns). The ORIGINATOR shall accept Debtors’ payments by cashless transactions, if possible, and only into the Pledged Accounts.	13.3 Im Stillen Verfahren und bis zur Kündigung gemäß Ziffer 14 ist der KUNDE verpflichtet, Forderungen im eigenen Namen und im eigenen Auftrag innerhalb der Grenzen der Gutschrift- und Einzugsregeln (Credit and Collection Policies) (durch Einzugsermächtigung) einzuziehen und zu verwalten und alle damit zusammenhängenden Aufgaben mit angemessener Vorsicht, Fertigkeit und Sorgfalt, die denen eines ordentlichen Kaufmanns entsprechen müssen, zu erfüllen. Der KUNDE akzeptiert Zahlungen der Abnehmer möglichst im bargeldlosen Zahlungsverkehr und ausschließlich über die Verpfändeten Bankkonten

(a) All invoices and any other relevant correspondence of the ORIGINATOR vis-à- vis its Debtors shall only specify the Pledged Accounts as the ORIGINATOR’s bank account details. Any Debtors that may have been informed otherwise will be advised accordingly by the ORIGINATOR without undue delay.	(a) Alle Rechnungen und jeder andere relevante Schriftverkehr des KUNDEN gegenüber seinen Abnehmern dürfen als Bankverbindung ausschließlich die Verpfändeten Bankkonten enthalten. Abnehmer, die anders informiert sein könnten, wird der KUNDE unverzüglich entsprechend unterrichten.

(b) The ORIGINATOR undertakes to reset all balances on the Pledged Accounts prior to the Commencement Date.	(b) Der KUNDE verpflichtet sich, alle Salden der Verpfändeten Bankkonten vor Vertragsbeginn auf Null zu stellen.

(c) To secure in particular the claim arising from clause 5, and to secure any and all other present and future claims of GE CAPITAL against the ORIGINATOR arising from the business relationship, the ORIGINATOR shall pledge to GE CAPITAL by way of a separate agreement all claims arising from the Pledged Accounts to receive any existing or future balances (credits) to which the ORIGINATOR may be	(c) Zur Sicherung, insbesondere des Anspruchs gemäß Ziffer 5 und zur Sicherung aller übrigen gegenwärtigen und künftigen Ansprüche von GE CAPITAL gegen den KUNDEN aus der Geschäftsbeziehung, verpfändet der KUNDE gemäß separater Vereinbarung seine Ansprüche aus den Verpfändeten Bankkonten auf Auszahlung aller gegenwärtigen und künftigen Überschüsse, die dem KUNDEN bei

entitled in connection with settlements under the relevant current account relationship, as well as any claims arising from the giro contract to receive daily balances standing to the credit on the Pledged Accounts which may arise between the settlements of accounts and all claims to credit entries with respect to any amount received (Account list in Section 8 of schedule 1 (Terms and Conditions)).	Saldoziehung aus dem in laufender Rechnung (Kontokorrent) geführten Konto/Konten zustehen, sowie auch die Ansprüche aus dem Girovertrag auf fortlaufende Auszahlung des sich zwischen den Rechnungsabschlüssen ergebenden Tagesguthabens sowie alle Ansprüche auf Gutschriften an GE CAPITAL (Kontenliste in Ziffer 8 des Anhangs 1 (Konditionen)).

(d) The parties hereby agree on the following collection arrangement: GE CAPITAL is - in particular prior to the occurrence of an enforcement event - entitled to solely collect the amounts standing to the credit of the Pledged Accounts. The ORIGINATOR may only demand payment to GE CAPITAL.	(d) Hiermit wird folgende Einziehungsvereinbarung getroffen: GE CAPITAL ist, insbesondere vor dem Eintritt der Verwertung, allein zur Einziehung, aller Betröge der Verpfändeten Bankkonten berechtigt. Der Kunde darf Zahlung nur an GE CAPITAL verlangen.

(e) The ORIGINATOR and GE CAPITAL agree that the Pledged Accounts are held by the ORIGINATOR as trustee for GE CAPITAL in its own name, but for the sole purpose of creating a security interest for GE CAPITAL (trust arrangement). The amounts received and standing to the credit of the Pledged Accounts shall serve the sole purpose of being transferred to GE CAPITAL. The ORIGINATOR undertakes not to dispose of any credit balance on the Pledged Accounts in any other way and not to charge or debit the Pledged Accounts. If any payments from Debtors are received on any account other than the Pledged Accounts, the ORIGINATOR hereby undertakes to transfer such amounts directly to GE CAPITAL or to a Pledged Account.	(e) Der KUNDE und GE CAPITAL sind sich darüber einig, dass die Verpfändeten Bankkonten vom KUNDEN als Treuhänder für GE CAPITAL im eigenen Namen aber lediglich zu Sicherungszwecken im Interesse von GE CAPITAL geführt werden (Treuhandvereinbarung). Die Gelder auf den Verpfändeten Bankkonten dienen nur dem Zweck ihrer Weiterleitung an GE CAPITAL Der KUNDE verpflichtet sich, jede andere Verfügung über Ansprüche aus Guthaben zu unterlassen und keine Belastungen der Verpfändeten Bankkonten vorzunehmen. Sollten Zahlungen von Abnehmern auf anderen als den Verpfändeten Bankkonten eingehen, verpflichtet sich der KUNDE, diese direkt an GE CAPITAL oder auf ein Verpfändetes Bankkonto weiterzuleiten.

13.4	13.4

(a) The ORIGINATOR undertakes to notify each credit institution that keeps any of the Pledged Accounts of the pledge and the trust arrangement to release such credit institution vis-à-vis GE CAPITAL from the Banking Secrecy with respect to the Pledged Accounts and to use its reasonable efforts to provide a declaration from any such credit institution to GE CAPITAL	(a) Der KUNDE verpflichtet sich, jedem Kreditinstitut bei dem ein Verpfändetes Bankkonto geführt wird, die Verpfändung und die Treuhandvereinbarung anzuzeigen, es vom Bankgeheimnis gegenüber GE CAPITAL in Bezug auf die Verpfändeten Bankkonten zu befreien und angemessene Anstrengungen anzuwenden, die Erklärung des Kreditinstituts gegenüber GE CAPITAL pursuant to which the relevant credit institution:

beizubringen, wonach das jeweilige Kreditinstitut:

- acknowledges the pledge including the collection arrangement and undertakes not to allow any disposals deviating from the collection arrangement.	- die Verpfändung einschließlich der Einziehungsvereinbarung anerkennt und sich verpflichtet, davon abweichende Verfügungen nicht zuzulassen,

- waives any retention and set-off rights that it may have with respect to the Pledged Accounts, abandons or subordinates to GE CAPITAL’s pledge any pledge it may have and agrees not to credit any payments allotted to the Pledged Accounts to any other accounts; provided that the charging of the Pledged Accounts with customary fees, costs, reverse bookings and conditional bookings may be stipulated,	- bezüglich der Verpfändeten Bankkonten auf etwa ihm zustehende Zurückbehaltungs- und Aufrechnungsrechte verzichtet, ein etwa bestehendes eigenes Pfandrecht aufgibt oder nachrangig stellt und für Verpfändete Bankkonten bestimmte Zahlungen nicht anderen Konten gutschreibt; die Belastung mit üblichen Gebühren, Kosten, Rückbuchungen und bedingten Buchungen können Vorbehalten bleiben.

- undertakes to keep GE CAPITAL continuously informed about the Pledged Accounts by delivery of account statements and, on request, by delivery of the relevant receipts, and to allow GE CAPITAL to obtain information by retrieving digital data.	- GE CAPITAL durch Kontoauszüge und auf Anforderung auch durch die zugehörigen Belege über die Verpfändeten Bankkonten fortlaufend unterrichtet und GE CAPITAL die Möglichkeit einräumt, sich durch Abrufen digitaler Daten zu informieren.

(b) The ORIGINATOR warrants by way of an independent guarantee that following performance of clause 13.4 (a) no third party rights exist with respect to the pledged rights and claims other than a subordinated pledge in favour of the account bank(s) pursuant to their general terms and conditions and except for pledges in favour of account bank(s) with respect to claims arising from and relating to: (a) cancellation and correction entries, (b) reversals of reserved bookings (e.g. check or direct debit) and unintentional payments, and (c) fees and other account charges or fees in the context of normal business, provided, however, that such claims as set out in (a) - (c) above arise in connection with the relevant Pledged Account and do not derive from a different relationship between the ORIGINATOR and the account bank, if applicable.	(b) Der KUNDE garantiert im Wege eines selbstständigen Garantieversprechens, dass nach Erfüllung von Ziffer 13.4 (a) keine Rechte Dritter an den verpfändeten Rechten und Ansprüchen bestehen, mit der Ausnahme eines etwaigen nachrangigen AGB-Pfandrechts der kontoführenden Bank und mit Ausnahme eines etwaigen Pfandrechts der kontoführenden Bank, im Hinblick auf Ansprüche, die entstehen aus und sich beziehen auf: (a) Stornierungs- und Korrektureinträge, (b) Rückbelastungen vorbehaltener Buchungen (z.B. Scheck oder Lastschrift) und unbeabsichtigte Zahlungen, und (c) Gebühren und andere Kontogebühren und Gebühren im ordentlichen Geschäftsverkehr, vorausgesetzt jedoch, dass diese in (a) - (c) aufgeführten Ansprüche im Zusammenhang mit dem jeweiligen Verpfändeten Bankkonto entstehen und, falls zutreffend, nicht aus einer anderen Beziehung zwischen dem

KUNDEN und der kontoführenden Bank herrühren.

(c) The ORIGINATOR undertakes to inform GE CAPITAL immediately if any third party asserts any such right.	(c) Der KUNDE verpflichtet sich, umgehend GE CAPITAL zu verständigen, wenn Dritte solche Rechte geltend machen.

(d) The ORIGINATOR authorises GE CAPITAL to notify the relevant credit institution of the pledge and to receive the declaration referred to in clause 13.4 (a) above, on behalf of the ORIGINATOR.	(d) GE CAPITAL ist bevollmächtigt, die Verpfändung gegenüber dem jeweiligen Kreditinstitut anzuzeigen und die Erklärung gemäß Ziffer 13.4 (a) auch im Namen des KUNDEN vorzunehmen.

13.5 GE CAPITAL is entitled to conduct regular balance acknowledgement procedures with Debtors.	13.5 GE Capital ist berechtigt, regelmäßig Saldenbestätigungsverfahren mit den Abnehmern durchzuführen.

GE CAPITAL will send an account statement setting out the Receivables which, to GE CAPITAL’s knowledge, are unsettled at the relevant date, including the account balance resulting therefrom, accompanied with a request to the relevant Debtor to confirm the balance set out therein to be accurate and the relevant Receivables to be Eligible.	GE CAPITAL verschickt einen Kontoauszug über die nach ihrer Kenntnis zum Stichtag offenen Forderungen einschließlich des sich daraus ergebenden Saldos, verbunden mit der Aufforderung an den jeweiligen Abnehmer, diesen Saldo als zutreffend und die Forderung als einwandfrei zu bestätigen.

For the duration of the Undisclosed Procedure, the request to confirm the account balances is made in the name of the ORIGINATOR by an auditor appointed by GE CAPITAL as trustee for GE CAPITAL. The ORIGINATOR will grant a relevant power of attorney to the trustee for submission to the Debtor. The trustee will inform GE CAPITAL comprehensively about the results of the balance acknowledgement procedure.	Für die Dauer des Stillen Verfahrens erfolgt regelmäßig die Aufforderung zur Saldenbestätigung unter dem Namen des KUNDEN durch einen von GE CAPITAL benannten Prüfer als Treuhänder für GE CAPITAL Der KUNDE stellt dem Treuhänder eine entsprechende Vollmacht zur Vorlage beim Abnehmer aus. Der Treuhänder informiert GE CAPITAL umfassend über die Ergebnisse des Saldenbestätigungsverfahrens.

14. CHANGE OF PROCEDURE BY PARTIAL TERMINATION	14. VERFAHRENSWECHSEL DURCH TEILKÜNDIGUNG

14.1 GE CAPITAL is only entitled to an extraordinary partial termination in writing of the Inter-Credit®-Factoring and/or the Undisclosed Procedure without observation of a termination period, if the conditions of clause 26.2 are fulfilled.	14.1 GE CAPITAL hat ohne Einhaltung einer Kündigungsfrist nur das Recht zu einer außerordentlichen Kündigung des Inter- Credit®-Factorings und/oder des Stillen Verfahrens, die der Schriftform entsprechen muss, wenn die Bedingungen der Ziffer 26.2 erfüllt sind.

14.2 Upon effectiveness of a partial termination of the Inter-Credit®-Factoring, the Agreement shall continue as Full-Service-Factoring, upon partial termination of the Undisclosed Procedure as Disclosed Procedure, respectively.	14.2 Mit Wirksamwerden einer Teilkündigung des Inter-Credit®-Factoring setzt sich der Vertrag als Full-Service-Factoring, bzw. bei Teilkündigung des Stillen Verfahrens, als Offenes Verfahren fort.

14.3 Upon receipt of a partial termination pursuant to clause 14.1, the ORIGINATOR is entitled to terminate the Agreement by giving 5 Business Days’ notice prior to the date on which the partial termination takes effect.	14.3 Nach dem Zugang einer Teilkündigung nach Ziffer 14.1 hat der KUNDE das Recht, den Vertrag mit einer Frist von mindestens 5 Geschäftstagen vor dem Zeitpunkt, auf den gekündigt ist, zu kündigen.

14.4 The ORIGINATOR may approach GE CAPITAL with a request not to disclose the assignment notwithstanding a termination of the Undisclosed Procedure if and as long as the claims owed to GE CAPITAL arising from the business relationship with the ORIGINATOR are unappealably satisfied (erfüllt).	14.4 Der KUNDE hat das Recht, GE CAPITAL darum zu ersuchen, ungeachtet der Kündigung des Stillen Verfahrens die Abtretung nicht offenzulegen, wenn und solange die GE CAPITAL zustehenden Ansprüche, die aus der Geschäftsbeziehung mit dem KUNDEN herrühren, unanfechtbar erfüllt sind.

14.5 GE CAPITAL is entitled to terminate the Smart-Service-Factoring by written notice, applying clause 14.1 mutatis mutandis. Upon effectiveness of a partial termination, the Agreement shall continue as Full-Service-Factoring; clause 14.3 shall also apply mutatis mutandis.	14.5 GE CAPITAL kann das Smart-Service-Factoring schriftlich kündigen; Ziffer 14.1 gilt entsprechend. Mit dem Wirksamwerden einer Teilkündigung setzt sich der Vertrag als Full-Service-Factoring fort; Ziffer 14.3 gilt ebenfalls entsprechend.

15. QUARTERLY ACCOUNT STATEMENT, TACIT RATIFICATION, TIME LIMIT FOR OBJECTIONS	15. QUARTALSABSCHLUSS, GENEHMIGUNG DURCH SCHWEIGEN, FRIST FÜR EINWENDUNGEN

15.1 GE CAPITAL shall, within 10 days following the end of each calendar quarter, send the Quarterly Account Statement to the ORIGINATOR.	15.1 GE CAPITAL übersendet dem KUNDEN innerhalb von 10 Tagen nach Abschluss eines jeden Quartals den Quartalsabschluss.

15.2 The ORIGINATOR must raise any objections concerning the incorrectness or incompleteness of a Quarterly Account Statement no later than 6 weeks following receipt thereof; if such objections are made in writing, dispatch thereof during the 6-week-period shall suffice.	15.2 Der KUNDE hat Einwendungen wegen Unrichtigkeit oder Unvollständigkeit eines Quartalsabschlusses spätestens vor Ablauf von 6 Wochen nach dessen Zugang zu erheben; macht er seine Einwendungen schriftlich geltend, genügt die Absendung innerhalb der 6-Wochen-Frist.

Failure to make objections in due time will be considered an approval of the Quarterly	Das Unterlassen rechtzeitiger Einwendungen gilt als Genehmigung des

Account Statement. When issuing the Quarterly Account Statement, GE CAPITAL will expressly refer the ORIGINATOR to this consequence.	Quartalsabschlusses. Auf diese Folge wird GE CAPITAL bei Erteilung des Quartalsabschlusses besonders hingewiesen.

The ORIGINATOR is also entitled to request correction of the Quarterly Account Statement after the expiry of the 6-week-period, but must prove in that instance that its Account was either unlawfully (unrechtmäßig) debited or not credited.	Der KUNDE kann auch nach Ablauf der 6-Wochen-Frist eine Berichtigung des Quartalsabschlusses verlangen, muss dann aber beweisen, dass sein Konto unrechtmäßig belastet oder eine ihm zustehende Gutschrift nicht erteilt wurde.

15.3 To the extent that GE CAPITAL has a repayment claim against the ORIGINATOR, GE CAPITAL may reverse incorrect credit entries on all Accounts of the ORIGINATOR by way of a debit entry prior to the issue of the next Quarterly Account Statement (reverse entry); in this case, the ORIGINATOR may not object to the debit entry on the grounds of having already disposed of an amount equivalent to the credit entry.	15.3 Soweit GE CAPITAL ein Rückzahlungsanspruch gegen den KUNDEN zusteht, kann GE CAPITAL fehlerhafte Gutschriften auf allen Konten des KUNDEN durch eine Belastungsbuchung vor dem nächsten Quartalsabschluss rückgängig machen (Stomobuchung); der KUNDE kann in diesem Fall gegen die Belastungsbuchung nicht einwenden, dass er in Höhe der Gutschrift bereits verfügt hat.

If GE CAPITAL discovers an incorrect credit entry only after a Quarterly Account Statement has been issued and if GE CAPITAL has a repayment claim against the ORIGINATOR, it will make a correction entry in the amount of such claim.	Stellt GE CAPITAL eine fehlerhafte Gutschrift erst nach einem Quartalsabschluss fest und steht ihr ein Rückzahlungsanspruch gegen den KUNDEN zu, so wird sie in Höhe dieses Anspruchs eine Berichtigungsbuchung durchführen.

If the ORIGINATOR objects to the correction entry, GE CAPITAL will re-credit the Account with the amount in dispute and pursue its repayment claim separately.	Erhebt der KUNDE gegen die Berichtigungsbuchung Einwendungen, so wird GE CAPITAL den Betrag dem Konto wieder gutschreiben und ihren Rückzahlungsanspruch gesondert verfolgen.

GE CAPITAL will immediately notify the ORIGINATOR of any reverse entries and correction entries made by it. With respect to the calculation of the Financing Commission per Invoice and the Total Financing Commission, the entries will take retroactive effect to the day on which the incorrect entry was made.	Über Storno- und Berichtigungsbuchungen wird GE CAPITAL den KUNDEN unverzüglich unterrichten. Die Buchungen nimmt GE CAPITAL hinsichtlich der Berechnung der Finanzierungsgebühr auf Einzelrechnungsbasis und der Gesamtfinanzierungsgebühr rückwirkend zu dem Tag vor, an dem die fehlerhafte Buchung durchgeführt wurde.

16. COLLECTION PROCEDURE	16. INKASSOVERFAHREN

16.1 If any Receivables remain unsettled after the third dunning letter, GE CAPITAL will initiate the Collection Procedure.	16.1 Wenn Forderungen nach der dritten Mahnung noch offen sind, so leitet GE CAPITAL das Inkassoverfahren ein.

16.2 GE CAPITAL shall inform the ORIGINATOR about any developments in the Collection Procedure if necessary, and shall, in the event of any disputes raised by the Debtor, give the ORIGINATOR the opportunity to provide comments thereon and introduce such comments in the procedure. GE CAPITAL shall enter into settlement agreements concerning the Eligibility of any Receivable or Receivables which have not been purchased only with the consent of the ORIGINATOR.	16.2 GE CAPITAL wird den KUNDEN über den Verlauf des Inkassoverfahrens bei Bedarf unterrichten und bei Reklamationen des Abnehmers Gelegenheit zur Stellungnahme geben und diese in das Verfahren einführen. Vergleiche, die nicht angekaufte Forderungen oder die Einwandfreiheit der Forderung betreffen, wird GE CAPITAL nur im Einverständnis mit dem KUNDEN abschließen.

Considering the above, the ORIGINATOR acknowledges that the results of a legal proceeding between GE CAPITAL and the Debtor are also binding between GE CAPITAL and the ORIGINATOR.	Unter Berücksichtigung des Vorstehenden erkennt der KUNDE an, dass die Ergebnisse eines Rechtsstreits zwischen GE CAPITAL und dem Abnehmer auch im Verhältnis zwischen GE CAPITAL und KUNDE bindend sind.

16.3 GE CAPITAL shall bear the collection costs for purchased and Eligible Receivables, all other costs shall be borne by the ORIGINATOR.	16.3 Die Inkassokosten für gekaufte und einwandfreie Forderungen trägt GE CAPITAL, im Übrigen trägt sie der KUNDE.

All collection costs are initially debited to the Settlement Account. When the Bad Debt Amount is provided, GE CAPITAL shall reimburse such amount for the relevant Receivable.	Die Inkassokosten werden zunächst dem Kundenabrechnungskonto belastet. Bei Leistung des Delkrederebetrags erfolgt in Bezug auf die betreffende Forderung eine entsprechende Erstattung.

GE CAPITAL is entitled to claim an advance in justifiable instances.	In begründeten Fällen ist GE CAPITAL berechtigt, einen Vorschuss zu verlangen.

16.4 GE CAPITAL is entitled but shall not be obliged to claim default interest from the Debtor. At the ORIGINATOR’s request, GE CAPITAL shall assign such claims against the Debtor to the ORIGINATOR.	16.4 Zur Geltendmachung von Verzugszinsen gegen den Abnehmer ist GE CAPITAL berechtigt, jedoch nicht verpflichtet. Auf Anforderung des KUNDEN tritt GE CAPITAL diese Ansprüche gegen den Abnehmer an den KUNDEN ab.

16.5 The ORIGINATOR is obliged to provide GE CAPITAL with documentation necessary for the Collection Procedure and make all relevant disclosures at the latest on the 60th day after the due date of the relevant	16.5 Der Kunde ist verpflichtet, GE CAPITAL bis spätestens zum 60. Tag nach Fälligkeit der betreffenden Forderung alle für das Inkassoverfahren erforderlichen Informationen zu übergeben und während

Receivable and shall continue to provide such information immediately upon request during the procedure.	des Verfahrens auf Anfrage unverzüglich alle erforderlichen Informationen zu erteilen.

If the ORIGINATOR fails to submit the necessary information in due time, GE CAPITAL may, after having set a reasonable period to provide information, withdraw from the receivables purchase agreement relating to the relevant Receivable.	Kommt der KUNDE seiner Verpflichtung zur Erteilung der erforderlichen Informationen nicht nach, so kann GE CAPITAL, wenn sie zuvor erfolglos eine angemessene Frist zur Informationserteilung bestimmt hat, vom Forderungskaufvertrag über die betroffene Forderung zurücktreten.

GE CAPITAL declares the withdrawal by rebooking the Receivables from the Factoring Account to the Special Account, provided that the ORIGINATOR does not need to receive a notice of such book entry.	Der Rücktritt erfolgt durch Umbuchung der Forderungen vom Factoringkonto auf das Sonderkonto, ohne dass dem KUNDEN eine gesonderte Buchungsmitteilung zur Verfügung gestellt werden muss.

D. GENERAL OBLIGAT1ONS	D. ALLGEMEINE VERTRAGSPFLICHTEN

17. NEGATIVE PLEDGE	17. KEINE ANDERWEITIGEN VERFÜGUNGEN

The ORIGINATOR shall not undertake any action or make any declaration intended to create any third party rights in respect of the assigned Receivables and ancillary rights, in particular:	Der KUNDE hat alle Rechtsgeschäfte zu unterlassen, die darauf gerichtet sind, Dritten in Bezug auf die abgetretenen Forderungen und Nebenrechte Befugnisse irgendwelcher Art einzuräumen, insbesondere:

(a) security assignments of Receivables;	(a) Sicherungszessionen der Forderungen;

(b) collection authorisations of any kind in relation to the Receivables.	(b) Einziehungsberechtigungen jeglicher Art in Bezug auf die Forderungen.

18. INCREASED FIDUCIARY DUTY AND DUTY OF CARE	18. ERHÖHTE TREUE UND SCHUTZPFLICHT

In the Undisclosed Procedure, Inter-Credit®-Factoring and Smart-Service-Factoring procedure, the ORIGINATOR has an increased fiduciary duty and to comply with the duty of care of a prudent merchant (Sorgfalt eines ordentlichen Kaufmanns), and must exercise such duties in such a manner that GE CAPITAL is in no worse position than if GE CAPITAL had performed the relevant task itself, or the assignment had been disclosed, as the case may be.	Bei Stillen Verfahren, dem Inter-Credit®-Factoring und beim Smart-Service-Factoring hat der KUNDE eine erhöhte Treuepflicht und die Sorgfaltspflicht eines ordentlichen Kaufmanns zu beachten und er muss diesen Pflichten in einer Weise nachkommen, dass GE CAPITAL nicht schlechter steht, als wenn GE CAPITAL die jeweilige Aufgabe selbst ausgeführt hätte oder die Abtretung offengelegt worden wäre.

19. INFORMATION UNDERTAKING	19. INFORMATIONSERTEILUNG

19.1 The ORIGINATOR must, at GE CAPITAL’s request, deliver to GE CAPITAL all records that document the Receivables offered for purchase, such as bills of delivery, contracts, order confirmations etc.	19.1 Der KUNDE wird auf Verlangen von GE CAPITAL, Unterlagen, welche die zum Kauf angebotenen Forderungen belegen, wie Lieferscheine, Verträge, Auftragsbestätigungen etc., an GE CAPITAL aushändigen.

19.2 The ORIGINATOR shall inform GE CAPITAL without undue delay of any circumstances relating to the ORIGINATOR’s enterprise which could reasonably be expected to have a material adverse effect on the ORIGINATOR or its business or financial condition or on its ability to perform its obligations under this Agreement.	19.2 Der KUNDE ist verpflichtet GE CAPITAL unverzüglich über alle Umstände des Unternehmens des KUNDEN zu unterrichten, die vernünftigerweise erhebliche nachteilige Auswirkungen auf den KUNDEN oder sein Geschäft oder seine finanzielle Situation oder seine Fähigkeit zur Erfüllung seiner Verpflichtungen aus diesem Vertrag erwarten lassen.

The ORIGINATOR shall submit to GE CAPITAL:	Der KUNDE übermittelt GE CAPITAL:

(a) financial information, consisting of:	(a) Finanzinformationen, bestehend aus:

(i) unaudited and unreviewed quarterly balance sheet and related income statement of the ORIGINATOR (on a reporting unit level);	(i) ungeprüften quartalsmäßigen Bilanzaufstellungen und dazugehörigen Gewinn- und Verlustrechnungen des KUNDEN (auf Berichtseinheitsebene);

(ii) annual, and to the extent required by applicable laws, audited balance sheet and related income statement of the ORIGINATOR;	(ii) jährlichen, und soweit vom anwendbaren Gesetz vorgeschrieben, geprüften Bilanzen und dazugehörigen Gewinn-und Verlustrechnungen des KUNDEN;

(iii) monthly account payable ledger and, if applicable, monthly tolling report, including but not limited to Tolling/Pseudo Tolling Reimbursement Claims (actual balance at the end of each month);

(iii)  monatlichen Listen hinsichtlich offener Posten von Kreditoren und, falls zutreffend, monatlichen Beistellungsberichten, einschließlich aber nicht beschränkt auf Rückvergütungsansprüche aus Materialbeistellung (aktuelle Bilanz am Ende jeden Monats);

(iv) monthly VAT Information	(iv) monatliche Umsatzsteuerinformationen

(b)    any intended changes with respect to the rights of representation, the shareholding, the constitutional documents and intended changes with respect to Affiliated Companies, to the extent that such changes are relevant

(b)    jede beobsichtigte Veränderung in Bezug auf die Vertretungsverhältnisse. den Gesellschafterbestand, den Gesellschaftsvertrag und jede beabsichtigte Veränderung in Bezug auf Nahestehende Unternehmen, sofem

	for the performance of this Agreement;		diese Veränderungen für die Erfüllung dieses Vertrages wesentlich sind;

(c)	any financing arrangements with any other financial institutions including security agreements, provided such financing (i) exceeds EUR 10,000,000, or (ii) is secured by any kind of security or by a sale of receivables,	(c)	bei anderen Kreditinstituten bestehende Finanzierungsvereinbarungen, einschlieBlich Sicherungsabreden, vorausgesetzt, eine solche Finanzierung (i) übersteigt EUR 10.000.000 oder (ii) ist durch irgend ein Sicherungsmittel oder durch den Verkauf von Forderungen abgesichert,

(d)	any restriction of the authorisation to resell retained goods and/or collect Receivables, if and to the extent the ORIGINATOR is or should be aware – considering the duty of care of a prudent merchant (Sorgfalt eines ordentlichen Kaufmanns) – of such restriction,	(d)	Einschränkungen von Ermächtigungen zur WeiterveräuBerung der Vorbehaltsware und/oder zum Einzug der Forderungen, wenn und soweit dem KUNDEN, unter Beachtung der Pflichten und der Sorgfalt eines ordentlichen Kaufmanns, eine solche Einschränkung bewusst ist oder bewusst war,

(e)	any substantial deterioration in the ORIGINATOR’s general financial and business condition.	(e)	jede wesentliche Verschlechterung der allgemeinen Vermögens- und Geschäftssituation des KUNDEN.

19.3 The ORIGINATOR is obliged to inform GE CAPITAL of any circumstances of which it may become aware concerning the risk of a Debtor of being Unable to Pay except if the ORIGINATOR is legally prevented from such disclosure and the ORIGINATOR’s non-compliance with applicable confidentiality agreements will expose the ORIGINATOR to damage claims by its respective Debtor(s).		19.3 Der KUNDE ist verpflichtet, GE CAPITAL über alle ihm bekannt werdenden Umstände, welche das Risiko der Zahlungsunfähigkeit eines Abnehmers betreffen, zu unterrichten, es sei denn, dem KUNDEN ist eine solche Offenlegung gesetzlich untersagt und durch die Nichtbeachtung ihn betreffender Vertraulichkeitsvereinbarungen wird der KUNDE Schadensersatzansprüchen seiner jeweiligen Abnehmer ausgesetzt.

19.4 The ORIGINATOR is obliged to provide GE CAPITAL with all information and documents necessary for GE CAPITAL to perform its obligations under the Anti-Money-Laundering Act and to inform GE CAPITAL without undue delay of any relevant changes during the course of the business relationship.		19.4 Der KUNDE ist verpflichtet, GE CAPITAL alle notwendigen Informationen und Unterlagen zur Verfügung zu stellen, damit GE CAPITAL seine Verpflichtungen nach dem Geldwäschegesetz erfüllen kann und GE CAPITAL unverzüglich über wesentliche Änderungen im Laufe der Geschäftsbeziehung zu informieren.

19.5 The ORIGINATOR undertakes to provide GE CAPITAL with all relevant information pursuant to this clause 19 (Information Undertaking) which is to be		19.5 Der KUNDE verpflichtet sich, GE CAPITAL die monatlich/quartalsweise zur Verfügung zu stellenden Informationen innerhalb von 45 (fünfundvièrzig) Tagen

provided on a monthly/quarterly basis within 45 (forty-five) days after the end of the respective month/calendar quarter, and information which is to be provided annually within 150 (one-hundred-and-fifty) days after the end of the ORIGINATOR’s financial year.		nach Ablauf des jeweiligen Monats/Kalenderquartals entsprechend dieser Ziffer 19 (Informationserteilung) zur Verfügung zu stellen, und die jährlich zur Verfügung zu stellenden Informationen innerhalb von 150 (einhundertfünfzig) Tagen nach Ablauf des Geschäftsjahres des KUNDEN zur Verfügung zu stellen.

If in the case of any unforeseeable event or under any exceptional circumstances reasonably evidenced by the ORIGINATOR, the ORIGINATOR should not be able to deliver the annual reports within 150 (one-hundred and fifty) days after the end of the financial year, a further cure period shall be mutually agreed between the ORIGINATOR and GE CAPITAL.		Sollte es wegen eines nicht vorhersehbaren Ereignisses oder unter außergewöhnlichen Umständen, die vom KUNDEN vernünftig bewiesen werden, dem KUNDEN nicht möglich sein, die jährlichen Berichte innerhalb von 150 (einhundertfünfzig) Tagen nach Ablauf des Geschäftsjahres zur Verfügung zu stellen, werden sich der KUNDE und GE CAPITAL auf eine zusätzliche Heilungsfrist einigen.

20.	EXTERNAL AUDIT, DECLARATION OF CONSENT	20.	AUSSENPRÜFUNG, EINWILLIGUNGSERKLÄRUNG

GE CAPITAL is entitled to perform an external audit at the ORIGINATOR’s business premises at any time during customary business hours, at least twice per year, whereas GE CAPITAL shall give the ORIGINATOR at least two weeks prior written notice regarding such regular audits, notwithstanding GE CAPITAL’s right to perform additional audits without prior notice in case GE CAPITAL has reason to believe that observance of such notice period will adversely affect the interest of GE CAPITAL.		GE CAPITAL ist zu den üblichen Geschäftszeiten in den Geschäftsräumen des KUNDEN mindestens zweimal pro Jahr zur Durchführung einer regulären Außenprüfung berechtigt, wobei GE CAPITAL dem KUNDEN eine solche Prüfung mindestens zwei Wochen vorher schriftlich ankündigt, unbeschadet GE CAPITAL’s Recht, zusätzliche Prüfungen ohne vorherige Ankündigung durchzuführen, wenn GE CAPITAL Grund zur Annahme hat, dass eine solche Ankündigung die Interessen von GE CAPITAL nachteilig beeinflussen wird.

GE CAPITAL is entitled to review and make copies of all books, records and other documents of the ORIGINATOR relating to the factoring arrangement and its performance. The ORIGINATOR is obliged to support GE CAPITAL and provide comprehensive information.		GE CAPITAL ist berechtigt, alle das Factoringverhältnis betreffenden Bücher, Schriften und sonstigen Unterlagen des KUNDEN einzusehen und sich Ablichtungen hiervon anzufertigen. Der KUNDE hat GE CAPITAL hierbei zu unterstützen und umfassend Auskunft zu erteilen.

GE CAPITAL’s right to receive information shall also include the right to receive information from the tax advisor, auditor or any other person who keeps the accounts		Dieses Informationsrecht von GE CAPITAL erstreckt sich auch darauf, diesbezügliche Auskünfte von dem Steuerberater, Wirtschaftsprüfer oder jeder anderen

or prepares, establishes or audits the annual report for the ORIGINATOR. The ORIGINATOR hereby releases such persons vis-à-vis GE CAPITAL from their professional duty of confidentiality.		Person, die die Buchhaltung führt oder die Bilanz vorbereitet, erstellt oder prüft, einzuholen. Der KUNDE befreit diese Personen gegenüber GE CAPITAL hiermit von ihrer Schweigepflicht.

The right of GE CAPITAL to collect, process and utilise data and the release from its obligations under the Banking Secrecy is set out in schedule 2 (Declaration of Consent), and is granted within the boundaries of this Agreement and applicable data protection rules. Furthermore, GE CAPITAL agrees to treat such information GE CAPITAL has received and which is subject to confidentiality agreements between the ORIGINATOR and third parties, also confidential.		Das Recht von GE CAPITAL, Daten zu erheben, zu verarbeiten und zu nutzen und die Befreiung vom Bankgeheimnis sind in Anhang 2 (Einverständniserklärung) festgelegt und werden innerhalb der Grenzen dieses Vertrages und der anwendbaren Datenschutzregeln gewährt. Ferner akzeptiert GE CAPITAL, solche Informationen, die GE CAPITAL erhalten hat und die Gegenstand von Vertraulichkeitsvereinbarungen zwischen dem KUNDEN und Dritten sind, ebenfalls vertraulich zu behandeln.

21.	ARRANGEMENTS IN DEBTOR AGREEMENTS	21.	VERTRAGSGESTALTUNG GEGENÜBER ABNEHMERN

The ORIGINATOR shall use Reasonable Efforts and shall provide GE CAPITAL with reasonable evidence that its agreements with any Debtors, in particular its standard business conditions applicable to its agreements with any other Debtor, contain the following terms:		Der KUNDE wird sich angemessen bemühen und weist gegenüber GE CAPITAL nach, dass jeder Vertrag von GE CAPITAL mit seinen Abnehmern, insbesondere seine auf Verträge mit allen anderen Abnehmern anwendbaren Allgemeinen Geschäftsbedingungen, Folgendes regeln:

(a)	Standard business conditions of any Debtor which are in conflict with the ORIGINATOR’s standard business conditions shall have no effect.	(a)	Die Geltung von Allgemeinen Geschäftsbedingungen des Abnehmers, die den Allgemeinen Geschäftsbedingungen des KUNDEN widersprechen, wird ausgeschlossen.

(b)	The standard business conditions of the ORIGINATOR provide for a right to assign Receivables against the relevant Debtor to a third party and in case of customer contracts, such right is not expressly excluded.	(b)	Die Allgemeinen Geschäftsbedingungen des KUNDEN beinhalten ein Recht zur Abtretung von Forderungen gegen den jeweiligen Abnehmer an einen Dritten und Kundenverträge dürfen ein solches Recht nicht ausdrücklich ausschließen.

(c)	The business relationship between the Debtor and the ORIGINATOR shall be governed by German law and in case of customer contracts, any other laws under which Receivables are assignable pursuant to this Agreement; the place of	(c)	Für die Geschäftsbeziehung zwischen dem Abnehmer und dem KUNDEN gilt deutsches Recht und, bei Kundenverträgen, gilt jedes andere Recht, nach dem die Forderungen entsprechend dieses Vertrages abtretbar

	jurisdiction shall be at the registered seat of the ORIGINATOR, and in case of customer contracts, either at the registered seat of the ORIGINATOR or at the registered seat of the relevant Debtor.		sind; der Gerichtsstand ist der Sitz des KUNDEN und, bei Kundenverträgen, entweder der Sitz des KUNDEN oder der Sitz des jeweiligen Abnehmers.

(d)	The standard business conditions shall include, and the ORIGINATOR shall use Reasonable Efforts to implement into customer agreements, all customary and permissible security arrangements, in particular retention of title arrangements, including any forms of extension and augmentation of such retention of title arrangements.	(d)	Die Allgemeinen Geschäftsbedingungen müssen alle branchenüblichen und zulässigen Sicherungsabreden, insbesondere den Eigentumsvorbehalt mit seinen Erweiterungs- und Verlängerungs-formen enthalten, und der KUNDE wird sich angemessen bemühen, diese Bedingungen in Kundenverträge aufzunehmen.

(e)	The standard business conditions shall exclude any set-off or retention rights of Debtors, unless such rights are undisputed or declared final by and unappealable judgement.	(e)	Die Allgemeinen Geschäftsbedingungen schließen alle Aufrechnungs- oder Zurückbehaltungsrechte der Abnehmer aus, es sei denn, diese Rechte sind unbestritten oder rechtskräftig festgestellt worden.

(f)	The standard business conditions shall provide for a right to accelerate all Receivables against the relevant Debtor, if such Debtor is in payment default with any Receivable.	(f)	Die Allgemeinen Geschäftsbedingungen sehen ein Recht zur vorzeitigen Fälligstellung aller Forderungen gegen den jeweiligen Abnehmer vor, wenn dieser Abnehmer mit einer Forderung in Zahlungsverzug gerät.

(g)	The standard business conditions shall provide that the Debtor shall bear all fees, costs and expenses incurred in connection with any legal proceedings successfully instituted against it outside of Germany.	(g)	Die Allgemeinen Geschäftsbedingungen sehen vor, dass der Abnehmer alle Gebühren, Kosten und Auslagen trägt, die im Zusammenhang mit einer erfolgreich eingeleiteten Rechtsverfolgung gegen ihn außerhalb Deutschlands anfallen.

“Reasonable Efforts” as used in this clause 21 means:		“sich angemessen bemühen” gemäß Ziffer 21 bedeutet:

(i)	with respect to the ORIGINATOR’S standard business conditions that the ORIGINATOR will implement outstanding aspects in the course of the next revision of the ORIGINATOR’S standard business conditions, and	(i)	im Hinblick auf die Allgemeinen Geschäftsbedingungen des KUNDEN, dass der KUNDE die offenen Punkte im Zuge der Neugestaltung seiner Allgemeinen Geschäftsbedingungen umsetzen wird, und

(ii)	with respect to existing agreements with	(ii)	im Hinblick auf bestehende Verträge mit

	Debtors that the ORIGINATOR will use reasonable efforts to implement the requested provisions at the next renegotiation of existing supply agreements.		Abnehmern, dass der KUNDE sich zur Umsetzung der geforderten Bestimmungen bei der nächsten Wiederverhandlung existierender Lieferverträge angemessen bemühen wird,

in each case unless the ORIGINATOR is aware and has GE CAPITAL informed that such request will have a material adverse effect on the ORIGINATOR’s business relationship and the commercial conditions with such Debtor. The ORIGINATOR will liaise with GE CAPITAL prior to the revision of its standard business conditions with respect to agreeing on the priority of implementing any outstanding aspects.		in jedem Fall, soweit dem KUNDEN bewusst ist und er GE CAPITAL darüber informiert hat, dass dieses Begehren eine erhebliche nachteilige Wirkung auf die Geschäftsbeziehung des KUNDEN und die kaufmännischen Vertragsbedingungen mit dem Abnehmer hat. Der KUNDE wird vor der Überarbeitung seiner Allgemeinen Geschäftsbedingungen im Hinblick auf eine Einigung bezüglich der Dringlichkeit der Umsetzung der offenen Punkte mit GE CAPITAL in Verbindung treten.

E. OTHER TERMS		E. SONSTIGE REGELUNGEN

22.	SET-OFF, SETTLEMENT, REIMBURSEMENT CLAIMS	22.	AUFRECHNUNG, VERRECHNUNG, RÜCKVERGÜTUNGSANSPRÜCHE

22.1 All claims of GE CAPITAL and the ORIGINATOR against each other arising from any legal relationship may be set off against each other by GE CAPITAL		22.1 Sämtliche wechselseitigen Ansprüche zwischen GE CAPITAL und dem KUNDEN, gleich aus welchem Rechtsverhältnis, dürfen durch GE CAPITAL gegeneinander aufgerechnet werden.

22.2 Following the cancellation of a Debtor Limit, GE CAPITAL may, in relation to the ORIGINATOR, set off payments received from the relevant Debtor against Receivables purchased from such Debtor (irrespective of the Debtor’s appropriation of payment) provided that the application shall not affect the rights of any Retaining Supplier. The same shall apply mutatis mutandis to credit notes issued to a Debtor and enforcement proceeds, if any.		22.2 Zahlungen eines Abnehmers, die nach Streichung eines für diesen festgesetzten Abnehmerlimits eingehen, darf GE CAPITAL im Verhältnis zum KUNDEN (unabhängig von der Zahlungszweckbestimmung des Abnehmers) auf gekaufte Forderungen gegen denselben Abnehmer aufrechnen, vorausgesetzt, dass durch die Aufrechnung die Rechte von Vorbehaltslieferanten nicht beeinträchtigt werden. Falls einschlägig, soll dasselbe entsprechend für die an einen Abnehmer ausgegebenen Gutschriften sowie für die Verwertung gelten.

22.3 Unless expressly agreed otherwise, all claims and receivables of GE CAPITAL against the ORIGINATOR arising from this Agreement fall due with immediate effect.		22.3 Sofern nicht ausdrücklich anders vereinbart, sind alle Ansprüche und Forderungen von GE CAPITAL gegen den KUNDEN aus diesem Vertrag sofort fällig.

22.4 The ORIGINATOR may only set off its claims against claims of GE CAPITAL if the ORIGINATOR’s claims are undisputed or have been confirmed by an unappealable court decision.	22.4 Der KUNDE kann gegen Ansprüche von GE CAPITAL nur aufrechnen, wenn seine Forderungen unbestritten oder rechtskräftig festgestellt sind.

22.5 The ORIGINATOR shall keep GE CAPITAL continuously informed about agreements with Debtors from which Reimbursement Claims may arise. Such agreements do not affect the Eligibility of Receivables if the Reimbursement Claims have been secured in accordance with the following terms:	22.5 Der KUNDE unterrichtet GE CAPITAL fortlaufend über Vereinbarungen mit den Abnehmern, aus denen sich Rückvergütungsansprüche ergeben können. Diese Vereinbarungen haben keinen Einfluss auf die Einwandfreiheit der Forderungen, wenn die Rückvergütungsansprüche gemäß den folgenden Regelungen gesichert sind:

GE CAPITAL is entitled to establish a reserve or (at its choice) demand security deposits from the ORIGINATOR in the anticipated amount of the Reimbursement Claims. The ORIGINATOR is entitled to provide a security deposit in order to discharge a reserve at any time. When determining the anticipated amount of the Reimbursement Claims, future Reimbursement Claims shall also be considered. These are claims that are certain or likely to arise in the future, but which amount and/or time of origination is still uncertain. To the extent that the determination of such claims depends on future events (e.g. development of sales), the amount shall be determined by way of estimate, in the absence of other indicators on the basis of historical data.	GE CAPITAL ist berechtigt, einen Einbehalt oder (nach ihrer Wahl) Sicherheitsleistung vom KUNDEN in der erwarteten Höhe der Rückvergütungsansprüche zu verlangen. Der KUNDE ist jederzeit berechtigt, den Einbehalt durch eine Sicherheitsleistung abzulösen. Bei der Ermittlung der zu erwartenden Höhe der Rückvergütungsansprüche sind künftige Rückvergütungsansprüche ebenfalls zu berücksichtigen. Dies sind Ansprüche, die mit Sicherheit oder mit Wahrscheinlichkeit in der Zukunft entstehen, bei denen aber der Betrag und/oder der Zeitpunkt der Entstehung noch ungewiss sind. Soweit die Bestimmung solcher Ansprüche von zukünftigen Ereignissen abhängt (z.B. Umsatzentwicklung), wird der Betrag im Wege der Schätzung ermittelt, in Ermangelung anderer Indikatoren, werden sie auf der Grundlage historischer Daten ermittelt.

GE CAPITAL determines the amount of Reimbursement Claims considering all circumstances in its reasonable discretion on a monthly basis, by the end of each month at the latest.	GE CAPITAL bestimmt die Höhe der Rückvergütungsansprüche auf monatlicher Basis, spätestens bis zum Ende eines jeden Monats, unter Berücksichtigung aller Umstände nach billigem Ermessen.

Immediately after the end of each month, the ORIGINATOR shall demonstrate the anticipated amount of Reimbursement Claims in a testable manner.	Unmittelbar nach dem Ende eines jeden Monats zeigt der KUNDE den erwarteten Betrag der Rückvergütungsansprüche in nachvollziehbarer Weise an.

The reserve is established by debiting the Settlement Account and crediting the Reserve Account by the relevant amount. If the anticipated amount of the Reimbursement Claims is reduced, the Reserve Account will be debited by such reduction and a respective credit will be booked on the Settlement Account.	Der Einbehalt wird durch Abbuchung auf dem Kundenabrechnungskonto und Gutschrift auf dem Rückstellungskonto um den jeweiligen Betrag vorgenommen. Mindert sich die voraussichtliche Höhe der Rückvergütungsansprüche, wird das Rückstellungskonto in Höhe dieser Minderung belastet und eine entsprechende Gutschrift auf dem Kundenabrechnungskonto gebucht.

Security deposits will be provided by payment by the ORIGINATOR to GE CAPITAL, whereby the amount is credited to the Reserve Account and any dissolution is debited on the Reserve Account and credited on the Settlement Account.	Die Sicherheitsleistungen werden GE CAPITAL durch Zahlung des KUNDEN zur Verfügung gestellt, wobei der Betrag dem Rückstellungskonto gutgeschrieben wird und die Auflösung zu Lasten des Rückstellungskontos und zu Gunsten des Kundenabrechnungskontos erfolgt.

The reserve and the security deposit shall primarily secure GE CAPITAL against set-offs or settlements by Debtors with Reimbursement Claims. To the extent that such claims are legally and validly raised, GE CAPITAL is entitled to receive the relevant amounts like Debtors’ payments.	Der Einbehalt und die Sicherheitsleistung dienen in erster Linie der Sicherung von GE CAPITAL gegen Aufrechnungen/Verrechnungen oder Zurückbehaltungsrechte der Abnehmer mit Rückvergütungsansprüchen. Soweit solche Ansprüche rechtmäßig geltend gemacht werden, ist GE CAPITAL berechtigt, die entsprechenden Beträge, wie Zahlungen der Abnehmer zu erhalten.

In addition, the reserve and the security deposit shall secure any and all existing and future claims which GE CAPITAL may have against the ORIGINATOR in connection with their business relationship.	Darüber hinaus dienen der Einbehalt- und die Sicherheitsleistung der Sicherung aller bestehenden und künftigen Ansprüche von GE CAPITAL gegen den KUNDEN im Zusammenhang mit ihrer Geschäftsbeziehung.

Clause 22.5 shall apply mutatis mutandis for Tolling/Pseudo Tolling Reimbursement Claims.	Ziffer 22.5 gilt sinngemäß für Rückvergütungsansprüche aus Materialbei-stellungen.

23. CHANGES IN THE FINANCING COMMISSION PER INVOICE / TOTAL FINANCING COMMISSION	23. ÄNDERUNG DER FINANZIERUNGSGEBÖHR AUF EINZELRECHNUNGSBASIS / GESAMT- FINANZIERUNGSGEBÖHR

The applicable Financing Commission per Invoice/Total Financing Commission and any changes to the Financing Commission per Invoice/Total Financing Commission during the term of this Agreement are set out in schedule 1 (Terms and Conditions).	Die anwendbare Finanzierungsgebühr auf Einzelrechnungsbasis/ Gesamtfinamierungsgebühr und Änderungen der Finanzierungsgebühr auf Einzelrechnungsbasis/ Gesamtfinanzierungsgebühr während der Laufzeit dieses Vertrages sind in Anhang 1 (Konditionen) geregelt.

Payments of Debtors are settled at the current market rate.	Zahlung der Abnehmer werden zum aktuellen Marktkurs abgerechnet.

24. FEES AND EXPENSES	24. ENTGELTE UNO AUSLAGEN

The amount of fees is set out in schedule 1 (Terms and Conditions).	Die Höhe der Gebühren ist in Anhang 1 (Konditionen) festgelegt.

If a service provided by GE CAPITAL is required by law or secondary contractual obligation, or is provided in GE CAPITAL’s own interest, such service will be free of charge, unless the charging of fees is legally permitted and occurs in accordance with the relevant statutory provision.	Wenn eine Leistung, die GE CAPITAL von Gesetzes wegen oder aufgrund vertraglicher Nebenpflicht oder im eigenen Interesse anbietet, ist diese Leistung gebührenfrei, es sei denn die Gebührenerhebung ist rechtlich zulässig und geschieht in Übereinstimmung mit den maßgeblichen gesetzlichen Bestimmungen.

The ORIGINATOR will bear all customary account keeping and payment transaction fees, as well as any expenses that may be incurred by GE CAPITAL acting upon its instructions or in its presumed interest.	Der KUNDE trägt alle gewöhnlichen Kontoführungsgebühren und Gebühren für die Zahlungstransaktion sowie die Kosten, die GE CAPITAL dadurch entstehen, dass sie nach seinen Anweisungen oder in seinem mutmaßlichen Interesse handelt.

The ORIGINATOR undertakes to reimburse GE CAPITAL from all costs and expenses (including legal fees) incurred by GE CAPITAL in connection with the formalities required to be carried out for the enforceability of the transfers of Receivables being made pursuant to the Agreement.	Der KUNDE verpflichtet sich gegenüber GE CAPITAL zur Erstattung aller Kosten und Ausgaben (einschließlich Anwaltskosten), die GE CAPITAL im Zusammengang mit den Formalitäten entstehen, die zur Durchsetzbarkeit der Forderungsübertragungen gemäß dem Vertrag anfallen.

25. ASSIGNABILITY OF CLAIMS AGAINST GE CAPITAL	25. ABTRETBARKEIT DER ANSPRÜCHE GEGEN GE CAPITAL

Any claims that the ORIGINATOR may have against GE CAPITAL may only be assigned to third parties with the consent of GE CAPITAL.	Alle Ansprüche, die dem KUNDEN gegen GE CAPITAL zustehen, können nur mit Einwilligung von GE CAPITAL abgetreten werden.

GE CAPITAL may decline its consent for good cause; such cause will be assumed in particular if GE CAPITAL has reason to believe that the intended assignment would be disadvantageous to suppliers of the ORIGINATOR.	GE CAPITAL kann die Zustimmung aus wichtigem Grund verweigern; ein solcher liegt insbesondere dann vor, wenn die beabsichtigte Abtretung Anlass zu der Annahme bietet, dass sie für die Lieferanten des KUNDEN nachteilig ist.

26. COMMENCEMENT DATE, EXPIRATION DATE, TERMINATION	26. VERTRAGSBEGINN, VERTRAGSABLAUFDATUM, KÜNDIGUNG

26.1 The Commencement Date and the Expiration Date of this Agreement are set out in schedule 1 (Terms and Conditions).	26.1 Der Vertragsbeginn und das Vertragsablaufdatum sind in Anhang 1 (Konditionen) festgelegt.

Unless this Agreement is terminated with three months’ notice prior to its scheduled Expiration Date, it shall be extended by another year. The same shall apply to any subsequent periods.	Wird der Vertrag nicht drei Monate vor dem Vertragsablaufdatum gekündigt, verlängert er sich um ein weiteres Jahr. Entsprechendes gilt für die Folgeperioden.

26.2 Each party may terminate the Agreement for good cause without observing any notice period. Good cause is shown if, considering all circumstances of the individual case and weighing the interests of both parties, the terminating party cannot reasonably be expected to continue the contractual relationship until the end of the notice period in accordance with clause 26.1.	26.2 Jeder Vertragspartner kann den Vertrag aus wichtigem Grund ohne Einhaltung einer Kündigungsfrist kündigen. Ein wichtiger Grund liegt vor, wenn dem kündigenden Teil unter Berücksichtigung aller Umstände des Einzelfalls und unter Abwägung der beiderseitigen Interessen die Fortsetzung des Vertragsverhältnisses nicht bis zum Ablauf der Kündigungsfrist gemäß Ziffer 26.1 zugemutet werden kann.

If the good cause results from a breach of an obligation in this Agreement, unless the breach of a contractual obligation is based on fraud, termination shall only be permitted after expiry of a reasonable period of time set for remedy to no avail, or after a dissuasion has proved to be unsuccessful, unless this proviso can be dispensed with because of the particularities of the individual case.	Besteht der wichtige Grund in der Verletzung einer Pflicht aus dem Vertrag, ausgenommen die Vertragsverletzung beruht auf Betrug, ist die Kündigung erst nach erfolglosem Ablauf einer zur Abhilfe bestimmten angemessenen Frist oder nach erfolgloser Abmahnung zulässig, es sei denn, dies ist wegen der Besonderheiten des Einzelfalls entbehrlich.

GE CAPITAL is in particular entitled to terminate for good cause	Für GE CAPITAL liegt ein wichtiger Grund für eine Kündigung insbesondere vor,

(a) if the ORIGINATOR is in substantial breach of clause 5 (for the avoidance of doubt notwithstanding the ORIGINATOR’s rights under clause 26.2, sub-clause 2 above), 12, 13, 18 or 19, or	(a) wenn der KUNDE wesentlich gegen Ziffern 5 (um Zweifel auszuräumen, unbeschadet der Rechte des KUNDEN nach Ziffer 26.2, Absatz 2 oben), 12, 13, 18 oder 19 verstößt, oder

(b) if the ORIGINATOR made incorrect statements about its financial condition that were of fundamental significance for GE CAPITAL’s decision about risk relevant	(b) wenn der KUNDE unrichtige Angaben über seine Vermögensverhältnisse gemacht hat die für eine Entscheidung von GE CAPITAL über mit Risiken verbundene

operations, in particular, but not limited to, with respect to GE CAPITAL’s credit decision (Kreditentscheidung), or	Geschäfte von erheblicher Bedeutung waren, insbesondere im Hinblick auf GE CAPITAL’s Kreditentscheidung, aber nicht beschränkt hierauf, oder

(c) if a substantial deterioration in the ORIGINATOR’s financial condition or of the value of a security interest occurs or threatens to occur which would jeopardize the fulfilment of an obligation vis-à-vis GE CAPITAL, even if security provided therefore is realised, or	(c) wenn eine wesentliche Verschlechterung der Vermögensverhältnisse des KUNDEN oder der Werthaltigkeit einer Sicherheit eintritt oder einzutreten droht und dadurch die Erfüllung einer Verbindlichkeit gegenüber GE CAPITAL – auch unter Verwertung einer hierfür bestehenden Sicherheit – gefährdet ist, oder

(d) if the ORIGINATOR fails to comply within a reasonable time period set by GE CAPITAL with its obligation to create security pursuant to this Agreement or any other agreement pertaining to the factoring transaction.	(d) wenn der KUNDE seiner Verpflichtung zur Bestellung von Sicherheiten aufgrund dieses Vertrages oder sonstigen die Factoringtransaktion betreffenden Vereinbarung nicht innerhalb der von GE CAPITAL gesetzten angemessenen Frist nachkommt.

Statutory termination rights for good cause shall remain unaffected.	Gesetzliche Kündigungsrechte aus wichtigem Grund bleiben unberührt

26.4 Any termination notice must be made in writing.	26.4 Die Kündigung bedarf der Schriftform.

26.5 Upon termination of this Agreement, all purchase offers, which have not yet been accepted, shall expire. All pending transactions shall be unwound in accordance with this Agreement.	26.5 Mit Beendigung des Vertrages erlöschen alle bis zu diesem Zeitpunkt noch nicht angenommenen Kaufangebote. Die noch schwebenden Geschäfte werden nach Maßgabe dieses Vertrages abgewickelt

GE CAPITAL will, after satisfaction of all of its claims arising from the business relationship with the ORIGINATOR, reassign to the ORIGINATOR all outstanding Receivables, which have not been purchased.	GE CAPITAL wird nach Erfüllung aller Ansprüche, die ihr aus der Geschäftsbeziehung mit dem KUNDEN zustehen, die noch nicht eingezogenen und nicht angekauften Forderungen an den KUNDEN zurückabtreten.

27. FURTHER ELEMENTS OF THIS AGREEMENT	27. WEITERE BESTANDTEILE DES VERTRAGES

The following schedules form an integral part of this Agreement:	Die folgenden Anhänge sind Bestandteile des Vertrages:

(a) Schedule 1 (Terms and Conditions)	(a) Anhang 1 (Konditionen)

In the event of any discrepancies between schedule 1 (Terms and Conditions) and this Agreement, the provisions of schedule 1 (Terms and Conditions) shall prevail.	Bei Abweichungen zwischen Anhang 1 (Konditionen) und diesem Vertrag, gehen die in Anhang 1 (Konditionen) getroffenen Regelungen vor.

(b) Schedule la (Excluded Debtors)	(b) Anhang 1a (Ausgenommene Abnehmer)

(c) Schedule 1b (Approved Jurisdictions)	(c) Anhang 1b (Anerkannte Rechtsordnungen)

(d) Schedule 2 (Declaration of Consent)	(d) Anhang 2 (Einwilligungserklärung)

Pursuant to which the ORIGINATOR consents to the collection, processing and utilisation of data by GE CAPITAL, the transfer of data to GE CAPITAL, the transfer of rights (including the relevant documentation) arising from this Agreement to a third party and the release of the tax authorities from their professional duty of confidentiality.	Wonach der KUNDE in die Erhebung, Verarbeitung und Nutzung von Daten durch GE CAPITAL, die Übertragung von Rechten (einschließlich der zugehörigen Dokumentation) aus diesem Vertrag an Dritte und in die Befreiung der Finanzämter von der Schweigepflicht einwilligt.

(e) Schedule 3 (Conditions Precedent)	(e) Anhang 3 (Auszahlungsvoraussetzungen)

(f) Annex 1 Transfer of French Receivables	(f) Anlage 1 Übertragung französischer Forderungen

(g) Annex 2 Form of Offer Letter	(g) Anlage 2 Formular für Forderungsanzeigen

(h) Annex 3 Trade Credit Insurance Agreement	(h) Anlage 3 Warenkreditversicherungsvertrag

(i) Annex 4 Assignment Agreement on Trade Insurance	(i) Anlage 4 Warenkreditversicherungs-abtretungsvertrag

(j) Annex 5 Account Pledge Agreement	(j) Anlage 5 Kontoverpfändungsvertrag

28. GOVERNING LAW, JURISDICTION	28. MASSGEBLICHES RECHT, GERICHTSSTAND

28.1 Except for as stated otherwise in section 2.2 of this Agreement, this Agreement shall be governed by German law.	28.1 Soweit in Ziffer 2.2. dieses Vertrages nicht Gegenteiliges geregelt ist, unterliegt dieser Vertrag deutschem Recht.

28.2 Without prejudice to Clause 28.1, the courts in Mainz shall have jurisdiction.	28.2 Gerichtsstand ist Mainz, wenn sich nicht aus Ziffer 28.1 etwas Gegenteiliges ergibt.

29. SEVERABILITY CLAUSE	29. SALVATORISCHE KLAUSEL

If any provisions of this Agreement or the schedules thereto are or become invalid in full or in part, the validity of the remaining provisions will not be affected thereby. The invalid provision shall be replaced by such provision which is valid and effective and comes closest to the economic intention of the parties. The same principles shall apply if this Agreement contains a gap.	Sollten Bestimmungen in diesem Vertrag oder seinen Anlagen ganz oder teilweise unwirksam sein oder werden, so wird die Wirksamkeit der übrigen Bestimmungen hiervon nicht berührt. An die Stelle der unwirksamen Bestimmungen tritt diejenige Regelung, die dem beabsichtigten wirtschaftlichen Zweck der Vertragspartner in rechtswirksamer Weise am nächsten kommt. Nach diesem Grundsatz sind auch etwaige Lücken in diesem Vertrag zu schließen.

If any in rem transfers (assignments of Receivables or inchoate rights and transfers of movable assets) should be or become ineffective, GE CAPITAL and the ORIGINATOR are obliged to treat each other as if the relevant transfers were effective. They are further obliged to perform the relevant in rem transfer without undue delay, observing any requirements which until that time may not have been observed.	Soweit dingliche Übertragungen (Abtretungen von Forderungen oder Anwartschaften, sowie Übereignungen beweglicher Sachen) unwirksam sein oder werden sollten, sind GE CAPITAL und der KUNDE verpflichtet, die Geschäfte untereinander so zu behandeln, als sei das Geschäft wirksam. Sie sind weiter verpflichtet, das dingliche Geschäft unverzüglich unter Berücksichtigung etwa bis dahin außer Acht gelassener Anforderungen zu vollziehen.

F. DEFINITIONS	F. DEFINITIONEN

Accounts: The accounts maintained in the factoring procedure: Factoring Account, Incoming Payment Settlement Account, Purchase Price Reserve Account, Reserve Account, Settlement Account, Special Account, Special Settlement Account, Special Purchase Price Reserve Account.	Konten: Die im Factoringverfahren geführten Konten: Factoringkonto, Zahlungseingangsverrechnungskonto Kaufpreiseinbehaltskonto, Rückstellungskonto, Kundenabrechnungskonto, Sonderkonto, Sonderverrechnungskonto, Sonderkaufpreiseinbehaltskonto.

Actual Average Funding Period is calculated for each batch of Receivables contained in each transmission of Financing Commission Calculation Data as the weighted average of all Actual Funding Periods per Invoice of all Receivables contained in the relevant previous transmission of Financing Commission Calculation Data.	Die Tatsächliche Durchschnittliche Finanzierungsperiode wird für jede Gruppe von Forderungen berechnet, die in jeder Übermittlung der Berechnungsdaten zur Ermittlung der Finanzierungsgebühr enthalten ist, als der gewichtete Durchschnitt aller Tatsächlichen Finanzierungsperioden auf Einzelrechnungsbasis für alle Forderungen, die in der jeweiligen vorherigen Übermittlung der Berechnungsdaten zur Ermittlung der Finanzierungsgebühr enthalten sind.

Actual Funding Period per Invoice is the actual number of calendar days from (and including) the Funding Date to (and excluding) the day communicated by the ORIGINATOR (to be tested and confirmed from time to time by way of samples taken by GE CAPITAL) of actual repayment of each Receivable in the Financing Commission Calculation Data.	Die Tatsächliche Finanzierungsperiode auf Einzelrechnungsbasis ist die tatsächliche Anzahl von Kalendertagen vom Finanzierungstag (einschließlich) bis (ausschließlich) zu dem Tag, der jeweils vom KUNDEN (dies wird von Zeit zu Zeit stichprobenartig von GE CAPITAL überprüft) als derjenige Tag in den Berechnungsdaten zur Ermittlung der Finanzierungsgebühr mitgeteilt wird, an dem die Forderung tatsächlich zurückbezahlt wird.

Adjustment: is the difference between the Actual Average Funding Period and the Average Expected Funding Period for a batch of Receivables contained in a transmission of Financing Commission Calculation Data.	Anpassung: Ist für jede Gruppe von Forderungen die Differenz zwischen der Tatsächlichen Durchschnittlichen Finanzierungsperiode und der Durchschnittlichen Erwarteten Finanzierungsperiode.

Adjusted Expected Funding Period per Invoice for the first drawdown under this Agreement is the Expected Funding Period per Invoice. For subsequent drawdowns the Adjusted Expected Funding Period per Invoice is equal to the Expected Funding Period per Invoice plus the Adjustment calculated for the relevant previous batch of Receivables sold. The ORIGINATOR and GE CAPITAL agree that the Adjusted Expected Funding Period per Invoice shall, for the purposes of the calculation of the Financing Commission per Invoice, never be smaller than 10 calendar days.	Die Angepasste Erwartete Finanzierungsperiode auf Einzelrechnungsbasis für die erste Ziehung unter diesem Vertrag ist die Erwartete Finanzierungsperiode auf Einzelrechnungsbasis. Für alle weiteren Ziehungen ist die Angepasste Erwartete Finanzierungsperiode auf Einzelrechnungsbasis gleich der Erwarteten Finanzierungsperiode auf Einzelrechnungsbasis plus die für die jeweilige vorherige verkaufte Gruppe von Forderungen berechnete Anpassung. Der KUNDE und GE CAPITAL sind sich einig, dass die Angepasste Erwartete Finanzierungsperiode auf Einzelrechnungsbasis für die Zwecke der Berechnung der Finanzierungsgebühr auf Einzelrechnungsbasis niemals kleiner als 10 Kalendertage sein soll.

Administration Fee: The percentage rate of the Nominal Amount set out in schedule 1 (Terms and Conditions).	Verwaltungsgebühr: Der Prozentsatz des in Anhang 1 (Konditionen) festgelegten Nominalbetrages.

Affiliated Company: A company which holds a participation in the ORIGINATOR or in which the ORIGINATOR or a shareholder of the ORIGINATOR holds a participation in or whose representatives are completely or partially identical with those of the ORIGINATOR. The form of participation is irrelevant; an indirect participation is sufficient.	Nahestehendes Unternehmen: Ein Unternehmen, das eine Beteiligung am KUNDEN hält oder an dem der KUNDE oder ein Gesellschafter des KUNDEN eine Beteiligung unterhält oder dessen Vertreter ganz oder teilweise identisch mit denen des KUNDEN sind. Die Form der Beteiligung ist unerheblich; eine mittelbare Beteiligung ist ausreichend.

Average Expected Funding Period: Is the weighted average of Expected Funding Periods per Invoice for all invoices in the Financing Commission Calculation Data.	Durchschnittliche Erwartete Finanzierungsperiode: Ist der Durchschnitt aller Erwarteten Finanzierungsperioden auf Einzelrechnungsbasis für alle Rechnungen in den jeweiligen Berechnungsdaten zur Ermittlung der Finanzierungsgebühr.

Bad Debt Amount: Amount corresponding to the purchase price for the relevant Receivable, but reduced by the VAT amount contained in the Receivable. Any payments made in respect of the purchase price are offset. The balance shall be credited or debited, as the case may be, to the Settlement Account.	Delkrederebetrag: Entspricht dem Kaufpreis der jeweiligen Forderung, jedoch vermindert um einen Betrag in Höhe der in der Forderung enthaltenen Umsatzsteuer. Bereits auf den Kaufpreis erbrachte Leistungen sind zu verrechnen. Der Differenzbetrag ist dem Kundenabrechnungskonto gutzuschreiben bzw. zu belasten.

Bad Debt Case: Occurrence of an event referred to in clause 6.2.	Delkrederefall: Eintritt eines der in Ziffer 6.2 beschriebenen Ereignisse.

Bad Debt Coverage: Obligation of GE CAPITAL to pay the Bad Debt Amount in the Bad Debt Case.	Delkrederehaftung: Die Verpflichtung von GE CAPITAL, im Delkrederefall den Delkrederebetrag zu zahlen.

Business Days: All calendar days except for Saturdays, Sundays and any public holidays and bank holidays applicable at the registered seat of the ORIGINATOR or GE CAPITAL.	Geschäftstage: Alle Kalendertage mit Ausnahme von Samstagen, Sonntagen und am Sitz des KUNDEN oder von GE CAPITAL gültigen gesetzlichen Feiertagen und Bank- Feiertagen.

Collection Procedure: Procedure instigated to collect Receivables, including legal dunning procedures by external counsel, judicial court proceedings and foreclosure proceedings until the final settlement of the proceeding.	Inkassoverfahren: Verfahren zur Beitreibung einer Forderung, durch anwaltliches Mahnverfahren, gerichtliches Erkenntnisverfahren und Vollstreckungsverfahren bis zur Beendigung des Verfahrens.

Commencement Date: The commencement date referred to in schedule 1 (Terms and Conditions).	Vertragsbeginn: Der in Anhang 1 (Konditionen) genannte Vertragsbeginn.

Credit and Collection Policies: Means the ORIGINATOR’s credit and collection policies currently in force on the date hereof which may only be amended or changed with GE CAPITAL’s prior written consent, except for only minor editorial amendments and changes.	Gutschrift- und Einzugsregeln: die Gutschrift- und Einzugsregeln des KUNDEN in der derzeit gültigen Fassung, die, mit Ausnahme von geringfügigen redaktionellen Ergänzungen oder Änderungen, nur mit vorheriger schriftlicher Einwilligung von GE CAPITAL ergänzt oder geändert werden können.

Debtor Limit: The maximum amount available to fund purchases of Receivables against a Debtor. The extent of its utilization is equal to the sum of all purchased and outstanding Receivables. Bills of exchange and cheques are considered as a settlement of a Receivable when irrevocably cashed. Debtor Limits are established pursuant to clause 7.	Abnehmerlimit: Der Höchstbetrag, der für den Ankauf von Forderungen gegen einen Abnehmer zur Verfügung steht. Der Umfang seiner Ausnutzung entspricht der Summe aller gekauften und vom Abnehmer noch nicht bezahlten Forderungen. Wechsel und Schecks werden mit endgültiger Einlösung als Erfüllung der Forderung berücksichtigt. Die Festsetzung von Abnehmerlimiten ergibt sich aus Ziffer 7.

Debtors: All present and future counterparties of the ORIGINATOR to contracts pursuant to which the ORIGINATOR owes the delivery of goods and/or the rendering of services for which the relevant counterparty owes payment, provided that the debtors excluded from the Agreement are set out in schedule la (Excluded Debtors).	Abnehmer: Alle bestehenden und zukünftigen Vertragspartner des KUNDEN in Verträgen, in denen der KUNDE die Warenlieferung und/oder die Erbringung von Dienstleistungen schuldet, für welche der Vertragspartner eine Leistung in Geld schuldet, ausgenommen der von diesem Vertrag ausgenommenen Abnehmer, die in Anhang 1a (Ausgenommene Abnehmer) aufgeführt sind.

Debtors’ Accounts: Accounts administrated by GE CAPITAL, which show the ORIGINATOR’s Receivables against the Debtors that were assigned to GE CAPITAL.	Debitorenkonten: Von GE CAPITAL geführte Konten, auf die die vom KUNDEN an GE CAPITAL abgetretenen Forderungen gebucht werden.

Dilution Rate: The Dilution Rate considers the average dilution depending on the performance of the purchased Receivables and considers specific risks (i.e. set-off (without double counting with the Special Purchase Price Reserve), and other dilutions but for the avoidance of doubt not debtor risk), whereas a given event shall be taken into account only once, and only with respect to a given reserve and means as of any date of determination, the greater of:	Dilution Rate: Die Dilution Rate berücksichtigt die durchschnittliche Verwässerung abhängig von der Leistungsfähigkeit der gekauften Forderungen und berücksichtigt spezielle Risiken (z.B. Aufrechnung (ohne Doppelberechnung mit dem Sonderkaufpreiseinbehalt), und andere Verwässerungen, jedoch, um Missverständnissen vorzubeugen, kein Abnehmer- /Delkredererisiko), wobei jeder Anlass nur einmalig berücksichtigt wird, und nur im Hinblick auf einen einzigen Einbehalt, und bedeutet der zum jeweils entscheidenden Zeitpunkt größere Betrag von

(x) 10% and	(x) 10% und

(y) (a) two times the average dilution reduction of 12 months as of such date of determination, plus (b) 5%.	(y) (a) zweimal den durchschnittlichen Dilution Abschlag der letzten 12 Monate vor dem Berechnungstag, plus (b) 5%.

Disclosed Procedure: Factoring procedure in which the assignment of Receivables is disclosed to the Debtors.	Offenes Verfahren: Factoringverfahren, bei dem die Abtretung der Forderungen gegenüber den Abnehmern angezeigt wird.

Discretionary Debtor Limit: Debtor Limit established and modified by declaration of the ORIGINATOR vis-à-vis GE CAPITAL in accordance with clause 7.2 and within the extent set out in schedule 1 (Terms and Conditions).	Abnehmerlimitselbstvergabe: Festsetzung und Änderung der Abnehmerlimite durch Erklärung des KUNDEN gegenüber GE CAPITAL nach Ziffer 7.2 und innerhalb der Grenzen, die sich aus Anhang 1 (Konditionen) ergeben.

Eligible: Means in respect of any Receivable that, as applicable:	Einwandfrei: Bedeutet im Hinblick auf eine Forderung, dass, soweit anwendbar:

(a) each Receivable exists as set out in the Offer Letter, is free from any objections and defenses, is assignable (including, for the avoidance of doubt, Receivables which are assignable pursuant to sec. 354a of the German Commercial Code (HGB)) and is not subject to any third party rights that may be asserted against GE CAPITAL and that the respective invoice has been received by the Debtor.	(a) jede Forderung wie aus der Forderungsanzeige ersichtlich, besteht, frei ist von jeglichen Einwendungen und Einreden, abtretbar (zur Vermeidung von Missverständnissen, einschließlich Forderungen, die gemäß § 354a Handelsgesetzbuch (HGB) abtretbar sind) und nicht mit Rechten Dritter, die gegen GE CAPITAL geltend gemacht werden können, belastet ist und dass die entsprechende Rechnung dem Abnehmer zugegangen ist.

(b) each Receivable shall be fully capable of transfer without the requirements of any consents from the Debtors or third parties, or when a consent is required (such as in case of a prohibition or restriction of assignment which would prevent the legal transfer of the Receivable if the consent would not be obtained), each such consent must have been obtained to the satisfaction of GE CAPITAL on or prior to the date on which the relevant Receivable is intended to be transferred (failing to receive such letters of consent, the relevant Receivables shall not be eligible for purchase); and	(b) jede Forderung ohne Einwilligung der Abnehmer oder Dritter übertragbar sein soll, oder, wenn eine Einwilligung notwendig ist (wie im Fall eines Verbots oder einer Einschränkung der Abtretung, die die rechtliche Übertragung der Forderung verhindern würde, wenn die Einwilligung nicht erlangt werden würde), muss die Einwilligung zur Zufriedenheit von GE CAPITAL erlangt worden sein zu oder vor dem Zeitpunkt, in dem die Übertragung der jeweiligen Forderung beabsichtigt ist (werden die Einwilligungsschreiben nicht erhalten, sind die jeweiligen Forderungen nicht einwandfrei); und

(c) each Receivable shall constitute legally valid, binding and enforceable obligations of the relevant Debtor; and	(c) jede Forderung rechtlich gültige, bindende und durchsetzbare Verpflichtungen des jeweiligen Abnehmers begründet; und

(d) each Receivable shall be free from any security interests, rights of third parties or adverse claims, or as the case may be, such security interests, rights of third parties or adverse claims will have (i) been waived to the satisfaction of GE CAPITAL prior to the transfer of the relevant Receivable or (ii) released due to payment to the relevant supplier upon delivery of supplies, provided that in respect of the Receivables governed by German law standard extended retention of title clauses which contain an authorization of the ORIGINATOR to collect the relevant Receivable shall be permitted; and	(d) jede Forderung frei ist von Sicherungsrechten, Rechten Dritter oder nachteiligen Ansprüchen, oder auf diese Sicherungsrechte, Rechte Dritter oder nachteiligen Ansprüche gegebenenfalls zur Zufriedenheit von GE CAPITAL (i) vor der Übertragung der jeweiligen Forderung verzichtet öder (ii) sie wegen Zahlung an den jeweiligen Lieferanten nach Lieferung der Güter freigegeben wurden, vorausgesetzt, dass im Hinblick auf die dem deutschen Recht unterliegenden Forderungen übliche Klauseln zum (verlängerten) Eigentumsvorbehalt, die eine Ermächtigung des KUNDEN zur Einziehung der jeweiligen Forderung beinhalten, erlaubt werden; und

(e) no Receivable shall arise from a contract of which the performance has been wholly or partly subcontracted under French law n°75-1334 of 31 December 1975, or any similar applicable law or regulation granting to the subcontractor a direct claim on a Debtor for the payment owed to it by the ORIGINATOR under the subcontract, save if, to the reasonable satisfaction of GE CAPITAL, bank guarantees (to guarantee payments to the relevant subcontractors) or other relevant arrangements have been implemented in advance in accordance with the above laws and regulations so as to avert the exercise of any such direct claim; and	(e) keine Forderung aus einem Vertrag entsteht, aus dem die Erfüllung ganz oder teilweise unter dem französischem Gesetz Nr. 75-1334 vom 31. Dezember 1975 an einen Subuntemehmer weitergegeben wurde, oder ein anderes ähnliches anwendbares Gesetz oder eine Regelung, welche dem Subuntemehmer einen direkten Anspruch gegen einen Abnehmer für die Zahlung, die der KUNDE unter dem Subuntemehmervertrag schuldet, es sei denn dass Bankgarantien (zur Garantie der Zahlungen an den jeweiligen Subuntemehmer) oder andere relevante Vereinbarungen, jeweils zur vernünftigen Zufriedenheit von GE CAPITAL, im Voraus und im Einklang mit den o.g. Gesetzen und Regelungen umgesetzt wurden, um die Geltendmachung eines solchen direkten Anspruchs abzuwenden.

(f) is not subject to a current account agreement (kontokorrentgebundene Forderung) within the meaning of sec. 355 of the German Commercial Code (HGB).	(f) sie keine kontokorrentgebundene Forderung im Sinne von § 355 Handelsgesetzbuch (HGB) ist.

Expected Funding Period per Invoice is the expected number of calendar days from (and including) the relevant Funding Date to (and excluding) the relevant due date of a Receivable or, if different, such other day on which the repayment of each Receivable	Erwartete Finanzierungsperiode auf Einzelrechnungsbasis ist die erwartete Anzahl von Kalendertagen von dem jeweiligen Finanzierungstag (einschließlich) bis zum (aber ausschließlich des) jeweiligen Fälligkeitsdatum(s) einer Forderung oder,

included in the Financing Commission Calculation Data is expected by the ORIGINATOR.	sofern davon abweichend, dem Tag an dem die Bezahlung der jeweiligen Forderung in den Berechnungsdaten zur Ermittlung der Finanzierungsgebühr vom KUNDEN erwartet wird.

Expiration Date: The expiration date referred to in schedule 1 (Terms and Conditions).	Vertragsablaufdatum: Das Vertragsablaufdatum, auf das in Anhang 1 (Konditionen) Bezug genommen wird.

Factoring Account: Account on which the purchased Receivables are booked in their aggregate amount.	Factoringkonto: Konto, auf dem die angekauften Forderungen in Höhe ihres vollen Wertes gebucht werden.

Factoring Commission: The percentage rate of the Nominal Amount set out in schedule 1 (Terms and Conditions).	Factoringgebühr: Der Prozentsatz des in Anhang 1 (Konditionen) festgelegten Nominalbetrages.

Factoring-Satzaufbau: GE CAPITAL’s requirements for information to be provided by the ORIGINATOR in electronic form about invoices, credit notes, payments or open items.	Factoring Satzaufbau: Vorgaben von GE CAPITAL für vom KUNDEN in elektronischer Form zu erteilende Informationen über Rechnungen, Gutschriften, Zahlungen oder offene Posten.

Factorlink: Software for the performance of the factoring procedure.	Factorlink: Software für die Durchführung des Factoringverfahrens.

Financing Commission Assessment Base per Invoice: Is the amount drawn by the ORIGINATOR from the Settlement Account on each Funding Date by invoice, calculated on the basis of each of the Receivables included in the most recent Financing Commission Calculation Data.	Finanzierungsgebühr Berechnungsgrund-lage auf Einzelrechnungsbasis: Ist der Betrag, der vom KUNDEN vom Kundenabrechnungskonto an dem jeweiligen Finanzierungstag auf Einzelrechnungsbasis abgebucht wird und der sich auf Grundlage der Forderungen berechnet, die in der jeweils jüngsten Übermittlung von Berechnungsdaten zur Ermittlung der Finanzierungsgebühr enthalten waren.

Financing Commission Calculation Data: Means a list of Receivables setting out on a Receivable-by-Receivable basis (a) the name of the relevant Debtor, (b) the amount of the relevant related invoice, (c) the Receivable related invoice date, (d) the Receivable due date, (e) the Expected Funding Period per Invoice as well as (f) the Actual Funding Period per Invoice in respect of the batch of Receivables sold during the relevant previous Adjusted Expected	Berechnungsdaten zur Ermittlung der Finanzierungsgebühr: Bezeichnet eine Liste von Forderungen in der auf Einzelrechnungsbasis (a) der Name des jeweiligen Abnehmers, (b) der Betrag der jeweiligen Rechnung, (c) das Rechnungsdatum, (d) das Fälligkeitsdatum der Forderung, (e) die Erwartete Finanzierungsperiode auf Einzelrechnungsbasis, sowie, (f) die jeweilige Tatsächliche Finanzierungsperiode auf

Funding Period per Invoice. The Financing Commission Calculation Data is provided by the ORIGINATOR two Business Days prior to each relevant Funding Date.	Einzelrechnungsbasis, bezogen auf die in der jeweils zurückliegenden Angepassten Erwartete Finanzierungsperiode auf Einzelrechnungsbasis verkauften Forderungen. Die Berechnungsdaten zur Ermittlung der Finanzierungsgebühr werden vom KUNDEN jeweils vorab zwei Geschäftstage vor dem jeweiligen Finanzierungstag übermittelt.

Financing Commission per Invoice is calculated upfront for the relevant next following Adjusted Expected Funding Period per Invoice on a Receivable-by-Receivable basis by applying the Financing Commission Rate to the Financing Commission Assessment Base per Invoice. The Financing Commission Rate is calculated as follows on the basis of an interest rate calculation in accordance with the international method, i.e. act/360 interest days per year:	Die Finanzierungsgebühr auf Einzelrechnungsbasis wird jeweils vorab für die jeweils folgende Angepasste Erwartete Finanzierungsperiode auf Einzelrechnungsbasis auf Einzelrechnungsbasis dergestalt berechnet, dass der Finanzierungsgebührensatz auf die Finanzierungsgebühren Berechnungsgrundlage auf Einzelrechnungsbasis angewendet wird. Der Finanzierungsgebührensatz errechnet sich wie folgt auf Grundlage einer Zinssatzberechnung in Übereinstimmung mit der internationalen Berechnungsmethode, d.h. act/360 Tage p.a.:

FCPI = FCABI x FCR x (AEPI /360)	FCPI = FCABI x FCR x (AEPI /360)

FCPI is the Financing Commission per Invoice,	FCPI bezeichnet die Finanzierungsgebühr auf Einzelrechnungsbasis,

FCABI is the Financing Commission Assessment Base per Invoice,	FCABI bezeichnet die Finanzierungsgebühr Berechnungsgrundlage auf Einzelrechnungsbasis,

FCR is the Finance Commission Rate; and	FCR bezeichnet den Finanzierungsgebührensatz; und

AEPI is the Adjusted Expected Funding Period per Invoice.	AEPI bezeichnet die Angepasste Erwartete Finanzierungsperiode auf Einzelrechnungsbasis.

Financing Commission Rate: The percentage rate p.a. (per annum) set out in schedule 1 (Terms and Conditions), consisting of the sum of the percentage rates of the Financing Commission Reference Rate and the margin.	Finanzierungsgebührensatz: Der aus Anhang 1 ersichtliche Prozentsatz p.a. (per annum), bestehend aus der Summe der Prozentsätze des Referenzfinanzierungsgebührensatzes und der Marge.

Financing Commission Reference Rate: Is the EURIBOR (Euro Interbank Offered Rate), provided that the applicable term and the details of the continuing adjustment of the EURIBOR are set out in schedule 1 (Terms and Conditions). The actual rate of the EURIBOR is published, inter alia, on the internet site of the German Federal Bank.	Referenzfínanzierungsgebührensatz: Ist der EURIBOR (Euro Interbank Offered Rate), unter der Maßgabe, dass die anwendbare Laufzeitbezugsgröße und die Einzelheiten der fortlaufenden Anpassung des EURIBOR in Anhang 1 (Konditionen) näher festgelegt sind. Die tatsächliche Höhe des EURIBOR ist unter anderem auf der Internetseite der Deutschen Bundesbank veröffentlicht.

Funding Date: The date when available funds are drawn by the ORIGINATOR from the Settlement Account.	Finanzierungstag ist der Tag, an dem verfügbare Mittel durch den KUNDEN vom Kundenabrechnungskonto abgebucht werden.

Full-Service-Factoring: Factoring procedure in which the accounts receivable bookkeeping and dunning procedure are performed by GE CAPITAL.	Full-Service-Factoring: Factoringverfahren, bei dem die Debitorenbuchhaltung und das Mahnwesen durch GE CAPITAL erledigt werden.

Incoming Payment Settlement Account: Account on which in the Inter-Credit®-Factoring incoming payments are booked by interim posting until the Reconciliation Process has been performed, see clause 12.2.	Zahlungseingangsverrechnungskonto: Konto, auf dem beim Inter-Credit®-Factoring Zahlungseingänge bis zum Stülpvorgang zwischengebucht werden, siehe Ziffer 12.2.

Inter-Credit®-Factoring: Factoring procedure in which the accounts receivable bookkeeping and dunning procedure are performed by the ORIGINATOR as trustee for GE CAPITAL.	Inter-Credit®-Factoring: Factoringverfahren, bei dem die Debitorenbuchhaltung und das Mahnwesen durch den KUNDEN als Treuhänder für GE CAPITAL erledigt werden.

Maximum Commitment: The amount which the Utilization may not exceed. The amount of the Maximum Commitment is set out in schedule 1 (Terms and Conditions).	Höchstobligo: Der Betrag, welcher die Inanspruchnahme nicht übersteigen darf. Der Betrag des Höchtsobligos ergibt sich aus Anhang 1 (Konditionen).

Nominal Amount: The final amount set out in the invoice for the relevant Receivable, including VAT.	Nominalbetrag: Der in der Rechnung ausgewiesene Endbetrag für die Forderung einschließlich Umsatzsteueranteil.

Notification of Dispute: Notification by the ORIGINATOR or the Debtor to GE CAPITAL that the Debtor claims that the Receivable is not Eligible.	Reklamationsanzeige: Anzeige des KUNDEN oder des Abnehmers an GE CAPITAL, dass der Abnehmer geltend macht, die Forderung sei nicht einwandfrei.

Offer Letter: Notification of a certain Receivable by the ORIGINATOR to GE	Forderungsanzeige: Anzeige einer bestimmten Forderung an GE CAPITAL

CAPITAL Several notifications of Receivables can be combined in one Offer Letter.	durch den KUNDEN. Es können mehrere Anzeigen von Forderungen in einer Forderungsanzeige erfolgen.

Open Items File: List of all Receivables which are existing and unpaid at the time when the list is compiled.	Offene Posten Datei: Aufstellung sämtlicher zum Zeitpunkt der Erstellung der Aufstellung bestehenden unbezahlten Forderungen.

Pledged Accounts: The bank accounts referred to as Pledged Accounts in schedule 1 (Terms and Conditions).	Verpfändete Bankkonten: Die in Anhang 1 (Konditionen) als Verpfändete Bankkonten bezeichneten Bankkonten.

Purchase Price Reserve: Amount corresponding to the percentage rate set out in schedule 1 (Terms and Conditions) of the Nominal Amount.	Kaufpreiseinbehalt: Betrag, der dem Prozentsatz des Nominalbetrags wie in Anhang 1 (Konditionen) entspricht.

Purchase Price Reserve Account: Account on which the Purchase Price Reserve is booked (see clause 4.1 and 4.3).	Kaufpreiseinbehaltskonto: Konto, auf dem der Kaufpreiseinbehalt gebucht wird (siehe Ziffern 4.1 und 4.3).

Quarterly Account Statement: Written summary of the balances of all Accounts as of the end of each calendar quarter.	Quartalsabschluss: Schriftliche Übersicht über die Stände aller Konten zum Ende eines jeden Quartals.

Receivables: All existing and future payment receivables arising under agreements for the delivery of goods and/or the rendering of services by the ORIGINATOR vis-à-vis its Debtors.	Forderungen: Alle gegenwärtig bestehenden und künftig entstehenden Forderungen auf Zahlung aus Verträgen über Warenlieferungen und/oder die Erbringung von Dienstleistungen durch den KUNDEN gegenüber seinen Abnehmern.

Reconciliation Process: Reconciliation of GE CAPITAL’s Open Items File with the Open Items File provided by the ORIGINATOR.	Stülpvorgang: Abgleich der Offene Posten Datei von GE CAPITAL an die Offene Posten Datei des KUNDEN.

Reimbursement Claims: Claims of Debtors vis-à-vis the ORIGINATOR, which do not result in a direct reduction of individual Receivables, in particular claims based on a relevant period and/or the volume of sales (bonuses etc.), and claims arising from certain operations/events (marketing contributions, anniversary bonuses etc.).	Rückvergütungsansprüche: Ansprüche des Abnehmers gegenüber dem KUNDEN, die nicht eine direkte Minderung einzelner Forderungen zur Folge haben, insbesondere Ansprüche auf der Grundlage eines bestimmten Zeitraumes und/oder des Verkaufsvolumens (Boni, etc.), und Ansprüche aus bestimmten Tätigkeiten/Events (Werbekostenzuschüsse, Jubiläumsboni, etc.).

Reserve Account: Account showing the anticipated amount of Reimbursement Claims (see clause 22.5).	Rückstellungskonto: Konto, auf dem die voraussichtliche Höhe der Rückvergütungsansprüche aufgenommen wird (siehe Ziffer 22.5).

Retaining Supplier: Each supplier of the ORIGINATOR who has stipulated an extended retention of title arrangement (assignment of the receivables resulting from the resale of the goods) with the ORIGINATOR.	Vorbehaltslieferant: Jeder Lieferant des KUNDEN, der mit dem KUNDEN wegen seiner Lieferungen einen verlängerten Eigentumsvorbehalt (Abtretung der aus der Weiterveräußerung resultierenden Forderung) vereinbart hat.

Settlement Account: Account on which all claims of the ORIGINATOR vis-à-vis GE CAPITAL (e.g. purchase price payments for purchased Receivables, including Purchase Price Reserves that have been released, Debtor’s payments in respect of Receivables which have not been purchased) and claims of GE CAPITAL against the ORIGINATOR (e.g. commission claims, claims for reimbursement based on performance defaults) as well as disbursements to the ORIGINATOR are booked and offset against each other.	Kundenabrechnungskonto: Konto, auf dem alle Ansprüche des KUNDEN gegenüber GE CAPITAL (z.B. Kaufpreiszahlungen für angekaufte Forderungen einschließlich freigewordener Kaufpreiseinbehalte, Zahlungen von Abnehmern auf nicht angekaufte Forderungen) und von GE CAPITAL gegen den KUNDEN (z.B. Gebührenansprüche, Rückforderungsansprüche wegen Leistungsstörungen) sowie Auszahlungen an den KUNDEN gebucht und miteinander verrechnet werden.

Smart-Service-Factoring: Factoring procedure in which the accounts receivable bookkeeping is performed by GE CAPITAL and the dunning procedure is performed by the ORIGINATOR as trustee for GE CAPITAL.	Smart-Service-Factoring: Factoringverfahren, bei dem die Debitorenbuchhaltung durch GE CAPITAL und das Mahnwesen durch den KUNDEN als Treuhänder für GE CAPITAL durchgeführt werden.

Special Purchase Price Reserve: Reserve established as the result of a Notification of Dispute which shall not exceed, however, the part of the purchase price that was previously credited.	Sonderkaufpreiseinbehalt: Geldbetrag, der aufgrund der Reklamationsanzeige einbehalten wird, höchstens jedoch in der Höhe des zuvor gutgeschriebenen Kaufpreisanteils.

Special Purchase Price Reserve Account: Account on which Special Purchase Price Reserves resulting from Notifications of Disputes are booked, see clause 4.4.	Sonderkaufpreiseinbehaltskonto: Konto, auf dem durch Reklamationsanzeigen ausgelöste Sonderkaufpreiseinbehalte gebucht werden, siehe Ziffer 4.4.

Special Account: Account on which the Receivables which have not been purchased are booked.	Sonderkonto: Konto, auf dem die nicht angekauften Forderungen gebucht werden.

Special Settlement Account: Technical offset account to the Special Account.	Sonderverrechnungskonto: Technisches Gegenkonto zum Sonderkonto.

Tolling/Pseudo Tolling Reimbursement Claims: Claims of Debtors vis-à-vis the	Rückvergütungsansprüche aus Materialbeistellung: Ansprüche der

ORIGINATOR which do not result in a direct reduction of individual Receivables, and which result out of tolling/pseudo tolling transactions (Materialbeistellung) between the ORIGINATOR and the respective Debtor.	Abnehmer gegen den KUNDEN, die nicht zu einer Minderung einzelner Forderungen führen, und die aus Materialbeistellungen zwischen dem KUNDEN und dem jeweiligen Abnehmer herrühren.

Total Financing Commission is calculated as the sum of Financing Commissions per Invoice for all invoices included in a relevant transmission of Financing Commission Data.	Die Gesamtfinanzierungsgebühr errechnet sich als die Summe aller Finanzierungsgebühren auf Einzelrechnungsbasis für alle Forderungen der jeweils mitgeteilten Berechnungsdaten zur Ermittlung der Finanzierungsgebühr.

Unable to Pay: Means with respect to a Debtor that such Debtor is unable to pay its debts as and when they fall due. Inability to Pay is generally presumed if the Debtor generally ceases to make payments.	Zahlungsunfähig: Bedeutet im Hinblick auf einen Abnehmer, dass der Abnehmer nicht in der Lage ist, seine fälligen Zahlungspflichten zu erfüllen. Zahlungsunfähigkeit ist in der Regel anzunehmen, wenn der Abnehmer seine Zahlungen eingestellt hat.

Undisclosed Procedure: Factoring procedure in which the assignment of Receivables is not initially, but only upon termination of the Undisclosed Procedure or in the Collection Procedure, disclosed.	Stilles Verfahren: Factoringverfahren, bei dem die Abtretung der Forderungen zunächst nicht, sondern erst nach Beendigung des Stillen Verfahrens oder im Inkassoverfahren offengelegt wird.

Utilization: Sum of the balances on all Accounts held for the ORIGINATOR in accordance with the Agreement.	Inanspruchnahme: Summe aller Salden von Konten, die für den KUNDEN aufgrund des Vertrages geführt werden.

VAT Information: All information as specified in clause 4.5, sub-clause 5.	Umsatzsteuerinformationen: alle in Ziffer 4.5, Absatz 5, genauer beschriebenen Informationen.

SIGNATURES		UNTERSCHRIFTEN

GE CAPITAL BANK AG

Signed by:	Philipp Schiemann	Hemp

Title:	Team Leader Large Clients	Team Leader Underwriting

Constellium Rolled Products Singen GmbH & Co. KG

Signed by:	MARK KIRKLAND

Title:	GROUP TREASURER & AUTHORIZED SIGNATORY

SCHEDULE 1 (TERMS AND CONDITIONS)	ANHANG 1 (KONDITIONEN)

1. Receivables:	1. Forderungen:

Receivables for payment of compensation from contracts regarding sales of products and provision of services against all Debtors whose office location is in Germany, and all Debtors whose office location is in a jurisdiction which is listed in Schedule 1b (Approved Jurisdictions) or any other jurisdiction approved by GE CAPITAL with the exception of receivables against debtors listed in Schedule 1a (Excluded Debtors).	Forderungen auf Zahlung der Vergütung aus Verträgen über Warenverkäufe und die Erbringung von Dienstleistungen gegen alle Abnehmer, die ihren Sitz in der Bundesrepublik Deutschland haben, sowie alle Abnehmer, die ihren Sitz in einer der in Anhang 1b (Anerkannte Rechtsordnungen) aufgeführten Rechtsordnungen oder einer anderen von GE CAPITAL anerkannten Rechtsordnung haben, mit Ausnahme von Forderungen gegen Abnehmer, die in Anhang 1a (Ausgenommene Abnehmer) aufgeführt sind.

2. Purchase Price Reserve: The higher of (i) 10% or (ii) the sum of 5% and the average Dilution Rate as observed over the last three months.	2. Kaufpreiseinbehalt: Der jeweils höhere Betrag von entweder (i) 10% oder (ii) der Summe von 5% und der durchschnittlichen Dilution Rate der letzten drei Monate.

3. Financing Commission Reference Rate; Fees; Commission:	3. Finanzierungsgebührensatz; andere Gebühren; Provision:

a) Financing Commission Reference Rate (see Clause 4.1): 3 month EURIBOR + 1,95%, paid monthly and calculated on the last Business Day of each month for the following month.	a) Referenzfinanzierungsgebührensatz (siehe Ziffer 4.1): 3 Monate EURIBOR + 1,95%, Zahlung monatlich und Berechnung am letzten Geschäftstag jeden Monats für den Folgemonat.

b) Unused Facility Fee: 1% per annum of the amount of the available but unused amount of the Settlement Account.	b) Bereitstellungsgebühr: 1% pro Jahr des verfügbaren aber nicht in Anspruch genommenen Betrages auf dem Kundenabrechnungskonto.

c) Audit Fees: EUR 3,000 per audit and a maximum audit fee of EUR 6,000 per year.	c) Außenprüfungsgebühren: EUR 3.000 pro Außenprüfung und maximal EUR 6.000 pro Jahr.

d) Factoring Commission and Administration Fee (see Clauses 4.1 and 8.3): 0,15% + 0,01% bad debt cost calculated on the volume of the Receivables.	d) Factoring- und Verwaltungsgebühr (siehe Ziffer 4.1 und 8.3): 0,15% + 0,01% Delkrederekosten, berechnet nach dem Volumen der Forderungen.

e) Maximum amount for Discretionary Debtor Limit (see Clause 7):	e) Höchstbetrag für Abnehmerlimitselbstvergabe (siehe Ziffer 7):

Domestic/Export 10,000 EUR	Im Inland/im Ausland 10.000 EUR

Limit fees for each Debtor and for each contractual year:	Limitgebühren für jeden Abnehmer und für jedes Vertragsjahr:

1. domestic 30 EUR/40 USD/40 CHF/25 GBP	1. Im Inland 30 EUR/40 USD/40 CHF/25 GBP

2. export 60 EUR/80 USD/80 CHF/50 GBP	2. Im Ausland 60 EUR/80 USD/80 CHF/50 GBP

f) The ORIGINATOR shall bear all costs, fees and expenses charged by any credit institution with respect to payments made by any Debtors and which have been charged to any Pledged Accounts or to GE CAPITAL.	f) Der KUNDE trägt alle Kosten, Gebühren und Auslagen die von einem Kreditinstitut im Hinblick auf die von Abnehmern geleisteten Zahlungen erhoben werden und die einem Verpfändeten Bankkonto oder GE CAPITAL berechnet werden.

Whereas a “domestic Debtor” shall be a Debtor domiciled in the same jurisdiction as the ORIGINATOR, and whereas the limit fee’s currency shall be the main currency in which the majority of the respective Debtor’s Receivables are denominated.	Wonach ein „inländischer Abnehmer” ein Abnehmer mit Sitz am Ort der gleichen Rechtswahl wie der KUNDE ist, und wonach die Währung für die Limitgebühr die Hauptwährung ist, auf welche die Mehrheit der Forderungen des jeweiligen Abnehmers lautet.

The ORIGINATOR shall bear all costs, fees and expenses for keeping the Pledged Accounts and for the transfer of any moneys.	Der KUNDE trägt alle Kosten, Gebühren und Auslagen zur Unterhaltung der Verpfändeten Bankkonten und für die Überweisung von Geldern.

Aforementioned Financing Commission Rate, fees and commissions are stated excluding the legal value added tax (VAT).	Der vorstehende Finanzierungsgebührensatz und andere Gebühren und Provisionen verstehen sich zuzüglich der gesetzlichen Umsatzsteuer.

4. Maximum Commitment: GE CAPITAL will set a maximum limit for each Constellium Singen GmbH, Constellium Rolled Products Singen GmbH & Co. KG, Constellium Extrusions Deutschland GmbH, Constellium Valais S.A and Constellium Extrusions Dĕčín s.r.o. provided that the total aggregate Maximum Commitment under the respective factoring agreements between GE CAPITAL and Constellium Singen GmbH, Constellium Rolled Products Singen GmbH & Co. KG, Constellium Extrusions Deutschland GmbH, Constellium Valais S.A.	4. Höchstobligo: GE CAPITAL wird eine Obergrenze festlegen für die Constellium Singen GmbH, Constellium Rolled Products Singen GmbH & Co. KG, Constellium Extrusions Deutschland GmbH, Constellium Valais S.A und Constellium Extrusions Dĕčín s.r.o., unter der Maßgabe, dass das gesamte Höchstobligo der jeweiligen Factoringverträge zwischen GE CAPITAL und Constellium Singen GmbH, Constellium Rolled Products Singen GmbH & Co. KG, Constellium Extrusions Deutschland GmbH,Constellium Valais S.A. und Constellium Extrusions Dĕčín s.r.o.

and Constellium Extrusions Děčín s.r.o. amounts to 115.000.000,00 EUR (one hundred fifteen million Euro) and the Maximum Commitment for Constellium Extrusions Děčín s.r.o. may not exceed 15.000.000,00 EUR (fifteen million Euro). The respective Maximum Commitment can be changed upon request of the respective originator(s).	115.000.000,00 EUR (einhundert fünfzehn Millionen Euro) beträgt und das maximale Höchstobligo für Constellium Extrusions Děčín s.r.o 15.000.000,00 EUR (fünfzehn Millionen Euro) nicht übersteigen darf. Auf Antrag des jeweiligen Kunden kann das jeweilige Höchstobligo geändert werden.

5. Commencement Date:	5. Vertragsbeginn:

This Agreement will become effective on the date on which all conditions precedent as stated in Schedule 3 are (i) fulfilled and/or (ii) waived to the satisfaction of GE CAPITAL. GE CAPITAL will confirm vis-à-vis the ORIGINATOR the fulfilment or waiver of the conditions precedent and the commencement of this Agreement (Condition Precedent).	Dieser Vertrag wird wirksam an dem Tag, an dem sämtliche in Anhana 3 enthaltenen Bedingungen zur Zufriedenheit von GE CAPITAL erfüllt sind und/oder GE CAPITAL auf die Bedingung verzichtet. GE CAPITAL wird gegenüber dem KUNDEN die Erfüllung der und/oder den Verzicht auf die Bedingungen und den Beginn dieses Vertrags bestätigen (aufschiebende Bedingung).

6. Termination Date:	6. Vertragsablaufdatum:

4 June 2017	4. Juni 2017

7. The ORIGINATOR and/or GE CAPITAL reserve the right to retain payments of the purchase price in respect of Receivables against single Debtors or debtor credit units - in terms of § 19 of the German Banking Act (Kreditwesengesetz) - as long as they show a greater concentration than 30% of the amount of all purchased and still unsettled Receivables of the ORIGINATOR against all its Debtors.	7. Der KUNDE und/oder GE CAPITAL behalten sich das Recht vor, Kaufpreiszahlungen für Forderungen gegen einzelne Abnehmer bzw. Abnehmerkrediteinheiten – im Sinne von § 19 Kreditwesengesetz – solange zurückzuhalten, soweit sie mehr als 30% aller gekauften und noch offenen Forderungen des KUNDEN gegen alle seine Abnehmer ausmachen.

8. Pledged Accounts:	8. Verpfändete Bankkonten:

In accordance with section 13.3 (c) of the Agreement, the ORIGINATOR and GE CAPITAL agree that the ORIGINATOR shall pledge the following accounts in favour of GE CAPITAL by entering into an agreement on the date hereof, in substantially the form as set out in Annex 5 (Account Pledge Agreement) for the accounts:	In Übereinstimmung mit Ziffer 13.3 (c) des Vertrages vereinbaren der KUNDE und GE CAPITAL, dass der KUNDE die folgenden Konten zugunsten von GE CAPITAL verpfändet, indem zum entsprechenden Zeitpunkt ein Vertrag über die Konten geschlossen wird, der im Wesentlichen der in Anlage 5 (Kontoverpfändungsvertrag) festgelegten Form entspricht:

Account Bank Kontoführende Bank	Swift	IBAN	Currency Währung

Deutsche Bank AG	DEUTDE6F692	DE28 692700 3800 750794 00	EUR

All ORIGINATOR’s accounts for incoming payments relating to Receivables: The ORIGINATOR will provide GE CAPITAL without delay with a chart containing all necessary details.	Alle Konten des KUNDEN für Zahlungseingänge im Hinblick auf die Forderungen: Der KUNDE wird GE CAPITAL eine Aufstellung mit allen erforderlichen Daten unverzüglich zukommen lassen.

9. Factoring-Procedure: Undisclosed Inter-Credit®-Factoring	9. Factoring-Verfahren: Stilles Inter-Creditf®-Factoring.

10. Note of assignment (In the Disclosed Procedure): “We have assigned our receivables to GE Capital Bank AG, Heinrich-von-Brentano-Str. 2, 55130 Mainz, Germany, pursuant to an ongoing factoring arrangement, respectively authorized GE Capital Bank AG to collect receivables on our behalf. Payments must be made by way of wire transfer to the following account: number: 300111800, bank sort code: 550 305 00, BIC: HRBKDE51, IBAN: DE12 5503 0500 0300 1118 00 or by cheque directly to GE Capital Bank AG, Heinrich-von- Brentano-Str. 2, 55130 Mainz, Germany.”	10. Abtretungsvermerk (Im Offenen Verfahrenh): „Wir haben unsere Forderungen im Rahmen eines laufenden Factoringverfahrens an GE Capital Bank AG, Heinrich-von- Brentano-Str. 2, 55130 Mainz, Deutschland abgetreten bzw. GE Capital Bank AG zum Forderungseinzug ermächtigt. Zahlungen sind zu leisten per Überweisung auf das Konto: Kontonummer: 300111800, Bankleitzahl: 550 305 00, BIC: HRBKDE51, IBAN: DE12 5503 0500 0300 1118 00 oder per Scheck direkt an GE Capital Bank AG, Heinrich-von-Brentano-Str. 2, 55130 Mainz, Deutschland.

11. Binding Version: This Agreement and their respective schedules and annexes as well as any country specific supplement (if any) shall be executed in the German and the English language; both versions, the German as well as the English language versions shall be binding versions. In the event of any discrepancies between the German version and the English version, the German version shall prevail.	11. Verbindliche Fassung: Dieser Vertrag und die entsprechenden Anhänge und Anlagen sowie Iänderspezifische Zusätze (sofem zutreffend) werden in der deutschen und der englischen Sprache vollzogen; beide Fassungen, die deutschen als auch die englischen Sprachversionen, stellen verbindliche Fassungen dar. Im Falle von Abweichungen zwischen der deutschen Fassung und der englischen Fassung, ist die deutsche Fassung maßgeblich.

SCHEDULE 1a: (Excluded Debtors)	ANHANG 1a: (Ausgenommene Abnehmer)

a) General:	a) Allgemein

All Affiliated Companies are Excluded Debtors.	Alle Nahestehenden Unternehmen sind Ausgenommene Abnehmer.

All Debtors against which the ORIGINATOR may have any claims which are not subject to the Approved Jurisdictions as set forth in Schedule 1b, shall be Excluded Debtors.	Alle Abnehmer, gegen die der KUNDE Ansprüche haben kann und die nicht den in Anhang 1b festgelegten anerkannten Rechtsordnungen unterliegen, sind Ausgenommene Abnehmer.

All Debtors which prepay their claims and all Debtors which pay their debt on delivery (Prepayment Debtors), shall be Excluded Debtors. A list of all Prepayment Debtors is contained in sub-clause b) below. The Parties agree that the list of Prepayment Debtors may be amended and expanded from time to time at the ORIGINATOR’s request, subject to GE CAPITAL’s approval, which may not be unreasonably withheld.

Alle Abnehmer, die ihre Ansprüche im Voraus bezahlen und alle Abnehmer die ihre Schulden bei Lieferung bezahlen (Vorauszahlende Abnehmer), sind Ausgenommene Abnehmer. Eine Liste der Vorauszahlenden Abnehmer ist in Unterpunkt b) enthalten. Die Parteien vereinbaren, dass die Liste der Vorauszahlenden Abnehmer auf Verlangen des KUNDEN und unter der Voraussetzung der Zustimmung von GE CAPITAL, die nicht willkürlich vorenthalten werden darf, von Zeit zu Zeit geändert und erweitert werden kann.

b) In particular:	b) Insbesondere:

Prepayment Debtors:	Vorauszahlende Abnehmer:

Currently none, but subject to sub-clause a) above.	Derzeit keine; vorbehaltlich Unterpunkt a) (siehe oben).

c) In particular:	c) Insbesondere:

PTK UF Ltd., Mishina Str., Bld. 26, 127083 Moskau, Russia

Skoda JS A.S., Orlik 266, 31606 Plzen, Czech Republic

SCHEDULE 1b: (Approved Jurisdictions)	ANHANG 1b: (Anerkannte Rechtsordnungen)
AT: Austria	AT: Österreich
AU: Australia	AU: Australien
BE: Belgium	BE: Belgien
BG: Bulgaria	BG: Bulgarien
BR: Brazil	BR: Brasilien
CA: Canada	CA: Kanada
CH: Switzerland	CH: Schweiz
CN: China	CN: China
CY: Cyprus	CY: Zypem
CZ: Czech Republic	CZ: Tschechische Republik
DE: Germany	DE: Deutschland
DK: Denmark	DK: Dänemark
EE: Estonia	EE: Estland
ES: Spain	ES: Spanien
Fl: Finland	Fl: Finnland
FR: France	FR: Frankreich
GB: Great Britain	GB: Groß-Britannien
GR: Greece	GR: Griechenland
HR: Croatia	HR: Kroatien
HU: Hungary	HU: Ungarn
IE: Ireland	IE: Irland
IL: Israel	IL: Israel
IN: India	IN: Indien
IS: Island	IS: Island
IT: Italy	IT: Italien
JP: Japan	JP: Japan
LT: Lithuania	LT: Littauen
LU: Luxemburg	LU: Luxemburg
LV: Latvia	LV: Lettland
MT: Malta	MT: Malta
MX: Mexico	MX: Mexiko
MY: Malaysia	MY: Malaysia
NL: The Netherlands	NL: Niederlande
NO: Norway	NO: Norwegen
PL: Poland	PL: Polen
PT: Portugal	PT: Portugal
RO: Romania	RO: Rumänien
SE: Sweden	SE: Schweden
SG: Singapore	SG: Singapur
Sl: Slovenia	Sl: Slovenien
SK: Slovakia	SK: Slowakei
SM: San Marino	SM: San Marino
TH: Thailand	TH: Thailand
TN: Tunisia	TN: Tunesien
TR: Turkey	TR: Türkei
TW: Taiwan	TW: Taiwan

UA: Ukraine	UA: Ukraine
US: United States of America	US: Vereinigte Staaten von Amerika
ZA: South Africa	ZA: Südafrika

SCHEDULE 2 – DECLARATION OF CONSENT	ANHANG 2 – EINWILLIGUNGSERKLÄRUNG

Declaration of consent for the collection, processing and usage of data and the confidentiality obligations of tax authorities	Einwilligungserklärung zur Erhebung, Verarbeitung und Nutzung von Daten und der Schweigepflicht der Finanzämter

I. Collection, processing and usage of data by the GE Capital Bank AG	I. Erhebung, Verarbeitung und Nutzung von Daten durch die GE Capital Bank AG

1. GE Capital Bank AG collects, processes and uses data in connection with the preparation, execution and implementation of the factoring agreement with respect to	1. GE Capital Bank AG erhebt, verarbeitet und nutzt im Rahmen der Vorbereitung des Abschlusses und der Durchführung des Factoringvertrages Daten zu

– name and address of Constellium Rolled Products Singen GmbH & Co. KG,	– Name und Anschrift von Constellium Rolled Products Singen GmbH & Co. KG,

– information provided in the annual financial statements,	– Informationen, die aus einem Jahresabschluss ersichtlich sind,

– accounts receivable of the ORIGINATOR against its debtors (creditor, debtor, subject, amount, credit worthiness of the ORIGINATOR, legal existence of the accounts receivable, potential security interests of other creditors),	– Forderungen des KUNDEN gegen seine Abnehmer (Gläubiger, Schuldner, Forderungsgegenstand, Forderungshöhe, Bonität des Abnehmers, Verität der Forderung, etwaige Sicherungsrechte anderer Gläubiger,

– debtor limits and their respective utilisation,	– Abnehmerlimite und deren Ausnutzung,

– balances on accounts maintained in accordance with the factoring agreement,	– Kontostände der gemäß Factoringvertrag geführten Konten,

– hereinafter referred to as “Data”, but in each case only in accordance with the factoring agreement.	– nachstehend als „Daten” bezeichnet, aber in jedem Fall nur im Zusammenhang mit dem Factoringvertrag

2. The ORIGINATOR authorises and consents to the transfer of data by GE Capital Bank AG to affiliated companies and/or service providers and the processing (including transfer) and using of such Data by the relevant companies if and to the extent that this is necessary for the following purposes:	2. Der KUNDE erklärt sich damit einverstanden, dass GE Capital Bank AG die Daten an verbundene Unternehmen und/oder Dienstleistungsunternehmen übermittelt und dass diese ihrerseits die Daten verarbeiten (einschließlich Übermittlung) und nutzen, wenn und soweit dies zu folgenden Zwecken erfolgt:

– Compliance by GE Capital Bank AG with its obligations under the factoring agreement, including the processing of	– Erfüllung von der GE Capital Bank AG nach dem Factoringvertrag obliegenden Aufgaben einschließlich der Verarbeitung

Data for such purposes in data processing centers.	der Daten zu diesen Zwecken in Rechenzentren,

– Compliance with reporting obligations resulting from statutory or internal regulations applicable to GE Capital Bank AG and/or its affiliated companies, including reporting obligations vis-à-vis committees or control functions of the relevant affiliated companies inside or outside of the European Economic Area.	– Erfüllung von durch Rechtsvorschriften oder konzernintern angeordneten Berichts- pflichten, die der GE Capital Bank AG und/oder verbundenen Unternehmen obliegen, einschließlich von Berichtspflichten gegenüber Gremien und Kontrollorganen der Verbundenen Unternehmen innerhalb und außerhalb des europäischen Wirtschaftsraumes,

– Evaluation and reporting within the General Electric group as well as market- and statistical analyses.	– Auswertungen und Berichterstattung innerhalb des General Electric Konzerns, sowie Marktanalysen und statistische Analysen,

– Feeding of Data into an information system which is only accessible to members of the General Electric group, and from which GE Capital Bank AG may retrieve Data (which were not transferred by it for its business purposes.	– Einstellung der Daten in ein ausschließlich für Unternehmen des General Electric Konzerns nutzbares lnformationssystem, aus dem auch die GE Capital Bank AG für ihre Geschäftszwecke auch von ihr nicht übermittelte Daten abrufen kann.

3. The ORIGINATOR furthermore consents to the transfer of Data by GE Capital Bank AG to credit- or financial institutions and to the processing of the transferred Data (incl. transfer and usage of such data) by such institutions if and to the extent that this transfer occurs in connection with a transfer or pledge of the factoring agreement, rights or claims resulting from the factoring agreement or purchased receivables for the purposes of refinancing GE Capital Bank AG or in connection with the administration or collection of receivables.	3. Der KUNDE erklärt sich weiterhin damit einverstanden, dass die GE Capital Bank AG Daten an andere Kreditinstitute oder Finanzinstitute übermittelt, und dass diese ihrerseits die Daten verarbeiten (einschließlich Übermittlung und Nutzung), wenn und soweit diese Übertragung im Zusammenhang mit einer Übertragung oder Verpfändung des Factoringvertrages oder von Rechten oder Forderungen aus dem Factoringvertrag oder angekauften Forderungen für Zwecke der Refinanzierung der GE Capital Bank AG oder im Zusammenhang mit der Verwaltung oder Einziehung von Forderungen geschieht.

In this context, the ORIGINATOR releases GE Capital Bank AG from any legal restrictions with respect to the collection, processing and usage of Data.	In diesem Zusammenhang befreit der KUNDE die GE Capital Bank AG von gesetzlichen Beschränkungen zur Erhebung, Verarbeitung und Nutzung von Daten.

II. Transfer of Data to GE Capital Bank AG	II. Übermittlung von Daten an die GE Capital Bank AG

The ORIGINATOR releases all financial institutions with which it cooperates from the banking secrecy and any other legal restrictions with respect to the transfer of data, to the extent that GE Capital Bank AG requests information from the relevant financial institution which is relevant for the compliance with the obligations under the factoring agreement. This includes information with respect to:	Der KUNDE befreit alle mit ihm zusammenarbeitenden Finanzinstitute vom Bankgeheimnis und anderweitig durch Rechtsvorschriften begründeten Einschränkungen der Datenübermittlung, soweit die GE Capital Bank AG bei dem jeweiligen Finanzinstitut Anfragen stellt, die für die Erfüllung des Factoringvertrages von Bedeutung sind. Dies betrifft Informationen betreffend:

• Security interests of the relevant financial institution with respect to receivables of the ORIGINATOR, including ancillary rights, and other movable current assets.	• Sicherungsrechte des Finanzinstituts an Forderungen des KUNDEN einschließlich Nebenrechten und an sonstigem beweglichen Umlaufvermögen.

• Payments received with respect to receivables assigned to GE Capital Bank AG and any other information relating such receivables.	• Zahlungseingänge auf Forderungen, die der GE Capital Bank AG abgetreten sind und etwaige sonstige Informationen in Bezug auf solche Forderungen.

• Information available to the relevant financial institution regarding the creditworthiness of the ORIGINATOR.	• Bei dem Finanzinstitut vorhandene Informationen über die Bonität des KUNDEN.

The ORIGINATOR consents to GE Capital Bank AG treating these Data in accordance with item. I. above.	Der KUNDE erklärt sich damit einverstanden, dass die GE Capital Bank AG solche Daten nach Maßgabe von Ziffer I. behandelt.

III. Release of tax authorities from confidentiality obligations	III. Befreiung der Finanzämter von der Schweigepflicht

The ORIGINATOR hereby releases the tax authorities which may be involved from their relevant confidentiality obligations with respect to VAT payable by the ORIGINATOR and undertakes to repeat such release directly vis-à-vis the relevant tax authorities in the appropriate form.	Der KUNDE entbindet hiermit die befassten Finanzämter in Bezug auf die vom 32 KUNDEN zu entrichtende Umsatzsteuer von der Schweigepflicht und verpflichtet sich, diese Entbindungserklärung direkt gegenüber den Finanzämtern in geeigneter Form zu wiederholen.

SCHEDULE 3 - Condition Precedents	ANHANG 3 - Aufschiebende Bedingungen

The Commencement Date can only occur upon fulfilment of the following condition precedents:	Der Vertragsbeginn ist aufschiebend bedingt durch den Eintritt der folgenden Bedingungen:

CP	Document	Required Form
I. Corporate Documents

(1)	Specimen Signatures with scanned identity cards of all signatories	PDF, Original to follow

(2)	Excerpt from the commercial register (dated less than 2 weeks prior to signing)	PDF

(3)	Powers of Attorney (if someone else than the company’s authorized representatives will be signing the documents)	If applicable PDF, Original to follow

(4)	Spin-Off and Acquisition Agreement, signed by all parties, as well as balance sheets for the ORIGINATOR and Constellium Singen GmbH	PDF

II. AR Financing Facilities Documents

(5)	Customary information reasonably satisfactory to GE CAPITAL on the existing relevant receivables to be purchased	PDF

(6)	This Agreement, signed by all parties	PDF, Original to follow

(7)	Amendment Agreement regarding reimbursement claims and Amendment Agreement regarding counter claims, in each case signed by all parties	PDF, Original to follow

(8)	Completeness Confirmation of Negative Confirmations issued by the ORIGINATOR	PDF, Original to follow

(9)	Amendment Agreement to the factoring agreement with Constellium Singen GmbH regarding the inclusion of the ORIGINATOR into the EUR 115,000,000 facilities, signed by all parties.	PDF, Original to follow

(10)	Amendment Agreement to the factoring agreement with Constellium Extrusions Deutschland GmbH regarding the inclusion of the ORIGINATOR into the EUR 115,000,000 facilities, signed by all parties.	PDF, Original to follow

(11)	Amendment Agreement to the factoring agreement with Constellium Valais S.A. regarding the inclusion of the ORIGINATOR into the EUR 115,000,000 facilities, signed by all parties.	PDF, Original to follow

(12)	Amendment Agreement to the factoring Agreement with Constellium Decín s.r.o. regarding the inclusion of the ORIGINATOR into the EUR 115,000,000 facilities, signed by all parties.	PDF, Original to follow

(13)	Performance Guarantee provided by Constellium Holdco II B.V.	PDF, Original to follow

III. Credit Insurance

(14)	Receipt of credit insurance policies	PDF

(15)	Standard credit insurance information, evidencing that in each year, the maximum annual indemnification amount under the relevant credit insurance is sufficient to cover the applicable credit limit of the top five debtors	PDF

(16)	Trade Credit Insurance Agreement, signed by all parties	PDF, Original to follow

(17)	Trade Credit Insurance Assignment Agreement, signed by all parties	PDF, Original to follow

IV. Collection Accounts

(18)	Account Pledge Agreement including notification to and confirmation by account-holding bank, in each case signed by all parties	PDF, Original to follow

V. Receivables

(19)	Statement re Reimbursement Claims, e.g. current status of bonuses granted, etc.	PDF

(20)	Statement re Tolling/Pseudo Tolling Reimbursement Claims	PDF

VI. Miscellaneous

(21)	Auditor Agreement (sec. 13.5 of the Agreement) including letter to auditor; signed by all parties	PDF, Original to follow

VII. Negative pledge confirmations (corresponding reassignments if necessary) of all financing banks and investors

(22)	Negative pledge confirmation from all banks with a business relationship to the ORIGINATOR	PDF, Original to follow

Annex 1/Anlage 1

Transfer of French Receivables

FRENCH PROVISIONS

Reference is made to a factoring agreement to be dated [***] May 2016 and entered into between Constellium Rolled Products Singen GmbH & Co. KG and GE CAPITAL (the “Factoring Agreement”).

Capitalised terms defined in the Factoring Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.

The following clauses of the Factoring Agreement shall be amended/replaced and shall read as follows:

1. AMENDMENTS TO THE FACTORING AGREEMENT

(a) The parties agree to amend Clause 2.2 of the Factoring Agreement in respect of the assignment of French Receivables by following paragraphs 2.2.1 to 2.2.5:

“2.2.1 For the purpose of effecting the transfer of the French Receivables pursuant to the Factoring Agreement, GE CAPITAL and the ORIGINATOR shall follow the steps and procedure described below.

2.2.2 Transfer mode

On each Transfer Date, the transfer of French Receivables from the ORIGINATOR to GE CAPITAL shall be performed by way of a transfer document (acte de cession de créances professionnelles) complying with articles L. 313-23 et seq. and articles R. 313-15 et seq. of the French Monetary and Financial Code (Code Monétaire et Financier) and in the form set out in Schedule 1 (a “French Transfer Document”).

The statutory guarantee provided for under article L. 313-24 al 2 of the French Monetary and Financial Code (Code Monétaire et Financier) shall not apply. As a result, the seller shall not be held liable (garant solidaire) of the payment of any assigned Receivable.

2.2.3 Procedure

The ORIGINATOR shall offer to sell French Receivables on each Transfer Date by sending the original of a duly signed French Transfer Document in the form set out in Schedule [1]. The Computer File is attached to each French Transfer Document. The Computer File attached to this French Transfer Document shall allow the identification and individualization of the said French Receivables.

By no later than [6] p.m. on the Transfer Date, GE CAPITAL shall sign and insert the date on the French Transfer Document. The signed and dated French Transfer Document shall constitute the acceptance of GE CAPITAL to purchase the French Receivables offered pursuant to the offer to sell.

2.2.4 Legal consequences

The French Receivables together with any ancillary right attached thereto, shall be transferred to GE CAPITAL and such transfer shall be, as matter of French law:

(a)	valid between GE CAPITAL and the ORIGINATOR;

(b)	enforceable against the corresponding French Debtors; and

(c)	enforceable against third parties,

without any other formality, and irrespective of the law governing the French Receivables and the law of the jurisdiction where the corresponding French Debtors are resident, in accordance with articles L. 313-23 et seq. and articles R. 313-15 et seq. of the French Monetary and Financial Code (Code Monétaire et Financier) as of the date affixed on the relevant French Transfer Document, on which the relevant French Transfer Document is signed by GE CAPITAL provided however that:

(i) the corresponding Debtors and provided may validly discharge their respective debts under the corresponding Receivables by making payment to the relevant ORIGINATOR until a notice of transfer in the form of Schedule [2] is served to them; and

(ii) the corresponding Debtors may assert all defences (including set-off) arising prior to a notice of transfer referred to in sub-clause (i) above is served on them.

2.2.5 Governing law

This Clause 2.2 shall be governed by French law.”

(b) The parties agree to amend Clause 3 of the Factoring Agreement in respect of the assignment of French Receivables by inserting the following Clause 3.2. (the remaining paragraphs of Clause 3 being redenominated accordingly):

“3.2 On each Transfer Date, GE CAPITAL shall accept to purchase all the French Receivables set out in an ORIGINATOR’s offer to sell, it being provided that the ORIGINATOR shall have identified in each offer to sell those of the Receivables which fulfill the following criteria (the “French Eligible Receivables”) and those which does not fulfill those criteria (the “French Non Eligible Receivables”):

(i)	the Offer Letter is correct and complete and was dispatched by the ORIGINATOR within the time line set out in clause 2.3 of the Factoring Agreement;

(ii)	the relevant French Receivable is Eligible;

(iii)	the French Debtor has been granted a payment term not exceeding 60 days after the relevant invoice date;

(iv)	the relevant French Receivable is not a claim against an Affiliated Company;

(v)	the relevant French Receivable is within the scope of the Debtor Limit;

(vi)	the sum of the amount of the relevant Receivable and all other purchased and unpaid French Receivables against the relevant French Debtor or debtor credit unit – within the meaning of § 19 of the German Banking Act – does not exceed 30% of all purchased and unpaid French Receivables of the ORIGINATOR against all of his French Debtors;

(vii)	the payment of the purchase price in respect of the purchased Receivable will not result in an excess of the Maximum Commitment;

(viii)	the legal relationship from which such French Receivables arise is governed by French law.

(ix)	the contracts pursuant to which such French Receivables arises do not contain a confidentiality clause or a clause banning the transfer of such French Receivables or requesting the approval of the parties of the purchaser of such French Receivables;

(x)	such French Receivable is a valid obligation enforceable against the French Debtor;

(xi)	the payment of such French Receivable in full is (subject to any contractual set-off and right of counterclaim) legally enforceable against the Debtor to whom the invoice is addressed to;

(xii)	the transfer by the ORIGINATOR to GE CAPITAL of such French Receivable, GE CAPITAL’s ownership of such French Receivable and the transfer to GE CAPITAL of information about a French Debtor is not made in violation of:

•	the contract pursuant to which such French Receivable arises or any other agreement to which the ORIGINATOR is a party to an extent that would have a material adverse effect on the legal transferability or collectability of, or the legal title of GE CAPITAL to such French Receivable; or

•	any applicable laws;

(xiii)	the principal outstanding amount of such French Receivable, as notified in the relevant invoice, is the amount due in respect of that French Receivable under the relevant contract;

(xiv)	all sums due from or obligations owed by the ORIGINATOR to the French Debtor hove been paid or performed and the ORIGINATOR does not have any other obligations towards the French Debtor which, in either case, would give the French Debtor such right to reduce the amount payable for the French Receivable;

(xv)	the correct name and address of the French Debtor and any required purchase order number appear on each invoice or credit note, on any documents evidencing the French Receivable as required and on the invoice;

(xvi)	the contracts pursuant to which such French Receivable arises have not been entered into with suppliers of the ORIGINATOR; and

(xvii)	the contracts pursuant to which such French Receivables arise have not been entered into with a public sector company.”

(c) The parties agree to amend Clause 4 of the Factoring Agreement in respect of the assignment of French Receivables by inserting the following Clause 4.2 (the remaining paragraphs of Clause 4 being redenominated accordingly):

“4.2 On each Transfer Date, the purchase price for the French Receivables purchased on that date shall be equal to the aggregate Nominal Amount of the French Eligible Receivables purchased on that date, reduced by deductions relating to the relevant French Eligible Receivable (such as discounts) that were granted to the relevant French Debtor by the ORIGINATOR, and deducting the Factoring Commission and the Total Financing Commission.

If a French Non Eligible Receivable becomes a French Eligible Receivable after its Transfer Date because of a modification of the applicable Debtor Limit or otherwise, GE CAPITAL shall then pay to the ORIGINATOR an additional purchase price equal to the aggregate Nominal Amount of such French Receivable that have become Eligible after the Transfer Date, reduced by deductions relating to the relevant French Receivables (such as discounts) that were granted to the relevant French Debtor by the ORIGINATOR, and deducting the Factoring Commission and the Total Financing Commission.

In the Bad Debt Case, the purchase price is reduced by the VAT amount included in the Receivable which the ORIGINATOR must claim from the tax authorities (see clause 6.4), at the time the legal prerequisites allowing a recovery of such VAT amounts are fulfilled. GE CAPITAL undertakes to provide the ORIGINATOR with all information and documents necessary for claiming such VAT amounts from tax authorities.

The purchase price regarding the French Receivables purchased on any given Transfer Date (excluding the Purchase Price Reserve and subject to the settlement of the Total Financing Commission) shall fall due when such French Receivables are purchased. The Total Financing Commission will be charged monthly in arrears.

Any payments in respect of the purchase price and any charges are made by book entry by GE CAPITAL on the Settlement Account.”

(d) The parties agree to supplement Clause 19 of the Factoring Agreement in respect of the assignment of French Receivables by adding the following paragraphs 19.5 to 19.7:

“19.5 The ORIGINATOR, after having offered to sell the French Receivables to GE CAPITAL, undertakes not to cancel or vary any of the following with respect to such French Receivable;

•	any contract pursuant to which a French Receivable arises; or

•	any related rights; or

•	any payment terms or settlement discounts;

without GE CAPITAL’s written consent;

19.6 The ORIGINATOR undertakes to make sure that every contract pursuant to which a French Receivable arises shall only be entered into in the ordinary course of its trading activities as disclosed to GE CAPITAL;”

(e) The parties agree to supplement Clause 2 of the Factoring Agreement in respect of the assignment of French Receivables by adding the following paragraph 2.5:

“2.5 The ORIGINATOR represents and warrants that the receivables identified in the Offer Letter as being French Eligible Receivables, comply with the eligibility criteria set out in Clause 3.2 of the Factoring Agreement.”

(f) The parties agree to supplement Clause 4.1 of the Factoring Agreement in respect of the assignment of French Receivables by the following paragraph 4.6:

“4.6 The purchase price for each purchased French Receivable shall be deemed to be inclusive of any value added tax (VAT) (if any) and GE CAPITAL shall not be required to increase the purchase price for such VAT.”

(g) The parties agree to replace Clause 6 of the Factoring Agreement in respect of the assignment of French Receivables by inserting the following paragraph 6.3 (the remaining paragraphs of Clause 6 being redenominated acçordingly):

“6.3 Bad Debt Case means, for the French Receivables, that the relevant Debtor:

(a) fails to pay a Receivable within 120 days after its due date without disputing its obligation to pay prior to or after the expiry of such period; or

(b) is in situation of état de cessation des paiements or is subject to bankruptcy proceedings (sauvegarde, redressement or liquidation judiciaire) or amicable reorganisation (conciliation or mandat ad hoc) or is in a situation or is subject to a procedure similar to those referred to above.”

(h) The parties agree to supplement Clause 6 of the Factoring Agreement in respect of the assignment of French Receivables by inserting the following paragraph 6.6:

“6.6 GE CAPITAL hereby grants power of attorney and appoints the ORIGINATOR to act as its agent, in its name and behalf, pursuant to the terms of a mandate (mandat) which the ORIGINATOR hereby accepts to collect and recover from the relevant tax administration, VAT which has already been paid or accounted for in respect of assigned French Receivables which have become uncollectible.”

(i) The parties agree to supplement Clause 6 of the Factoring Agreement in respect of the assignment of French Receivables by adding the following paragraph 6.7:

“6.7 The ORIGINATOR shall take such steps and do all things as may be necessary or appropriate for the recovery and/or reimbursement from the relevant tax administration of the amount of VAT which has already been paid or accounted for in respect of assigned French Receivables which have become uncollectible and are eligible for such recovery and/or reimbursement from the relevant tax administration.

Furthermore, the ORIGINATOR, acting as servicer of the assigned French Receivables shall transfer to GE CAPITAL the amount of VAT bad debt relief corresponding to the said assigned French Receivables that shall be recovered from, or refunded by, the relevant tax administration.”

(j) The parties agree that Clause 8.1 of the Factoring Agreement shall not apply to the French Receivables.

(k) The parties agree to amend Clause 11.1(b) of the Factoring Agreement in respect of the French Receivables by the following paragraph 11.1(b):

“(b) any and all claims for delivery of such assets, in particular in the event of an unwinding of the contract, as well as the right to rescind the contract including, for the French Receivables, any retention of title right over the goods delivered by the ORIGINATOR under such contract”

(l) The parties agree to amend Clause 13 of the Factoring Agreement in respect of the assignment of French Receivables by inserting the following paragraph 13.2 (the remaining paragraphs of Clause 13 being redenominated accordingly):

“13.2 In the Disclosed Procedure for the French Receivables, GE CAPITAL (i) will notify the French Debtors of each Transfer Date by delivering a notice of transfer in the form of Schedule 2 and, (ii) may request any or all French Debtors to accept the assignment of French Receivables owing by them in accordance with article L313-29 of the French Monetary and Financial Code.

In addition, the ORIGINATOR will indicate on its invoices a clearly visible note of assignment.”

(m) The parties agree to supplement Clause 21 of the Factoring Agreement in respect of the French Receivables by inserting the following paragraph 21 (h):

“(h) Notwithstanding paragraph (c) above, the transfer of the French Receivables made in accordance with Clause 2 shall be governed by French law and the competent court of Paris have exclusive jurisdiction to settle any dispute in relation with such assignment.”

(n) The parties agree to supplement Clause 24 of the Factoring Agreement in respect of the assignment of French Receivables by adding the following paragraph:

“All amounts expressed to be payable by the ORIGINATOR (including without limitation the Factoring Commission) shall be deemed to be exclusive of VAT (if any). If VAT is chargeable on such amounts, the amounts payable by the ORIGINATOR shall be increased by the amount of such VAT.”

(o) The parties agree to amend or supplement Section F (Definitions) of the Factoring Agreement in respect of the assignment of French Receivables by adding the following definitions:

Computer File: Electronic file containing all the relevant information (including all the information set out in Clause 3.1) for the purpose of identifying and individualizing (including, inter alia, the name and details of the French Debtor, the invoice number, the invoice issue date and the due date) the French Receivables which are owned by the ORIGINATOR as at the relevant Transfer Date.

Debtors: All present and future counterparties of the ORIGINATOR to contracts (including the French Debtors) pursuant to which the ORIGINATOR owes the delivery of goods and/or the rendering of services for which the relevant counterparty owes payment, provided that the Debtors included in the Factoring Agreement are set out in schedule 1 (Terms and Conditions).

French Debtor: Any Debtor of a French Receivable.

French Receivable: Any Receivable which is governed by French law and owed by a French Debtor, together with the related rights listed in clause 11.1 of this agreement.

Transfer Date: the date on which the ORIGINATOR sends an Offer Letter to GE CAPITAL, in accordance with clause 2.3 of this agreement.

Receivables: All existing and future payment receivables arising under agreements for the delivery of goods and/or the rendering of services by the ORIGINATOR vis-à-vis its Debtors (including the French Receivables).

Any and all other provisions of the Factoring Agreement shall apply and shall remain unaffected hereby.

SCHEDULE 1 to Annex 1

FORM OF FRENCH TRANSFER DOCUMENT

ACTE DE CESSION DE CREANCES PROFESSIONNELLES

régi par les dispositions des Articles L 313-23 à L. 313-34 du Code monétaire et financier

1.	CÉDANT

[•], une société [•], dont le siège social est situé à v, immatriculée au [•] de [•] sous le numéro [•], représenté par                 , dûment habilité aux fins des présentes, (le Cédant),

2.	CESSIONNAIRE

GE CAPITAL BANK AG. une société [•] de droit [•], dont le siège social est situé [•], immatriculée au [•] sous le numéro [•], représenté par [nom], [titre], dûment habilité aux fins des présentes (le Cessionnaire),

3.	DATE

Date de signature et de remise de l’acte au Cessionnaire : le [date à compléter par le Cessionnaire]

4.	CESSION DE CRÉANCES

Le Cédant cède au Cessionnaire les Créances désignées au paragraphe 5 sans garantie ni recours quelconques autres que l’existence des Créances et des garanties et accessoires qui s’y attachent et ceux prévus dans le Contrat d’Affacturage (Factoring Agreement) (le Contrat) en date du [•], selon les modalités et obligations décrites dans ledit Contrat. La cession desdites créances intervient avec jouissance à la date du présent acte de cession de créances (l’Acte de Cession de Créance).

5.	RÉANCES CÉDÉES

Les créances cédées (les Créances) correspondent à un ensemble de [nombre de Créances à compléter] créances (y compris leurs accessoires) répondant à la définition de French Receivables dont le montant total en principal restant dû est de [à complèter] et qui sont l’ensembles des créances dont la liste figuresur les fichiers informatiques intitulés [à compléter] remis avec le présent Acte de Cession de Créance.

6.	PRIX DE CESSION

[Le prix de cession total des Créances visées à l’Article 5 est de € [montant] et est payable conformément à l’Article 4 (Purchase Price. Due Date, Reserves, Factoring Commission, Total Financing Commission) du Contrat]

7.	GENERAL

La présente cession de créances est soumise aux dispositions des Articles L. 313-23 et suivants du Code monétaire et financier.

Les termes en langue anglaise figurant aux présentes ont le sens qui leur est donné dans le Contrat.

Le présent acte de cession de créances et le(s) fichier(s) informatique(s) susvisés sont établis en un seul exemplaire original, lequel est remis au Cessionnaire.

[•]

Cédant

Représenté par :

Nom :

Titre : [•]

Le :

GE CAPITAL BANK AG,

Cessionnaire

représentée par :

Nom :

Titre :

Translation for information purposes only

FRENCH TRANSFER DOCUMENT

governed by the provisions of Articles L 313-23 to L 313-34 of the French Code monétaire et financier

1.	THE SELLER

[Nome of the Seller] [type of company], having its registered office at [•]. registered with the [•], under the number [•], represented by [•], duly authorised for the purpose hereof (the Seller).

2.	THE PURCHASER

GE CAPITAL BANK AG [type of company], having its registered office at [•], registered with the [•], under the number [•], represented by [•]. duly authorised for the purpose hereof (the Purchaser).

3.	DATE

The date of delivery of the Transfer Document to the Purchaser:                         [Date to be affixed by the Purchaser].

4.	TRANSFER OF RECEIVABLES

The Seller transfers to the Purchaser the receivables (Receivables) referred to in paragraph 5 without warranty or recourse other than those provided for the existence of the Receivables and the security and ancillary rights attached thereto in accordance with the provisions of the Factoring Agreement (the Agreement) dated [•], in accordance with the terms and conditions described in such Agreement. The transfer of the Receivables occurs on the date of this transfer document.

5.	TRANSFERRED RECEIVABLES

The transferred receivables (the Receivables) correspond to [number of Receivables] (including their ancillary rights) being defined as French Receivables, having an outstanding amount of [to be inserted] and that constitute all the Receivables named [to be inserted] in the computer file delivered with this transfer document.

PURCHASE PRICE

[the total purchase price of the Receivables provided for in Article 5 is [amount] and is payable in accordance with Clause 4 (Purchase Price, Due Date, Reserves. Factoring Commission. Total Financing Commission) of the Agreement.

6.	GENERAL

Capitalised terms and expressions used herein in English shall, unless the context requires otherwise, have the meaning ascribed to them in the Agreement.

[NAME OF SELLER]

by:

Name:

Title:

Date:

[NAME OF PURCHASER]

by:

Name:

Title:

Date:

SCHEDULE 2 to Annex 1

FORM OF NOTIFICATION LETTER

NOTIFICATION AU DEBITEUR D’UNE CREANCE CEDEE EN APPLICATION DES ARTICLES

L313-23 A L313-34 DU

CODE MONETAIRE ET FINANCIER

[Lieu], le [Date]

Lettre recommandée avec occusé de réception

Monsieur,

Notification au débiteur d’une aréance cédée en application des articles L313-23 à L313-34 du Code monétaire et financier.

Nous nous référons au Contrat d’Affacturage (Factoring Agreement) en date du [•] 2010 conclu entre [•] en qualité de Cédant (Seller) et GE CAPITAL BANK AG en qualité de Cessionnaire (Purchaser) (le Contrat) et à l’Acte de Cession de Créances Professionnelles en date du [•] portant cession par la société [•] en notre faveur.

Dans les conditions prévues par les articles L313-23 à L313-34 du Code monétaire et financier [•] nous a cede les créances suivantes dont vous ètes débiteurs envers elle :

Designation du débfoeur cédé	Désignation du contrat donnant naissance à la créance cédée	Monta nt ou évalua tion du monta nt de la créanc e cédée	Lieu de paiement prévu	Echéan ce
[•]	[•]	[•]	[•]	[•]

Conformément aux dispositions de l’article L313-28 du Code monétaire et financier, nous vous demandons de cesser, à compter de la présente notification, tout paiement au titre de ces créances à la société [•]. En conséquence, à compter de la présente notification le règlement desdites créances devra être effectué par virement bancaire sur le compte suivant:

Nom du bénéficiaire : [•];

Banque : [•];

Swift :[•];

Numéro de compte : [•];

IBAN : [•].

Par ailleurs, conformément à l’article R. 313-16 du Code monétaire et financier, nous vous demandons de faire figurer sur toute facture présente ou future relative à toute Créance qui ne serait pas en notre possession les mentions obligatoires suivantes : “La créance relative à la présente facture a été cédée à GE Capital Bank AG dans le cadre des articles L. 313-23 à L. 313-34 du Code monétaire et financier. Le paiement doit être effectué par virement au compte n° [lnsérer références IBAN du numéro de compte] chez [Insérer nom de la banque teneuse de compte].

Fait à [•]

le

[•]

Par:

Nom: [name]

Translation for information purposes only

FORM OF LETTER OF NOTIFICATION

NOTIFICATION TO THE FRENCH DEBTOR OF THE TRANSFER OF RECEIVABLES IN

ACCORDANCE TO ARTICLE

313623 TO 313-34 OF THE FRENCH MONETARY AND FINANCIAL CODE

[place], [date]

Registered letter with recorded delivery

Dear Sirs,

Notification to the French Debtor of the transfer of French Receivables in accordance to Article 313-23 to 313- 34 of the French Monetary and Financial Code

We refer to a Factoring Agreement dated [•] 2010 entered into between [•] as Seller and GE CAPITAL BANK as

Purchaser (the Agreement) and to the French Transfer Document dated [•], under which transfer of receivables has been made to our benefit.

In accordance with article L.313-23 to L.313-34 of the French Monetary and Financial Code, [•] has transferred to us the following receivables in respect of which you are the debtor:

Transferred Debtor	Contract under which the transferred receivable arise	Amount or valuation of the transferred receivable	Contemplat ed place of payment	Maturity date
[•]	[•]	[•]	[•]	[•]

In accordance with the provisions of article L.313-28 of the French Monetary and Financial Code, we hereby instruct you to stop making payment of any sum due under the receivables to [•]. As from the date of receipt of this notice, we also instruct you to make payment of such sum due by your company under the receivables by direct debit bank transfer to the credit of the following bank account:

Name of the beneficiary:

Account Bank:

Swift:

Account number:

IBAN:

Moreover, pursuant to Article R. 313-16 of the French Monetary and Financial Code, we hereby request you that all present and future invoice(s) not in our possession relating to the Receivables include the following compulsory mention: “The receivable arising out of the present invoice has been assigned to GE Capital Bank AG pursuant to Articles L. 313-23 à L. 313-34 of the French Monetary and Financial Code. Payment must be made by wire transfer to the following account No. [Insert IBAN references] with [Insert name of bank account].

Done in [•]

On

[•]

By:

Name:

ANLAGE 2

FORMULAR FÜR FORDERUNGSANZEIGEN

A. German

GE Capital Bank AG	Kundennummer:	001 /
Heinrich-von-Brentano-Str. 2
55130 Mainz	Kunde:

Währung: EURO

EINREICHUNGSFORMULAR ZUM FACTORINGVERTRAG Wir bestätigen hiermit, dass die mit der heutigen Datenübertragung durch Factoring-Satzaufbau oder Eingabe in Foctorlink

◾ angezeigten Forderungen bestehen, abtretbar und frei von jeglichen Einwendungen, Einreden und Rechten Dritter sind, die gegen GE Capital geltend gemacht werden können und die über die Forderungen ausgestellten Rechnungen den Abnehmern zugegangen sind und

◾ die übermittelten Rechnungen und Gutschriften die unten aufgeführten Gesamtbeträge haben:

Anzahl	Belegart	Währung	Betrag
	Rechnungen	EUR

	Gutschriften	EUR

Ort, Datum	Stempel und rechtsverbindliche Unterschrift

Nur für interne Vermerke der GE Capital Bank AGI

Joumol-Nr.	Korrekturen:	Gebucht:
• Fehler in Abstimmsumme
	• Sonstiges	Datum
Abstimmsumme:		Handzeichen

ANNEX 2

FORM OF OFFER LETTER

B. English

GE Capital Bank AG
Heinrich-von-Brentano-Str. 2
55130 Mainz	ORIGINATOR	001/
number:

ORIGINATOR:
Currency: EURO

Offer Letter to the Factoring Agreement We hereby acknowledge that, in respect of today’s data transmission via Factoring-Satzaufbau or data entry in Factorlink,

• the notified Receivables exist, are assignable and free of any objections and defenses and third party rights, which can be asserted against GE CAPITAL Further, the debtors have received invoices for the relevant receivables and

• the transmitted invoices and credit notes sum up to the below stated total amount:

Number	Invoices / Credit Notes	Currency
	Invoices total	EUR

	Credit Notes total	EUR

We hereby acknowledge and repeat precautionary the assignment and the purchase offer for the notified Receivables.

We will upon your request at any time submit Receivables records (in particular invoices, credit notes, debit notes, orders, order confirmations and bills of delivery) relating to this offer letter without undue delay.

For internal notes of GE Capital Bank AGI

Journal-No.	Corrections:	Booked:
	• Mistakes in Reconciliation Amount	Date
• Other

Reconciliation Amount:		Signature

Place, Date	Stamp and legally binding signature

ANNEX 3

TRADE CREDIT INSURANCE AGREEMENT

Supplement Agreement

to a Factoring Agreement

between

GE Capital Bank AG,

Heinrich-von-Brentano-Straße 2,

55130 Mainz, Germany

hereinafter referred to as “GE Capital”

and

Constellium Rolled Products Singen GmbH & Co. KG,

Alusingen-Platz 1,

78224 Singen, Germany

hereinafter referred to as “Originator”

The Originator has entered into a trade credit insurance agreement insurance policy no. 939093 with Atradius Credit Insurance N.V., a company established and existing under the laws of the Netherlands, with its registered office at David Ricardostraat 1, 1006 JS Amsterdam, the Netherlands, acting through Atradius Credit Insurance N.V., with its registered office at Opladener Strasse 14, 50679 Köln, Deutschland, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Köln, with registration number HRB 53815. As a part of this agreement certain credit limits are assigned to the Originator’s customers from time to time.

GE Capital will use these limits as a basis for the allocation of the Debtor Limits pursuant to section 7 of the Factoring Agreement. GE Capital, however, reserves the right to modify the Debtor Limits higher or lower than set by the credit insurer’s granted limits within the boundaries of the Factoring Agreement. Within the limit set out by GE Capital, GE Capital assumes the Bad Debt Coverage (Delkrederehaftung) pursuant to section 6 of the Factoring Agreement.

GE Capital must be informed without undue delay (unverzüglich) about any granting, changes and cancellations of limits of which the Originator is aware of by way of electronic transfer (i.e. the Originator shall provide GE Capital via email with scanned copies of the granted/changed/cancelled limits, as applicable).

The Originator undertakes to pay the remuneration (fees, costs, etc.) when due to the credit insurer in accordance with the insurance policy.

The Originator hereby undertakes to assign to GE Capital the payment claims against the credit insurer in accordance with a separate assignment agreement and to request the credit insurer to approve the terms of such assignment. Furthermore, the Originator shall request the credit insurer to accept that GE Capital shall conduct the collection procedure upon revocation of the Undisclosed Procedure. The relevant declarations are to be provided to GE Capital as soon as they have been received from the relevant credit insurance provider.

This Agreement shall be governed by German law. The courts in Mainz shall have jurisdiction.

Mainz,

GE CAPITAL BANK AG

Signed by:

Title:

Děčin,

Constellium Rolled Products Singen GmbH & Co. KG

Signed by:

Title:

ANLAGE 3

WARENKREDITVERSICHERUNGSVERTRAG

Nachtrag

zu einem Factoringvertrag

zwischen

GE Capital Bank AG,

Heinrich-von-Brentano-Straße 2,

55130 Mainz, Deutschland

nachstehend “GE Capital” genannt

und

Constellium Rolled Products Singen GmbH & Co. KG,

Alusingen-Platz 1,

75224 Singen

nachstehend “Kunde” genannt

Der Kunde hat mit Atradius Credit Insurance N.V., eine Gesellschaft, gegründet und bestehend unter dem Recht des Königreichs der Niederlande, mit Geschäftssitz in David Ricardostraat 1, 1006 JS Amsterdam, Niederlande, diese handelnd durch Atradius Credit Insurance N.V., mit Geschäftssitz in Opladener Strasse 14, 50679 Köln, Deutschland, registriert im Handelsregister des Amtsgerichts in Köln unter der Nummer HRB 53815 einen Warenkreditversicherungsvertrag (Versicherungsschein-Nr. 939093 abgeschlossen. Im Rahmen dieses Vertrages wurden gelegentlich Limite auf die Abnehmer des Kunden gezeichnet.

GE Capital wird diese Limite als Grundlage für die Vergabe von Abnehmerlimiten gemäß Ziffer 7 des Factoringvertrags verwenden. GE Capital behält sich jedoch das Recht vor, die Abnehmerlimite höher oder auch niedriger als die vom Kreditversicherer vergebenen Limite festzusetzen. Im Rahmen der von ihr festgesetzten Limite übernimmt GE Capital die Delkrederehaftung gemäß Ziffer 6 des Factoringvertrages.

GE Capital ist über alle Limiteinräumungen, -veränderungen und -streichungen, die dem Kunden bekannt sind, durch elektronische Datenübermittlung zu unterrichten (Beispiel: Der Kunde stellt GE Capital eingescannte Kopien über Limiteinräumungen, -Veränderungen und—Streichungen per Email zur Verfügung).

Der Kunde verpflichtet sich, Entgelte (Gebühren, Kosten, etc.) gemäß dem Versicherungsschein zu entrichten, wenn sie beim Kreditversicherer fällig werden.

Der Kunde verpflichtet sich hiermit, die Auszahlungsansprüche gegenüber dem Kreditversicherer gemäß gesonderter Abtretungserklärung an GE Capital abzutreten und die Zustimmung des Kreditversicherers zur Abtretung einzuholen. Des Weiteren wird der Kunde den Kreditversicherer dazu auffordern, seine Einwilligung zur Durchführung des Inkassoverfahrens im Stillen Verfahren bis auf Widerruf zu erteilen. Die entsprechenden

Erklärungen sind, sobald sie vom jeweiligen Kreditversicherer empfangen wurden, GE Capital zur Verfügung zu stellen.

Diese Vereinbarung unterliegt deutschem Recht. Gerichtsstand ist Mainz.

Mainz,

GE Capital Bank AG

Name:

Position:

Singen,

Constellium Rolled Products Singen GmbH & Co. KG

Name:

Position:

ANNEX 4

TRANSLATION: This English translation is for your convenience only and shall not be binding. In the event of a discrepancy between the German version and the English translation, the German version shall prevail.

AGREEMENT ON ASSIGNMENT OF CLAIMS FROM TRADE CREDIT

INSURANCE

We, the company

Constellium Rolled Products GmbH & Co. KG

Alusingen Platz 1

78224 Singen, Deutschland

hereby, assign any and all existing and future claims against

Atradius Kreditversicherung

Ndl. der Atradius Credit Insurance N.V.

Opladener Str. 14

50585 Köln

arising under the Trade Credit Insurance

Insurance Policy No. 939093

to

GE Capital Bank AG

Heinrich-von-Brentano-Straße 2

55130 Mainz

Simultaneously, the Trade Credit Insurer is authorized to pass decisions of limits directly to GE Capital Bank AG and to include GE Capital Bank AG as co-insured party (Mitversicherte) under the Trade Credit Insurance.

GE Capital Bank AG and the Trade Credit Insurer are authorized to mutually exchange any necessary information.

Singen,

Company’s stamp/Signatures

Hereby we accept the assignment:

Mainz,

GE Capital Bank AG

NOTIFICATION OF ASSIGNMENT TO TRADE CREDIT INSURER

Atradius Kreditversicherung	Philipp Schiemann
Ndl. der Atradius Credit Insurance N.V.	Teamleader large Clients
Opladener Str. 14 50585 Köln	Factoring
T +49(0) 6131 4647 235
M +49(0) 172 2701754
F +49(0) 6131 809 839
E philipp.schiemann@ge.com

XX. Monat Jahr

Abtretungserklörung der Fa. Constellium Rolled Products GmbH & Co. KG

Vers.-Scheln-Nr.: 939093

Sehr geehrte Damen und Herren,

die oben genannte Firma hat ihre gegen die Atradius Kreditversicherung, Ndl. der Atradius Credit Insurance N.V. zustehenden, gegenwärtigen und zukünftigen Ansprüche aus der Kreditversicherung gemäß Versicherungsschein Nr. 939093 an uns, die

GE Capital Bank AG

Heinrich-von-Brentano-Straße 2

55130 Mainz

abgetreten (siehe Anlage).

Wir bitten Sie, uns Ihre Zustimmung bezüglich der vorgenannten Abtretung schriftlich zu bestätigen. Im Falle Ihrer Zustimmung bitten wir Sie, alle Zahlungen aus den Ansprüchen auf das

Konto Nr.	300 112 363
BLZ:	550 305 00
SWIFT:	CPLADE55
IBAN:	DE40 5503 0500 0300 1123 63

bei der GE Capital Bank AG, Mainz zu veranlassen.

Wir bitten Sie weiterhin um Berücksichtigung folgender Punkte:

1.	Bitte nehmen Sie die Klausel .Versicherungsschutz für verkaufte Forderungen* - und damit die GE Capital Bank AG, Mainz als Mitversicherter - mit in den Vertrag auf.

2.	Bezüglich des Forderungseinzugs bitten wir Sie um Aufnahme der GE Capital Bank AG als zusätzlich anerkannte Inkassostelle.

3.	Der Protracted Default gilt grundsätzlich als vereinbart- sofern dieser nicht schon Bestandteil des Vertrags ist.

4.	Die Selbstbeteiligung wird grundsätzlich auf 10 % reduziert.

Für Ihre Bemühungen bedanken wir uns im Voraus und verbleiben mit freundlichen Grüßen

GE Capital Bank AG

Anlagen

ANLAGE 4

VEREINBARUNG

zwischen

GE Capital Bank AG, Heinrich-von-Brentano-Straße 2, 55130 Mainz

- nachfolgend “GE CAPITAL” genannt -

und

Constellium Rolled Products GmbH & Co. KG, Alusingen Platz 1, 78224 Singen

- nachfolgend “KUNDE” genannt -

Der KUNDE tritt hiermit die ihm zustehenden, gegenwärtigen und zukünftigen Ansprüche aus dem Kreditversicherungsvertrag 939093 mit der

Atradlus Kreditversicherung, Ndl. der Atradius Credit Insurance N.V.,

Opladener Str. 14, 50585 Köln

- nachfolgend “KREDITVERSICHERER” genannt -

Versicherungsschein-Nr.:

an GE CAPITAL ab, GE CAPITAL nimmt die Abtretung an.

Gleichzeitig ermächtigt der KUNDE den KREDITVERSICHERER, Limitentscheidungen direkt an GE CAPITAL weiterzugeben und diese als Mitversicherte in den Kreditversicherungsvertrag aufzunehmen. GE CAPITAL und der KREDITVERSICHERER sind berechtigt, wechselseitig notwendige Informationen auszutauschen.

Singen, den	Mainz, den

Constellium Rolled Products GmbH & Co. KG	GE Capital Bank AG

GE CAPITAL Stand 01/2016

Execution Version

ANNEX 5

ACCOUNT PLEDGE AGREEMENT

Account Pledge and Trust Agreement

the “Agreement”

between

GE Capital Bank AG

Heinrich-von-Brentano-Straße 2, 55130 Mainz, Germany

-hereinafter referred to as “GE CAPITAL”-

as Trustor and Pledgee

and

Constellium Rolled Products Singen GmbH & Co. KG

Alusingen Platz 1, 78224 Singen, Germany

-hereinafter referred to as “ORIGINATOR”

as Trustee and Pledgor

1. Pledged Account, Obligation to Transfer

1.1 GE CAPITAL and the ORIGINATOR have entered into a Factoring Agreement under which GE CAPITAL acquires accounts receivables from the ORIGINATOR owed by its debtors, thus GE CAPITAL is entitled to debtors’ payments.

1.2 The ORIGINATOR and GE CAPITAL hereby agree that the ORIGINATOR’s following bank account shall be the Pledged Account as defined in the Factoring Agreement:

IBAN.: DE28 692700 3800 750794 00

Account Bank: Deutsche Bank AG

BIC: DEUTDE6F692

1.3 The ORIGINATOR is obliged vis-à-vis GE CAPITAL to forward to GE CAPITAL without undue delay all incoming payments to the Pledged Account as well as all payments otherwise received from debtors.

2. Pledge

2.1 To secure any and all of GE CAPITAL’s present and future claims against the ORIGINATOR pursuant to section 1.3 and arising out of the Factoring Agreement, in particular from clause 5 of the Factoring Agreement, and its performance, and to secure any and all other present and future claims of GE CAPITAL against the ORIGINATOR arising from the business relationship, the ORIGINATOR hereby pledges any and all of its rights to payment of any and all future credits (surplus) relating to the Pledged Account, which the ORIGINATOR is entitled to, regarding balances from current accounts (Kontokorrent) of the Pledged Account as well as the rights to the daily balance resulting from the current account agreement related to current payouts between balancing of accounts, including the right to transfer any credits standing to the account of the Pledged Account and the right to credit the received amounts (altogether “Claims on Credit and from Credit”) to GE CAPITAL. GE CAPITAL hereby accepts such pledge.

3. Collection Authority (Einziehungsermächtigung)

3.1 The ORIGINATOR is solely entitled to claim performance in favor to GE CAPITAL.

3.2 GE CAPITAL is solely entitled to collect all Claims on Credit and from Credit – especially even those prior to the maturity of the pledge (Pfandreife) (the “Collection Authority”).

3.3 GE CAPITAL undertakes vis-à-vis the ORIGINATOR to pay out to the ORIGINATOR, to the extent permitted by law, any amount paid into the Pledged Account which have been made towards any receivables which have verifiably not been assigned or transferred to GE CAPITAL under or in connection with the Factoring Agreement.

4. Trust Arrangement and waiver from the confidentiality obligation

4.1 The ORIGINATOR and GE CAPITAL agree that the Pledged Account is held by the ORIGINATOR as a trustee on its own behalf but only for the sole purpose of providing security for GE CAPITAL (the “Trust Arrangement”).

The funds and assets paid to the Pledged Account shall be transferred to GE CAPITAL only. The ORIGINATOR is obliged to refrain from disposing of any amounts standing to the credit of the Pledged Account and not to otherwise charge the Pledged Account. If any of the ORIGINATOR’s debtors pay to any account other than the Pledged Account, the ORIGINATOR agrees to forward these payments to GE CAPITAL or to the Pledged Account without undue delay.

4.2 The ORIGINATOR hereby releases the account bank vis-à-vis GE CAPITAL from any confidentiality obligations with respect to the Pledged Account.

5. Notification, Receipt and Subordination / Waiver

5.1 The ORIGINATOR agrees vis-à-vis GE CAPITAL to notify the account bank of the pledge, the Collection Authority (Einziehungsermächtigung), the Trust Arrangement and the waiver from the confidentiality obligations (Notification).

5.2 Furthermore, the ORIGINATOR undertakes to provide GE CAPITAL with the account bank’s acknowledgement whereupon the account bank:

(a) confirms the receipt of the Notification; and explains that it

(b) has not been provided with any other notifications of pledges and that the account bank has no knowledge of other third party rights with respect to the Pledged Account;

(c) subordinates any of its statutory pledges to pledges created pursuant to this Agreement – except for the following claims as set out under section 5.3 below – and unconditionally and irrevocably waives any retention and set-off rights that it may have with respect to the ORIGINATOR’s receivables due from the Pledged Account as well as to other pledged account deductions (the “Subordination / Waiver”);

(d) issues bank statements to both the ORIGINATOR and GE CAPITAL in accordance with the ORIGINATOR’s order to issue bank statements and related data / documents in paper or digital form;

(e) acknowledges that the ORIGINATOR is only entitled to request payments for Claims on Credit and from Credit to GE CAPITAL and that only GE CAPITAL is entitled to collect the Claims on Credit and from Credit – also prior to the maturity of the pledge.

5.3 The Subordination / Waiver shall not apply with respect to claims arising from and relating to:

(a) cancellation and correction entries;

(b) reversals of reserved bookings (e.g. check or direct debit) and unintentional payments;

(c) fees and other account charges or fees in the context of normal business;

provided, however, that such claims as set out in these sections 5.3 (a) – (c) above arise in connection with the Pledged Account and do not derive from a different relationship between the ORIGINATOR and the account bank.

5.4 GE CAPITAL hereby declares vis-à-vis the account bank (contract for the benefit of third parties—§ 328 of the German Civil Code) that the Trust Arrangement between GE CAPITAL and the ORIGINATOR does not affect the account bank’s subordinated pledge and that GE CAPITAL is jointly and severally liable in addition to the ORIGINATOR for all claims, arising from the issues mentioned in 5.3.

6 ORIGINATOR’s guarantee

6.1 The ORIGINATOR represents and warrants that there are no rights of third parties related to the pledged claims and rights, except for the pledges pursuant to the account bank’s standard terms and conditions (AGB Pfandrechte).

6.2 It’s the ORIGINATOR’s duty to promptly notify GE CAPITAL in case of third parties claiming such rights.

7. Authorization

7.1 The ORIGINATOR authorizes GE CAPITAL to notify the account bank of the pledge and to receive any declarations from the account bank. GE CAPITAL and the ORIGINATOR agree to inform each other about any declarations received from the account bank without undue delay (the “Authorization”).

7.2 The ORIGINATOR’s obligation as set out in section 5 above remains unaffected by this precautionary issued Authorization.

8. Other Regulations

8.1 This Agreement and a security interest of GE CAPITAL, constituted after or due to this Agreement shall be valid and will not be released until all secured debt has been paid in full under the appropriate conditions.

8.2 If any provisions of this Agreement are or become unlawful, invalid or infeasible, the lawfulness / validity or feasibility of the remaining provisions will not be affected thereby.

8.3 This Agreement shall be governed by German law.

8.4 This Agreement shall be executed in the German and the English language; both versions, the German as well as the English language versions shall be binding versions. The German version shall prevail in case of any discrepancy between the German and the English version.

SIGNATURES

ACCOUNT PLEDGE AGREEMENT

Singen, 27 May 2016	Mainz, 27 May 2016_

Constellium Rolled Products Singen	GE Capital Bank AG
GmbH & Co. KG

SCHEDULE 1 to Annex 5 – NOTICE OF PLEDGE

From: Constellium Rolled Products Singen GmbH & Co. KG, Alusingen Platz 1, 78224 Singen, Germany

To: Deutsche Bank AG, August-Ruf-Straße 8, 78224 Singen, Germany

Pledge of Accounts between Constellium Rolled Products Singen GmbH & Co. KG, Alusingen Platz 1, 78224 Singen, Germany and GE Capital Bank AG, Heinrich-von-Brentano-Steaße 2, 55130 Mainz, Germany

Account-IBAN: DE28 692700 3800 750794 00, BIC: DEUTDE6F692

- hereinafter referred to as “Pledged Account”

Dear [●],

We hereby notify you of the fact that by agreement dated 27 May 2016 we pledged any and all present and future claims to payment of any and all present and future credits (surplus), which we are entitled to, regarding balances from current accounts (Kontokorrent), as well as the rights to the daily balance resulting from the current account agreement related to current payouts between balancing of accounts, including the right to transfer any credits standing to the account and the right to credit the received amounts (altogether “Claims on Credit and from Credit”) to GE Capital Bank AG, Heinrich-von-Brentano-Straße 2, 55130 Mainz, Germany.

Notwithstanding of the statutory scheme, GE Capital Bank AG is exclusively entitled to collect all Claims in Credit and from Credit – especially prior to the maturity of the pledge (Pfandreife). We are only entitled to demand performance to GE Capital Bank AG.

Furthermore we release you vis-à-vis GE Capital Bank AG from any confidentiality obligation, especially from the banking secrecy, with respect to the Pledged Account. We hereby instruct you to send to GE Capital Bank AG duplicates of bank statements or copies of the bank statements and, on request, the corresponding data / supporting documents in paper or digital form. We also agree that GE Capital Bank AG receives an electronic authorization information (elektronische Auskunftsberechtigung) related to the Pledged Account.

Kindly confirm to GE Capital Bank AG that you have not received any other notification of a pledge relating to the Pledged Account and that you do not have any knowledge of any third parties rights relating to the Pledged Account.

Furthermore, kindly subordinate your pledges to the pledge granted to GE Capital Bank AG and waive any retention and set-off rights that you may have with respect to the Pledged Account as well as any other deductions from the Pledged Account (the “Subordination / Waiver”)

The Subordination / Waiver does not apply to claims arising from or in connection with cancellation and correction bookings, reversals of reserved bookings (e.g. check or direct debit) and unintentional payment as well as fees and other account charges or fees in the ordinary course of business, provided that the relevant facts exclusively concerns the Pledged Account and are not due to any other relation between you and us.

We keep the Pledged Account as a trustee for GE Capital Bank AG. The trust arrangement between GE Capital Bank AG and us does not affect your subordinated pledge to be remained unaffected. The payments received to the Pledged Account only serve the purpose to be transferred to GE Capital Bank AG.

The pledge of the account shall terminate as soon as GE Capital Bank AG will have notified you of a respective release.

Furthermore, we inform you that GE Capital Bank AG has assumed the joint and several liability (by virtue of a contract for the benefit of third parties – § 328 of the German Civil Code) for your rights against us arising from or in connection with the cancellation and correction bookings, reversals of reserved bookings and unintentional payments as well as fees and other account charges or fees in the ordinary course of business, provided that the relevant facts concern exclusively the Pledged Account and is not due to any other relation between you and us.

We ask you to acknowledge the receipt of this notice and that you agree with the above regulations by sending the confirmation legally valid signed by you to GE Capital Bank AG.

Kind regards,

Constellium Rolled Products Singen GmbH & Co. KG

SCHEDULE TO THE NOTICE OF PLEDGE

[on the letterhead of Account Bank]

To

GE Capital Bank AG (“GE CAPITAL”)

Heinrich-von-Brentano-Straße 2

55130 Mainz, Germany

Notification of account pledge re Account-IBAN. DE28 692700 3800 750794 00, BIC DEUTDE6F692 , Account Holder: Constellium Rolled Products Singen GmbH & Co. KG, Alusingen Platz 1,78224 Singen, Germany

Dear Madam or Sir,

We refer to the notice dated 27 May 2016 of Constellium Rolled Products Singen GmbH & Co. KG, Alusingen Platz 1, 78224 Singen, Germany and confirm the receipt of the notification of the pledge.

We hereby acknowledge,

a)	that we have not received any other notification of pledge and that we don’t know about any third party rights in respect to this account;

b)	that we subordinate all our pledges to the pledge created in favor of GE CAPITAL and unconditionally and irrevocably (but subject to the restrictions in the next following paragraph) waive any of our retention and set-off rights that we may have with respect to the pledged account as well as other deductions from the pledged account (Subordination /Waiver).

The Subordination / Waiver shall not apply with respect to all claims even if not due or conditional arising from and relating to cancellation and correction entries, reversals of reserved bookings (e.g. check or direct debit) and unintentional payments, fees and other account charges or fees in the context of normal business, provided that such claims arise in connection with the pledged account and do not derive from a different relationship between us and the pledgor.

We have taken notice of the fact that GE CAPITAL has taken over the joint and several liability (§ 328 / German Civil Code) for our claims against the ORIGINATOR arising from and relating to cancellation and correction entries, reversals of reserved bookings and unintentional payments, fees and other account charges or fees in the context of normal business, provided that, however, that such claims arise in connection with the pledged account and do not derive from a different relationship between us and the ORIGINATOR;

c)	to consider that the pledgor is solely entitled to claim performance in favor of GE CAPITAL and that GE CAPITAL is entitled particularly to collect the Claims on Credit and from Credit - especially even prior to the maturity of the pledge (Pfandreife). We will respect the Collection Authority (Einziehungsermächtigung) by GE Capital Bank AG especially prior to maturity of the pledge, even in the case of bankruptcy or any revocation of the ORIGINATOR; and

d)	that we on the instruction of the ORIGINATOR send duplicates of bank statements or copies of bank statements and – on request – the corresponding data / supporting documents in paper or digital form, to the extent available to us, to GE CAPITAL and that GE CAPITAL receives an electronic authorization of information for the pledged account.

The pledge of the account shall be terminated if GE CAPITAL has shown us the release of the lien.

Kind regards

Deutsche Bank AG

ANLAGE 5

KONTOVERPFÄNDUNGSVERTRAG

Kontenverpfändungs- und Treuhandvertrag

zwischen

GE Capital Bank AG

Heinrich-von-Brentano-Straße 2, 55130 Mainz, Deutschland

– nachstehend “GE CAPITAL” genannt –

als Treugeber und Pfandgläubiger

und

Constellium Rolled Products Singen GmbH & Co. KG

Alusingen Platz 1, 78224 Singen, Deutschland

– nachstehend “KUNDE” genannt –

als Treuhänder und Verpfänder

1. Verpfändetes Bankkonto; Weiterleitungspfticht

1.1 GE CAPITAL und der KUNDE haben einen Factoringvertrag geschlossen, aufgrund dessen GE CAPITAL Forderungen des KUNDEN gegen seine Abnehmer erwirbt und somit die Abnehmerzahlungen GE CAPITAL zustehen.

1.2 Der KUNDE und GE CAPITAL vereinbaren hierdurch, dass folgendes Bankkonto des KUNDEN Verpfändetes Bankkonto im Sinne des Factoringvertrages ist:

IBAN.: DE28 692700 3800 750794 00

Kreditinstitut: Deutsche Bank AG

BIC: DEUTDE6F692

1.3 Der KUNDE ist gegenüber GE CAPITAL verpflichtet, alle auf dem Verpfändeten Bankkonto eingehenden Zahlungen sowie sonst bei ihm eingehende Abnehmerzahlungen unverzüglich an GE CAPITAL weiterzuleiten.

2. Verpfändung

Zur Sicherung aller gegenwärtigen und zukünftigen Ansprüche von GE CAPITAL gegen den KUNDEN gemäß Ziffer 1.3 und aus dem Factoringvertrag, insbesondere gemäß Ziffer 5 des Factoringvertrages, und seiner Durchführung und zur Sicherung aller gegenwärtige und zukünftigen Ansprüche von GE CAPITAL gegen den KUNDEN aus der Geschäftsbeziehung, verpfändet der KUNDE hierdurch seine sämtlichen gegenwärtigen und zukünftigen Ansprüche aus dem Verpfändeten Bankkonto auf Auszahlung aller gegenwärtigen und künftigen Überschüsse (Guthaben), die dem KUNDEN bei Saldoziehung aus dem in laufender Rechnung (Kontokorrent) geführten Verpfändeten Bankkonto zustehen, sowie aus dem das Verpfändete Bankkonto betreffenden Girovertrag auf fortlaufende Auszahlung des sich zwischen den Rechnungsabschlüssen ergebenden Tagesguthabens unter Einschiuss des Rechts, über diese Guthaben durch Überweisungsaufträge zu verfügen und des Anspruchs auf Gutschrift der eingehenden Beträge (zusammen: Ansprüche auf Gutschrift und aus Guthaben) an GE CAPITAL. GE CAPITAL nimmt diese Verpfändung hierdurch an.

3. Einziehungsvereinbarung

3.1 Der KUNDE ist nur berechtigt, Leistung an GE CAPITAL zu verlangen.

3.2 GE CAPITAL ist -insbesondere auch vor Pfandreife- allein zur Einziehung der Ansprüche auf Gutschrift und aus Guthaben berechtigt.

3.3 GE CAPITAL verpflichtet sich gegenüber dem KUNDEN, soweit dies gesetzlich zulässig ist, alle Beträge an die KUNDEN auszuzahlen, die in die Verpfändeten Bankkonten gezahlt wurden und die auf eine Forderung geleistet wurden, die nachweisbar nicht an GE CAPITAL in Zusammenhang mit dem Factoringvertrag abgetreten oder übertragen wurden.

4. Treuhandvereinbarung und Befreiung von der Verschwiegenheitsverpflichtung

4.1 Der KUNDE und GE CAPITAL sind sich darüber einig, dass das Verpfändete Bankkonto vom KUNDEN als Treuhänder in eigenem Namen aber nur für den alleinigen Zweck der Sicherheitenbestellung für GE CAPITAL geführt wird (Treuhandvereinbarung). Die eingehenden Gelder und Guthaben auf dem Verpfändeten Bankkonto dienen nur dem Zweck ihrer Weiterleitung an GE CAPITAL. Der KUNDE verpflichtet sich, jede andere Verfügung über Ansprüche aus Guthaben zu unterlassen und keine Belastungen des Verpfändeten Bankkontos vorzunehmen. Sollten Abnehmerzahlungen auf anderen als dem Verpfändeten Bankkonto eingehen, verpflichtet sich der KUNDE, diese unverzüglich an GE CAPITAL oder auf ein Verpfändetes Bankkonto weiterzuleiten.

4.2 Der KUNDE befreit hierdurch das Kreditinstitut gegenüber GE CAPITAL von allen Verschwiegenheitsverpflichtungen in Bezug auf das Verpfändete Bankkonto.

5. Anzeige, Empfangsbestätigung und Rangrücktritt/Verzicht

5.1 Der KUNDE verpflichtet sich gegenüber GE CAPITAL, dem Kreditinstitut die Verpfändung, die Einziehungsvereinbarung, die Treuhandvereinbarung und die Befreiung von der Verschwiegenheitsverpflichtung anzuzeigen (Anzeige).

5.2 Der KUNDE verpflichtet sich gegenüber GE CAPITAL des Weiteren, eine Erklärung des Kreditinstitutes beizubringen, wonach das Kreditinstitut:

(a) den Empfang der Anzeige bestätigt und erklärt, dass

(b) bisher keine anderweitige Verpfändungsanzeige erhalten hat und ihm auch sonst Rechte Dritter in Bezug auf das Verpfändete Bankkonto nicht bekannt sind,

(c) mit alien ihm zustehenden Pfandrechten außer in den Fällen nachstehender Ziffer 5.3 während der Verpfändung hinter die Rechte von GE CAPITAL aufgrund dieser Verpfändungsvereinbarung zurücktritt und gegen über GE CAPITAL unbedingt und unwiderruflich auf die Geltendmachung der Rechte zur Aufrechnung mit und zur Zurückbehaltung gegenüber dem Verpfänder zustehenden Forderungen aus dem verpfändeten Konto sowie auf sonstige Absetzungen vom verpfändeten Konto veizichtet (Rangrücktritt/Verzicht).

(d) die Kontoauszüge dem KUNDEN und GE CAPITAL aufgrund des seitens des KUNDEN insoweit erteilten Auftrages, Kopien der Kontoauszüge und der dazugehörigen Daten/Belege in Papier - oder digitaler Form zu überlassen.

(e) anerkennt, dass der KUNDE nur berechtigt ist, Zahlung für Ansprüche auf Gutschrift und aus Guthaben an GE CAPITAL zu verlangen und dass nur GE CAPITAL zur Einziehung von Ansprüchen auf Gutschrift und aus Guthaben – auch für solche vor Pfandreife – berechtigt ist.

5.3 Der Rangrücktritt/Verzicht gilt nicht für folgende Ansprüche aus und im Zusammenhang mit:

(a) Storno- und Berichtigungsbuchungen;

(b) Rükbelastungen von Vorbehaltsbuchungen (z. B. aus Scheck oder Lastschrifteinzügen) und Fehlüberweisungen; und

(c) Gebühren und andere Kontobelastungen oder Gebühren im Rahmen des normalen Geschäftsverkehrs.

Für die Anwendung der Punkte 5.3 (a) – (c) ist jedoch Voraussetzung, dass der Sachverhalt ausschließlich das Verpfändete Bankkonto betrifft und nicht aus einer anderen Beziehung zwischen dem KUNDEN und dem Kreditinstitut herrührt.

GE CAPITAL erklärt hiermit gegenüber dem Kreditinstitut (Vertrag zugunsten Dritter – § 328 BGB), dass das Treuhandverhältnis zwischen GE CAPITAL und dem KUNDEN das nachrangige Pfandrecht des Kreditinstitutes unberührt lässt und dass GE CAPITAL für Ansprüche des Kreditinstituts, die ausschließlich aus den in 5.3 genannten Sachverhalten entstehen, neben dem KUNDEN die gesamtschuldnerische Haftung übernimmt.

6. Garantie des KUNDEN

6.1 Der KUNDE garantiert, dass keine Rechte Dritter an den verpfändeten Ansprüchen und Rechten bestehen, mit Ausnahmen solcher Pfandrechte, die gemäß standardisierter Allgemeiner Geschäftsbedingungen von Banken existieren (AGB-Pfandrechte).

6.2 Der KUNDE verpflichtet sich, GE CAPITAL umgehend zu verständigen, wenn Dritte solche Rechte geltend machen.

7. Vollmacht

Der KUNDE bevollmächtigt GE CAPITAL, die Verpfändung gegenüber dem Kreditinstitut anzuzeigen und die Erklärungen des Kreditinstitutes auch im Namen des KUNDEN entgegenzunehmen.

Die Verpflichtung des KUNDEN gemäß Ziffer 5 bleibt von dieser vorsorglich erteilten Vollmacht unberührt.

8. Sonstige Bestimmungen

8.1 Dieser Verpfändungsvertrag und ein nach oder infolge dieses Vertrages begründetes Sicherungsrecht von GE CAPITAL bleiben gültig und werden nicht aufgehoben, bis jegliche besicherte Verbindlichkeit in vollem Umfang gemäß den entsprechenden Bedingungen beglichen worden ist.

8.2 Sollte eine der Bestimmungen dieser Vereinbarung rechtswidrig, ungültig oder undurchführbar sein oder werden, hat dies keinen Einfluss auf die Rechtmäßigkeit/Rechtsgültigkeit oder Durchsetzbarkeit der übrigen Bestimmungen dieser Vereinbarung.

8.3 Diese Vereinbarung unterliegt dem Recht der Bundesrepublik Deutschland.

8.4 Dieser Vertrag soll in deutscher und englischer Sprache vollzogen werden; beide Fassungen, sowohl die deutsche als auch die englische Fassung sind bindend. Im Falle einer Diskrepanz zwischen der deutschen und der englischen Fassung, ist die deutsche Fassung vorrangig.

UNTERSCHRIFTEN

KONTOVERPFÄNDUNGSVERTRAG

Singen, den 27. Mai 2016	Mainz, den 27. Mai 2016

Constellium Rolled Products Singen	GE Capital Bank AG
GmbH & Co. KG

ANLAGE 1 zur Anlage 5 – KONTOVERPFÄNDUNGSANZEIGE

Von: Constellium Rolled Products Singen GmbH & Co. KG, Alusingen Platz 1, 78224 Singen, Deutschland

An: Deutsche Bank AG, August-Ruf-Straße 8, 78224 Singen, Germany

Kontenverpfändung zwischen Constellium Rolled Products Singen GmbH & Co. KG, Alusingen Platz 1, 78224 Singen, Deutschland und GE Capital Bank AG, Heinrich-von-Brentano-Straße 2, 55130 Mainz, Deutschland

Konto: IBAN: DE28692700380075079400, BIC: DEUTDE6F692

- nachstehend VERPFÄNDETES BANKKONTO genannt

Sehr geehrter/ geehrte [•],

hiermit zeigen wir Ihnen an, dass wir unsere sämtlichen gegenwärtigen und zukünftigen Ansprüche auf Auszahlung aller gegenwärtigen und künftigen Überschüsse (Guthaben), die uns bei Saldoziehung aus dem in laufender Rechnung (Kontokorrent) geführten o. g. Konto zustehen, sowie auch die Ansprüche aus dem Girovertrag auf fortlaufende Auszahlung des sich zwischen den Rechnungsabschlüssen ergebenden Tagesguthabens unter Einschluss des Rechts, über diese Guthaben durch Überweisungsaufträge zu verfügen und des Anspruchs auf Gutschrift der eingehenden Beträge (zusammen: Ansprüche auf Gutschrift und aus Guthaben) mit Vereinbarung vom 27. Mai 2016 an die GE Capital Bank AG, Heinrich-von-Brentano-Straße 2, 55130 Mainz, (nachfolgend “GE CAPITAL” genannt) verprfändet haben.

Abweichend von der gesetzlichen Regelung ist GE CAPITAL jederzeit -insbesondere auch vor Pfandreife- allein zur Einziehung aller Ansprüche auf Gutschrift und aus Guthaben berechtigt. Wir können nur Leistung an GE CAPITAL verlangen.

Ferner entbinden wir Sie gegenüber GE CAPITAL im Hinblick auf das VERPFÄNDETE BANKKONTO von allen Verschwiegenheitsverpflichtungen, insbesondere vom Bankgeheimnis. Wir beauftragen Sie hiermit, GE CAPITAL Duplikatskontoauszüge bzw. Kopien der Kontoauszüge zuzusenden und auf Anforderung auch die dazugehörigen Daten/Buchungsbelege in Papier- oder digitaler Form zu übersenden. Des Weiteren sind wir damit einverstanden, dass GE CAPITAL eine elektronische Auskunftsberechtigung über das VERPFÄNDETE BANKKONTO erhält.

Wir bitten Sie, gegenüber GE CAPITAL zu bestätigen, dass Sie bisher keine anderweitige Verpfändungsanzeige erhalten haben und Ihnen auch sonst Rechte Dritter in Bezug auf das VERPFÄNDETE BANKKONTO nicht bekannt sind.

Des Weiteren bitten wir Sie, mit allen Ihnen zustehenden Pfandrechten hinter das zu Gunsten von GE Capital bestellte Pfandrecht zurückzutreten und gegenüber GE CAPITAL auf die Geltendmachung der Rechte zur Aufrechnung mit und zur Zurückbehaltung gegenüber uns zustehenden Forderungen aus dem VERPFÄNDETEN BANKKONTO sowie auf sonstige Absetzungen vom verpfändeten Konto zu verzichten (Rangrücktritt/Verzicht).

Der Rangrücktritt/Verzicht gilt nicht für Ansprüche aus und im Zusammenhang mit Storno-und Berichtigungsbuchungen, Rückbelastungen von Vorbehaltsbuchungen (z. B. aus Scheck oder Lastschrifteinzügen) und Fehlüberweisungen sowie Gebühren und anderen Kontobelastungen oder Gebühren im Rahmen des normalen Geschäftsverkehrs, unter der Voraussetzung, dass der diesbezügliche Sachverhalt ausschließlich das VERPFÄNDETE BANKKONTO betrifft und nicht aus einer anderen Beziehung zwischen Ihnen und uns herrührt.

Wir führen das VERPFÄNDETE BANKKONTO als Treuhänder für GE CAPITAL. Das Treuhandverhältnis zwischen GE CAPITAL und uns lässt Ihr nachrangiges Pfandrecht unberührt Die auf dem VERPFÄNDETEN BANKKONTO eingehenden Zahlungen dienen nur dem Zweck ihrer Weiterleitung an GE CAPITAL.

Die Kontoverpfändung erlischt, sobald Ihnen GE CAPITAL die Freigabe des Pfandrechts angezeigt hat.

Weiterhin dürfen wir Sie darüber informieren, dass GE CAPITAL die gesamtschuldnerische Haftung für Ihre Ansprüche gegen uns aus und im Zusammenhang mit Storno- und Berichtigungsbuchungen, Rückbelastungen von Vorbehaltsbuchungen und Fehlüberweisungen sowie Gebühren und andere Kontobelastungen oder Gebühren im Rahmen des normalen Geschäftsverkehrs übernommen hat (als Vertrag zugunsten Dritter - § 328 BGB), jedoch unter der Voraussetzung, dass der Sachverhalt ausschließlich das VERPFÄNDETE BANKKONTO betrifft und nicht aus einer anderen Beziehung zwischen uns und Ihnen herrührt.

Wir bitten Sie, den Eingang dieser Verpfändungsanzeige und Ihr Einverständnis mit den vorstehenden Regelungen durch Übersendung des von Ihnen rechtsgültig unterzeichneten Bestätigungsschreibens gegenüber GE CAPITAL zu erklären.

Mit freundlichen Grüßen

Constellium Rolled Products Singen GmbH & Co. KG

ANLAGE ZUR VERPFÄNDUNGSANZEIGE

[on the letterhead of Account Bank]

An

GE Capital Bank AG (nachstehend “GE CAPITAL” genannt)

Heinrich-von-Brentano-Straße 2

55130 Mainz

Kontenverpfändungsanzeige zum Konto: IBAN DE28692700380075079400, BIC DEUTDE6F692, Kontoinhaber: Constellium Rolled Products Singen GmbH & Co. KG, Alusingen Platz 1, 778224 Singen, Deutschland

Sehr geehrte Damen und Herren,

wir beziehen uns auf das Schreiben vom 27. Mai 2016 unseres Kunden Constellium Rolled Products Singen GmbH & Co. KG, Alusingen Platz 1, 778224 Singen, Deutschland und bestätigen Ihnen hiermit, den Empfang der Verpfändungsanzeige.

Wir erklären hiermit,

a)	dass wir bisher keine anderweitige Verpfändungsanzeige erhalten haben und uns auch sonstige Rechte Dritter in Bezug auf dieses Konto nicht bekannt sind;

b)	dass wir mit allen uns zustehenden Pfandrechten hinter das zu Gunsten GE CAPITAL bestellte Pfandrecht zurücktreten und gegenüber GE CAPITAL unbedingt und unwiderruflich (aber vorbehaltlich der im nachstehenden Absatz enthaltenen Einschränkungen) auf die Geltendmachung unserer Rechte zur Aufrechnung mit und zur Zurückbehaltung gegenüber dem Verpfänder zustehenden Forderungen aus dem verpfändeten Konto sowie auf sonstige Absetzungen vom verpfändeten Konto verzichten (Rangrücktritt/Verzicht).

Der Rangrücktritt/Verzicht gilt nicht für sämtliche Ansprüche auch soweit nicht fällig oder bedingt aus und im Zusammenhang mit Storno- und Berichtigungsbuchungen, Rückbelastungen von Vorbehaltsbuchungen (z. B. aus Scheck oder Lastschrifteinzügen) und Fehlüberweisungen sowie Gebühren und anderen Kontobelastungen oder Gebühren im Rahmen des normalen Geschäftsverkehrs, unter der Voraussetzung, dass der diesbezügliche Sachverhalt ausschließlich das verpfändete Bankkonto betrifft und nicht aus einer anderen Beziehung zwischen uns und dem Verpfänder herrührt.

Wir haben zur Kenntnis genommen, das GE CAPITAL die gesamtschuldnerische Haftung (§328 BGB) für unsere Ansprüche gegen den Kunden aus und im Zusammenhang mit Storno- und Berichtigungsbuchungen, Rückbelastungen von Vorbehaltsbuchungen und Fehlüberweisungen sowie Gebühren und andere Kontobelastungen oder Gebühren im Rahmen des normalen Geschäftsverkehrs übernommen hat, jedoch unter der Voraussetzung, dass der Sachverhalt ausschließlich das VERPFÄNDETE BANKKONTO betrifft und nicht aus einer anderen Beziehung zwischen uns und dem Kunden herrührt;

c)	zu beachten, dass der Verpfänder nur berechtigt ist, Leistung an GE CAPITAL zu verlangen und GE CAPITAL -insbesondere auch vor Pfandreife- allein zur Einziehung der Ansprüche auf Gutschrift und aus Guthaben berechtigt ist. Wir werden die Vereinbarung der Einziehung durch GE Capital insbesondere vor Pfandreife auch im Fall einer Insolvenz oder eines Widerrufs des Kunden beachten; und

d)	dass wir GE CAPITAL gemäß Auftrag des Verpfänders Duplikatskontoauszüge bzw. Kopien der Kontoauszüge und auf Anforderung auch die dazugehörigen Daten/Buchungsbelege in Papier- oder digitaler Form, soweit bei uns vorhanden, übersenden und dass GE CAPITAL eine elektronische Auskunftsberechtigung über das verpfändete Konto erhält.

Die Kontoverpfändung erlischt, sobald uns GE Capital die Freigabe des Pfandrechts angezeigt hat.

Mit freundlichen Grüßen

Deutsche Bank AG